Exhibit 2.1

Execution Copy

ACQUISITION AGREEMENT

by and among

ALPHATEC HOLDINGS, INC.,

HEALTHPOINT (LUXEMBOURG) I SÀRL,

HEALTHPOINTCAPITAL PARTNERS, L.P.,

HEALTHPOINT (LUXEMBOURG) I SÀRL,

HEALTHPOINTCAPITAL PARTNERS II, L.P.,

and, upon their joinder

in accordance with Section 8.12 hereof

COÖPERATIE ALPHATEC HOLDINGS EUROPA U.A.

and

ALPHATEC HOLDINGS INTERNATIONAL C.V.

Dated as of December 17, 2009

i

(continued)

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THIS ACQUISITION AGREEMENT (this “Agreement”) is made and entered into as of December 17, 2009, by and among Alphatec Holdings, Inc., a Delaware corporation (“Issuer”), HealthpointCapital Partners, L.P., a Delaware limited partnership (“HPC I”), HealthpointCapital Partners II, L.P., a Delaware limited partnership (“HPC II”, and together with HPC I, “HPC”), HealthPoint (Luxembourg) I SÀRL, a société à responsabilité limitée, with registered office at 20, rue de la Poste, L-2346 Luxembourg and registered with the Luxembourg trade and companies register under number R.C.S. Luxembourg B 101.206 (“LuxCo I”), and HealthPoint (Luxembourg) II, SÀRL, a société à responsabilité limitée, with registered office at 20, rue de la Poste, L-2346 Luxembourg and registered with the Luxembourg trade and companies register under number R.C.S. Luxembourg B 133.520 (“LuxCo II” and together with LuxCo I, the “Sellers” and each a “Seller”). Issuer, HPC I, HPC II, LuxCo I and LuxCo II, and upon their joinder hereto as contemplated in Section 8.12, Coöperatie Alphatec Holdings Europa U.A, a Dutch cooperatie met uitsluiting van aansprakelijkheid (“AcquisitionCo”) and Alphatec Holdings International C.V., a Dutch commanditaire vennootschap (“AcquisitionHoldCo”), are sometimes referred to herein each, individually, as a “Party” and, collectively, as the “Parties.” Certain terms are defined in Section 11.14 or 11.15.

WHEREAS, HPC I owns 125 shares, with a nominal value of €100 each, representing 100% of the share capital and 100% of the voting rights of LuxCo I;

WHEREAS, HPC II owns 11,380 shares, with a nominal value of €1.00 each, representing 91.04% of the share capital and 91.04% of the voting rights of LuxCo II;

WHEREAS, the Board of Directors of Issuer (the “Issuer Board”), upon the recommendation of the Special Committee of the Issuer Board (the “Issuer Special Committee”), has determined that it is in the best interests of its stockholders for Issuer to indirectly acquire ordinary shares, nominal value €0.25 per share (“Scient’x Shares”) of Scient’x S.A., a French société anonyme (“Scient’x”), representing approximately 94.8% of the issued and outstanding Scient’x Shares, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, LuxCo I owns 3,953,664 Scient’x Shares (such Scient’x Shares owned by LuxCo I, the “LuxCo I Acquired Scient’x Shares”), representing approximately 28.4% of the outstanding Scient’x Shares;

WHEREAS, LuxCo II owns 3,683,931 of the issued and outstanding ordinary shares of Scient’x Groupe S.A.S. (“Scient’x Groupe”), nominal value €0.40 per share (the “Scient’x Groupe Shares”) representing 100% of the share capital and 100% of the voting rights of Scient’x Groupe;

WHEREAS, Scient’x Groupe owns 9,259,126 Scient’x Shares (such Scient’x Shares owned by Scient’x Groupe, the “Groupe Acquired Scient’x Shares”), representing approximately 66.4% of the outstanding Scient’x Shares;

WHEREAS, in furtherance of such acquisition, Issuer will contribute a number of shares of the Issuer’s common stock, par value $0.0001 per share (“Issuer Common Stock”), determined in accordance with the terms of this Agreement, to AcquisitionHoldCo, which in turn shall contribute such shares to AcquisitionCo;

WHEREAS, in furtherance of such acquisition, AcquisitionCo, a wholly-owned indirect Subsidiary of Issuer, will acquire the LuxCo I Acquired Scient’x Shares in exchange for shares of Issuer Common Stock, upon the terms and subject to the conditions of this Agreement;

WHEREAS, in furtherance of such acquisition, AcquisitionCo will acquire 100% of the outstanding Scient’x Groupe Shares (the “Acquired Groupe Shares”) in exchange for shares of Issuer Common Stock, upon the terms and subject to the conditions of this Agreement, and in so doing shall indirectly acquire the Groupe Acquired Scient’x Shares;

WHEREAS, collectively, the LuxCo I Acquired Scient’x Shares and the Groupe Acquired Scient’x Shares comprise 13,212,790 Scient’x Shares (collectively, the “Acquired Scient’x Shares”), representing approximately 94.8% of the outstanding Scient’x Shares;

WHEREAS, the Issuer Board, upon the unanimous recommendation of the Issuer Special Committee, has unanimously approved this Agreement and the transactions contemplated by this Agreement, including the contribution of the shares of Issuer Common Stock to AcquisitionHoldCo and the subsequent contribution to AcquisitionCo and the sale of the shares of Issuer Common Stock to the Sellers upon the terms and subject to the conditions of this Agreement, in exchange for the LuxCo I Acquired Scient’x Shares and the Acquired Groupe Shares hereunder (collectively, the “Issuer Transactions”);

WHEREAS, the required internal approvals of each of the Sellers and HPC have been obtained for the transactions contemplated by this Agreement;

WHEREAS, on or after the date of this Agreement, Issuer, AcquisitionHoldCo and AcquisitionCo may enter into acquisition agreements with one or more of the Minority Scient’x Shareholders (as defined below), pursuant to which AcquisitionCo would acquire the Scient’x Shares owned by such Minority Scient’x Shareholders;

WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the Issuer Transactions qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder and (ii) this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g); and

WHEREAS, as an inducement to Issuer to enter into this Agreement, and to consummate the transactions contemplated hereby and thereby, HPC has entered into a Corporate Governance Agreement, in substantially the form attached hereto as Exhibit A (the “Corporate Governance Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES

1.1 Exchange of Shares. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver to AcquisitionCo, and AcquisitionCo shall purchase, acquire and accept for delivery:

(a) from LuxCo I, the LuxCo I Acquired Scient’x Shares; and

(b) from LuxCo II, the Acquired Groupe Shares.

1.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid by AcquisitionCo:

(a) to LuxCo I for the LuxCo I Acquired Scient’x Shares shall be a number of shares of Issuer Common Stock (the “LuxCo I Shares”) equal to the product obtained by multiplying the Exchange Ratio by the number of LuxCo I Acquired Scient’x Shares (subject to Section 10.3(b) below); and

(b) to LuxCo II for the Acquired Groupe Shares shall be a number of shares of Issuer Common Stock (the “LuxCo II Shares”, and together with the LuxCo I Shares, the “Shares”) equal to the product obtained by multiplying the Exchange Ratio by the number of Groupe Acquired Scient’x Shares (subject to Section 10.3(b) below).

1.3 Fractional Shares. No certificates or scrip representing fractional Shares shall be issued pursuant to this Agreement and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Issuer. In lieu of such fractional share interest, if any, the Sellers, as applicable, shall be paid an amount in cash (without interest and subject to the amount of any withholding taxes) equal to the product obtained by multiplying (i) such fractional share interest to which such Seller would otherwise be entitled by (ii) the Issuer Common Stock Price.

1.4 Cancellation of Scient’x Options.

(a) For purposes of this Agreement, the term “Scient’x Option” means each option to purchase Scient’x Shares, whether or not then vested or fully exercisable, granted to any current or former employee, consultant or director of Scient’x or any Subsidiary of Scient’x or any other Person under the (i) Scient’x 2005 Stock Option Plan, as amended, and (ii) Scient’x 2008 Stock Option Plan, as amended, (collectively, the “Scient’x Option Plan”), that remains outstanding and unexercised immediately prior to Closing. For the sake of clarity, options to purchase shares of Scient’x USA, Inc. or Scient’x Shares that are or may be deemed to be outstanding under the Scient’x USA, Inc. 2005 Stock Option Plan are not Scient’x Options and shall not be subject to this Section 1.4.

(b) HPC shall cause Scient’x to use commercially reasonable efforts to cause the termination and cancellation of all vested and unvested Scient’x Options at Closing and to cause each holder of Scient’x Options to execute a written Release (as defined below) in order to evidence the termination and cancellation of such holder’s Scient’x Options. In consideration of continued services to be rendered to Scient’x, each holder of an Scient’x Option that executes a Release at or prior to Closing, shall, immediately following the Closing, receive a new option to purchase shares of common stock of the Issuer on the terms set forth in Schedule 1.4(b) hereto. The “Release” referred to in the preceding sentence shall provide in substance that, with respect to an Scient’x Option, the Scient’x Option shall be deemed terminated, canceled and of no further force or effect as between Scient’x and the holder and neither party shall have any further rights or obligations with respect thereto. The Release shall be substantially in the form attached hereto as Exhibit B.

1.5 Payment of Purchase Price. At the Closing, AcquisitionCo shall pay to each Seller the Purchase Price payable to such Seller by delivery of the number of Shares to each Seller determined in accordance with Section 1.2 hereof (subject to Section 10.3(b) below) and, if applicable, the cash in lieu of fractional shares pursuant to Section 1.3 hereof.

1.6 Closing Deliveries by Sellers. At the Closing:

(a) LuxCo I shall deliver, or cause to be delivered to AcquisitionCo:

(i) duly executed share transfer forms (ordres de mouvement) or similar applicable transfer instrument for all of the LuxCo I Acquired Scient’x Shares, completed pursuant to the terms hereof, and any other documents necessary for the transfer of good and marketable title to the LuxCo I Acquired Scient’x Shares;

(ii) tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the LuxCo I Acquired Scient’x Shares with the French tax authorities;

(iii) a deed of release evidencing that the pledge over the LuxCo I Acquired Scient’x Shares granted to Oxford Finance Corporation pursuant to the Scient’x Credit Facility has been released; and

(iv) the certificates and other documents required to be delivered pursuant to Section 9.2.

(b) LuxCo II shall deliver, or cause to be delivered to AcquisitionCo:

(i) duly executed share transfer forms (ordres de mouvement) or similar applicable transfer instrument for all of the Acquired Groupe Shares, completed pursuant to the terms hereof, and any other documents necessary for the transfer of good and marketable title to the Acquired Groupe Shares;

(ii) tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Groupe Shares with the French tax authorities;

(iii) a deed of release evidencing that the pledge over the Acquired Groupe Shares granted to Oxford Finance Corporation pursuant to the Scient’x Credit Facility has been released; and

(iv) the certificates and other documents required to be delivered pursuant to Section 9.2.

1.7 Closing Deliveries by Issuer. At the Closing, Issuer and/or AcquisitionCo, as applicable, shall deliver, or cause to be delivered, to the Sellers, as applicable, pursuant to Section 1.5:

(a) a stock certificate in the name of LuxCo I evidencing the number of LuxCo I Shares determined in accordance with Section 1.2;

(b) a stock certificate in the name of LuxCo II evidencing the number of LuxCo II Shares determined in accordance with Section 1.2; and

(c) the certificates and other documents required to be delivered pursuant to Section 9.3.

1.8 Simultaneous Actions. The Parties agree that all actions required to be taken, and all deliverables required to be delivered, at Closing shall be deemed to have been taken or delivered simultaneously.

1.9 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of ARTICLE X, and subject to the satisfaction or waiver, as the case may be, of the conditions set forth in ARTICLE IX, the closing of the Issuer Transactions and the other transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. (Pacific time) on a date to be mutually agreed upon by the Parties (the “Closing Date”), which date shall be no later than the fifth Business Day after all the conditions set forth in ARTICLE IX (excluding conditions that, by their nature, cannot be satisfied until the Closing) shall have been satisfied or waived. The Closing shall take place at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, CA 94303, or at such other location as is agreed to by the Parties. For purposes of this Agreement, “Business Day” means any day other than a Saturday or a Sunday on which banks are opened in each of San Francisco, California, United States, New York, New York, United States, Paris, France and Luxembourg, Luxembourg.

1.10 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Closing, any further action is necessary or desirable to vest in AcquisitionCo full right, title and possession over the LuxCo I Acquired Scient’x Shares or the Acquired Groupe Shares, or to vest in the Sellers full right, title and possession over the Shares to be issued pursuant to this Agreement, each Seller and the Issuer, as applicable, shall take, or cause to be taken, all such lawful and necessary or desirable action as is consistent with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING SCIENT’X

Except as set forth in the disclosure schedule provided to Issuer on the date hereof and which is attached hereto as Schedule 2 (the “Scient’x Disclosure Schedule”), the Sellers hereby jointly and severally represent and warrant to Issuer as follows in this ARTICLE II. The Scient’x Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE II, and the disclosure in any paragraph shall be deemed to be disclosed in each other paragraph in which it is specifically cross-referenced or as to which its relevance is reasonably apparent, and shall not be deemed to relate to or qualify any other representation. As used in this Agreement, an “Scient’x Material Adverse Effect” means any change, event or effect that has a material adverse effect on the business, assets (including, without limitation, intangible assets), financial condition, or results of operations of Scient’x and its Subsidiaries, taken as a whole, excluding any changes, events or effects that arise out of or are attributable to: (i) general political, business, economic or securities markets conditions which do not disproportionately affect Scient’x and its Subsidiaries relative to other participants in the spinal implant industry, (ii) conditions that materially and adversely affect the spinal implant industry, which changes do not disproportionately affect Scient’x and its Subsidiaries relative to other participants in such industry, (iii) natural disasters, acts of war or other hostilities or terrorism, (iv) the loss of customers, prospective customers, suppliers, prospective suppliers, employees, prospective employees, business relationships, or prospective business relationships as a result of the announcement, pendency or consummation of the Issuer Transactions or other transactions contemplated by this Agreement, (v) changes in any applicable accounting regulations or principles or the interpretation thereof, (vi) failure of Scient’x to meet revenue, earnings or other projections (provided that the underlying causes of such failure shall not be excluded pursuant to this clause), or (vii) any breach of this Agreement by Issuer.

2.1 Organization and Qualification.

(a) Scient’x is a French société anonyme, duly organized and validly existing under the Laws of France registered and with the Registry of Commerce and Companies of Versailles, under number RCS Versailles 348 366 733. Scient’x is duly qualified or licensed as a foreign corporation to conduct business, and, as applicable, is in corporate good standing, under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an Scient’x Material Adverse Effect. Scient’x has made available to Issuer true, complete and correct copies of its articles of association (“Statuts”), as amended to date. Scient’x is not in default under or in violation of any provision of its articles of association or similar governing document. The filings with the Registry of Commerce and Companies of Versailles or other applicable Governmental Authority of Scient’x are complete and up-to-date in all material respects. The current excerpts (or similar applicable document) from the Registry of Commerce and Companies (or other applicable Governmental Authority) regarding Scient’x delivered to Issuer are true and accurate in all material respects as of their respective dates.

(b) Scient’x is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by the French Law, nor has it requested an extension period pursuant to French Law.

2.2 Subsidiaries.

(a) Section 2.2(a) of the Scient’x Disclosure Schedule sets forth a true, complete and correct list of each direct or indirect Subsidiary of Scient’x.

(b) Each direct or indirect Subsidiary of Scient’x is duly organized, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its organization, and is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing, as applicable, under the Laws of each jurisdiction where the character of the properties and other assets owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary. Scient’x has made available to Issuer true, complete and correct copies of the certificate of incorporation, bylaws or other charter or equivalent organizational documents of each of its direct and indirect Subsidiaries, each as amended to date.

(c) Scient’x owns 100% of the outstanding capital stock of each of its Subsidiaries, and there are no outstanding options, warrants, convertible notes or other securities convertible or exchangeable for shares of any direct or indirect Subsidiary of Scient’x, or any rights of first refusal, preemptive rights or other rights with respect thereto held by any third parties.

2.3 Capital Structure.

(a) Scient’x has an outstanding share capital of €3,484,065.50 consisting exclusively of 13,936,262 Scient’x Shares. All of the issued and outstanding Scient’x Shares are validly issued, fully paid-up and have been issued in full compliance with the Scient’x Statuts.

(b) Section 2.3(b) of the Scient’x Disclosure Schedule includes a list of all outstanding Scient’x Shares by holder.

(c) As of the date hereof (i) 946,094 additional Scient’x Shares may be issued upon exercise of the Scient’x Options issued by Scient’x and outstanding under the Scient’x Option Plan, and (ii) there are no other options, warrants, convertible notes or other securities or rights of any kind convertible, exercisable or exchangeable for Scient’x Shares or any rights thereto. Except as described in this paragraph (c) and paragraph (a) above, there are no shares of voting or non-voting capital stock, equity interests or other securities of Scient’x authorized, issued, reserved for issuance or otherwise outstanding.

(d) Further Representations.

(i) Scient’x satisfies all minimum capital requirements under French Law. The transactions contemplated by this Agreement shall not increase the minimum capital requirements under French Law.

(ii) There are no bonds, debentures, notes or other indebtedness of Scient’x having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Scient’x may vote. Except as described in subsections (a), (b) or (c) above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Scient’x is a party or bound obligating Scient’x to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Scient’x.

(iii) Scient’x has previously made available to Issuer a true, complete and correct list of all the outstanding options and warrants to purchase Scient’x Shares, including: (i) the date of grant; (ii) the exercise price; and (iii) the vesting schedule and expiration date. Scient’x has previously made available to Issuer true, complete and correct copies of all plans and forms of option agreements, grant notices and similar documentation for each of such outstanding options and warrants.

(iv) There are no outstanding contractual obligations of Scient’x to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of Scient’x. There are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of Scient’x.

(v) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Scient’x or any of its Subsidiaries or to the knowledge of the Sellers any of the shareholders of Scient’x is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of Scient’x or any of its Subsidiaries.

(vi) All of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Scient’x are: (i) owned, directly or indirectly, by Scient’x (other than director’s qualifying shares) free and clear of all liens, claims, security interests, pledges and encumbrances of any kind or nature whatsoever (collectively, “Liens”); and (ii) free of any restriction, including, without limitation, any restriction which prevents the payment of dividends to Scient’x or any other Subsidiary of Scient’x, or which otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest, other than restrictions under the Securities Act of 1933, as amended (the “Securities Act”), state securities Laws and the securities Laws of any other applicable non-U.S. jurisdiction.

2.4 No Conflict; Required Filings.

(a) No consent, approval, order or authorization of, or registration, declaration or filing with, any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal or judicial body, constituted anywhere in the world, whether it be national, federal, provincial, state, local or municipal (each, a “Governmental Authority”) is required by or with respect to Scient’x or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Issuer Transactions or the other transactions contemplated hereby, except for (i) such filings, notifications and authorizations as may be required by the French Ministry of Economy and Finance or similar Luxembourg Governmental Authority, (ii) compliance with the HSR Act and the requirements of the Antitrust Laws of any applicable jurisdiction worldwide, (iii) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (iv) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

(b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) Scient’x’s organizational documents; (ii) subject to the governmental filings and other matters referred to in paragraph (a) above, any (A) Law or (B) judgment, decree or order, in each case applicable to Scient’x, or by which any of Scient’x’s properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which Scient’x is a party or by which Scient’x’s properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that could not, individually or in the aggregate, reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

2.5 Financial Statements.

(a) True and complete copies of the following have been delivered by Scient’x to Issuer: (i) the consolidated audited balance sheet of Scient’x Groupe for each of the two fiscal years ended as of December 31, 2007 and December 31, 2006, and the related consolidated audited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto, accompanied by the reports thereon of accountants of Scient’x Groupe, (ii) the audited balance sheet of Scient’x for each of the two fiscal years ended as of December 31, 2007 and December 31, 2006, and the related audited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x, together with all related notes and schedules thereto, accompanied by the reports thereon of accountants of Scient’x, (iii) the unaudited balance sheet of Scient’x Groupe for the fiscal year ended as of December 31, 2008, and the related consolidated unaudited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereoto, and (iv) the unaudited balance sheet of Scient’x for the fiscal year ended as of December 31, 2008, and the related consolidated unaudited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto (the financial statements referred to in clauses (i) though (iv) are collectively referred to herein as the “Scient’x Financial Statements”), (v) the consolidated unaudited balance sheet of Scient’x Groupe as of September 30, 2009, and the related consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto, and (vi) the unaudited balance sheet of Scient’x as of September 30, 2009, and the related statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x, together with all related notes and schedules thereto (the financial statements referred to in this clause (vi) together with the financial statements referred to in clause (v) are collectively referred to herein as the “Scient’x Interim Financial Statements”).

(b) The Scient’x Financial Statements, the Scient’x Interim Financial Statements and, when provided to Issuer after the date hereof as contemplated in Section 9.2(e), the Audited Scient’x Financial Statements (i) present fairly, in all material respects, the consolidated financial condition and results of operations of Scient’x Groupe and its Subsidiaries as of the dates thereof or for the periods covered thereby, except as otherwise noted therein (subject, in the case of unaudited financial statements, to (x) the absence of footnotes and (y) year end adjustments, the effect of which, individually or in the aggregate, will not be materially adverse), (ii) present fairly, in all material respects, the financial condition and results of operations of Scient’x as of the dates thereof or for the periods covered thereby, except as otherwise noted therein (subject, in the case of unaudited financial statements, to (x) the absence of footnotes and (y) year end adjustments, the effect of which, individually or in the aggregate, will not be materially adverse), and (iii) except in the case of the Scient’x Financial Statements dated as of December 31, 2006, have been prepared in accordance with U.S. generally accepted accounting principals (“GAAP”) applied on a basis consistent with the past practices of Scient’x and its Subsidiaries and throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by GAAP).

2.6 Material Contracts.

(a) Section 2.6 of the Scient’x Disclosure Schedule sets forth a complete and accurate list as of the date hereof of each contract and agreement of the following types that have not been fully performed, or which contain ongoing obligations of any party thereto, and to which Scient’x or any of its Subsidiaries is a party (each, an “Scient’x Material Contract”):

(i) with a distributor of a product or products of Scient’x or any of its Subsidiaries (each, an “Scient’x Distribution Agreement”); provided that a failure to list any Scient’x Distribution Agreement that is not material to the business of Scient’x and its Subsidiaries, taken as a whole, in Section 2.6 of the Scient’x Disclosure Schedule shall not be deemed to be a breach of this Section 2.6(a)(i), unless the expected annual receipts pursuant to any such omitted Scient’x Distribution Agreement are in excess of $300,000;

(ii) with expected annual receipts or expenditures in excess of $300,000 (other than any Scient’x Distribution Agreement);

(iii) required to be listed on the Scient’x Disclosure Schedule pursuant to Section 2.17(j) or Section 2.24 (other than any Scient’x Distribution Agreement);

(iv) granting any exclusive rights of any kind, “most favored nation” rights, rights of first refusal, rights of first negotiation or other similar rights to any party, including without limitation each Scient’x Distribution Agreement containing any such provision (without regard to the materiality proviso contained in Section 2.6(a)(i) above);

(v) evidencing indebtedness for borrowed or loaned money of $250,000 or more, including guarantees of such indebtedness;

(vi) involving any partnership, joint venture or limited liability company agreement or concerning any equity or partnership interest in another Person;

(vii) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(viii) relating to research, clinical trial, or development by third parties of (A) products (including products under development) of Scient’x or any of its Subsidiaries; or (B) products (including products under development) licensed by Scient’x or any of its Subsidiaries, in each case with expected annual receipts or expenditures in excess of $25,000 in any individual instance;

(ix) pursuant to which Scient’x or any of its Subsidiaries is obligated to purchase specified minimum amounts of any product or to perform or conduct research, clinical trials or development for any Person other than Scient’x or any of its Subsidiaries, in each case with expected annual receipts or expenditures in excess of $200,000 in the aggregate;

(x) imposing any restriction on Scient’x or any of its Subsidiaries: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; (C) to develop or distribute any technology; or (D) any other material restriction on the conduct of its business as currently conducted or as proposed to be conducted;

(xi) creating or involving any manufacturer’s representative, broker, franchise, agency or dealer relationship (other than any Scient’x Distribution Agreement);

(xii) pursuant to which Scient’x or any of its Subsidiaries has entered into an arrangement in which a Healthcare Provider receives any cash or in-kind compensation or benefit in excess of $10,000 per annum (other than agreements described in Sections 2.6(a)(viii) or (ix) and set forth in the corresponding sections of the Scient’x Disclosure Schedule); or

(xiii) any contract or agreement not otherwise described subsections (i) through (xii) above, that would reasonably be expected to have an Scient’x Material Adverse Effect if breached by Scient’x or any applicable Subsidiary in such a manner as would (1) permit any other party to cancel or terminate the same (with or without notice of passage of time); (2) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Scient’x or any applicable Subsidiary; or (3) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Scient’x Material Contract.

(b) Except as would not reasonably be expected to result in an Scient’x Material Adverse Effect, with respect to each Scient’x Material Contract: (i) each Scient’x Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to Scient’x or its applicable Subsidiary, and, to the knowledge of the Sellers, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at Law); (ii) each Scient’x Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with its terms as in effect prior to the Closing, subject to the Equitable Exceptions; and (iii) none of Scient’x, any applicable Subsidiary of Scient’x, or to the knowledge of the Sellers, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by Scient’x or any applicable Subsidiary, or to the knowledge of the Sellers, by any such other party, or permit termination, modification or acceleration, under such Scient’x Material Contract. Except as would not reasonably be expected to result in an Scient’x Material Adverse Effect, Scient’x or the applicable Subsidiary has paid in full all amounts due under the Scient’x Material Contracts which are due and payable and has satisfied in full or provided for all of its liabilities and obligations under the Scient’x Material Contracts which are due and payable, except amounts or liabilities disputed in good faith by Scient’x for which adequate reserves have been set aside. Scient’x is not a party to any material oral contract, agreement or other arrangement.

2.7 Absence of Undisclosed Liabilities. Scient’x and its Subsidiaries do not have any material liabilities or obligations, whether fixed, contingent, accrued or otherwise, liquidated or unliquidated and whether due or to become due, that are of the type that would be required by GAAP to be disclosed in a consolidated balance sheet of Scient’x and its Subsidiaries, or described in the notes thereto, other than: (i) liabilities reflected or reserved against on the balance sheet contained in the Scient’x Interim Financial Statements (the “Scient’x Most Recent Balance Sheet”) as of September 30, 2009 (the “Scient’x Most Recent Balance Sheet Date”); (ii) obligations under any Scient’x Material Contract; (iii) liabilities or obligations incurred since the Scient’x Most Recent Balance Sheet Date in the ordinary course of business, consistent with past practice in both type and amount; and (iv) liabilities or obligations that, individually or in the aggregate, would not reasonably be expected to have an Scient’x Material Adverse Effect.

2.8 Absence of Certain Changes or Events. From the Scient’x Most Recent Balance Sheet Date through the date hereof, Scient’x and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and there has not been (i) any action, event or occurrence which has had, or would reasonably be expected to result in, an Scient’x Material Adverse Effect; (ii) any capital expenditure (or binding commitment with respect thereto) in excess of $100,000 in any individual instance or $500,000 in the aggregate; or (iii) any other action, event or occurrence that would have required the consent of Issuer pursuant to Section 7.1(a) (other than Section 7.1(a)(x)) had such action, event or occurrence taken place after the date of this Agreement.

2.9 Compliance with Laws.

(a) Each of Scient’x and its Subsidiaries is in material compliance with all Laws applicable to it and has not received any written claim or notice of material violation of any such Laws with respect to the conduct of its business or the ownership and operation of its properties and other assets, except for such instances of non-compliance, if any, which could not reasonably be expected to result in an Scient’x Material Adverse Effect. To the knowledge of the Sellers, no investigation or review by any Governmental Authority is pending or has been threatened against Scient’x or any of its Subsidiaries.

(b) There are currently pending no internal investigations being conducted by Scient’x or any of its Subsidiaries or any third party at the request of Scient’x or any of its Subsidiaries concerning any illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

(c) Neither Scient’x nor any of its Subsidiaries is debarred or otherwise excluded from or restricted in any manner from participation in, any government program (“Excluded”). To the knowledge of the Sellers, no officer, employee or agent of Scient’x or any of its Subsidiaries has been convicted of any crime for which debarment or exclusion is mandated or permitted by 42 U.S.C. § 1320a-7 or any similar provisions of French Law or the Laws of any other applicable non-U.S. jurisdiction. To the knowledge of the Sellers, neither Scient’x nor its Subsidiaries employs or uses the services of any individual or entity that is or, during the time when such individual or entity was employed by or providing services to Scient’x or any of its Subsidiaries, was Excluded.

(d) Neither Scient’x nor any of its Subsidiaries, nor to the knowledge of the Sellers, any Representative of Scient’x or any of its Subsidiaries has, directly or indirectly, (i) offered to pay to or solicited any remuneration from, in cash, property or in kind, or made any financial arrangements, other than arrangements that comply with a safe harbor under 42 U.S.C. § 1001.952, or any similar provisions of French Law or the Laws of any other applicable non-U.S. jurisdiction, as each may be applicable to Scient’x or any Subsidiary of Scient’x, with, any past or present patient or customer, past or present Healthcare Provider, supplier contractor, third party or Payment Program in order to induce or directly or indirectly obtain business or payments from such Person, including without limitation any item or service for which payment may be made in whole or in part under any federal, state or private health care program, or for purchasing, leasing, ordering or arranging for or recommending, any good, facility, service or item for which payment may be made in whole or in part under any federal, state or private health care program; (ii) given or received, or agreed to give or receive, any gift or gratuitous payment or benefit of any kind, nature or description (including without limitation in money, property or services) to any past, present or potential patient or customer, Healthcare Provider, supplier or potential supplier, contractor, Payment Program or any other person; or (iii) issued equity securities to any Healthcare Provider outside of the safe harbor provisions established by the Office of the Inspector General of the Department of Health and Human Services.

2.10 Permits. Except as would not reasonably be expected to result in an Scient’x Material Adverse Effect, each license, permit, franchise, approval, registration, certificate and authorization issued by any Governmental Authority (“Permits”) necessary for the conduct of the business of Scient’x and of its Subsidiaries as presently conducted and the ownership and operation of their respective properties and other assets, including, without limitation all material Permits that are required under all Environmental Laws (the “Scient’x Permits”), is valid and in full force and effect as of the date hereof, no Scient’x Permit is subject to any lien or encumbrance, and there is no material default under any Scient’x Permit or, to the knowledge of the Sellers, any condition that could reasonably be expected to form the basis for the assertion of any default thereunder. To the knowledge of the Sellers, there is no investigation or proceeding by a Governmental Authority pending or threatened, that could reasonably be expected to result in the termination, revocation, limitation, suspension, restriction or impairment of any Scient’x Permit or the imposition of any material fine, penalty or other sanctions for violation of any Laws relating to any Scient’x Permit, except as would not reasonably be expected to result in an Scient’x Material Adverse Effect. To the knowledge of the Sellers, the execution, delivery and performance by Scient’x of this Agreement and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any Governmental Authority to terminate, any material Scient’x Permit, nor require the consent of any Governmental Authority in respect of any Scient’x Permit, except where the failure to obtain such consent would not reasonably be expected to result in an Scient’x Material Adverse Effect.

2.11 Litigation. There is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority (“Action”) pending or, to the knowledge of the Sellers, threatened, against Scient’x or any of its Subsidiaries, any of their respective properties, or any of their respective officers or directors (in their capacities as such), except for any Action that would not reasonably be expected to result in claims, damages, liabilities, judgments, settlement payments, penalties, fines, fees, costs or expenses (“Losses”) of more than $100,000 in any individual instance, or more than $250,000 in the aggregate, and in which the plaintiff sought damages of less than $500,000, in any individual instance. Neither Scient’x nor any of its Subsidiaries has received written notice of, or is, to the knowledge of the Sellers, the subject of, any potential Action, except as would not reasonably be expected to result in Losses of more than $100,000 in any individual instance, or more than $250,000 in the aggregate, and in which the plaintiff sought damages of less than $500,000, in any individual instance. There is no judgment, decree or order against Scient’x, any of its Subsidiaries or, to the knowledge of the Sellers, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to result in an Scient’x Material Adverse Effect.

2.12 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Scient’x or any of its Subsidiaries which has or would reasonably be expected to have (after giving effect to the transactions contemplated by this Agreement) the effect of prohibiting or impairing in any material respect any current or currently anticipated future business practice of Scient’x or its Subsidiaries, any acquisition of property by Scient’x or any of its Subsidiaries or the conduct of business by Scient’x or any of its respective Subsidiaries as currently conducted or as currently proposed to be conducted.

2.13 Properties and Assets.

(a) Scient’x and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the Scient’x Most Recent Balance Sheet or acquired since the Scient’x Most Recent Balance Sheet Date, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens, other than Permitted Scient’x Encumbrances.

(b) There is no real property owned by Scient’x or any of its Subsidiaries. All leases for leased real property of Scient’x are listed in Section 2.13(b) of the Scient’x Disclosure Schedule and are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default (or event which with notice or the lapse of time, or both, would constitute a material default) that would give rise to a claim thereunder. None of the leases listed in

Section 2.13(b) of the Scient’x Disclosure Schedule have been amended or modified. No termination notice (congé) has been served by Scient’x or any of its Subsidiaries or any landlord. No renewal offer or renewal request has been served by Scient’x or any of its Subsidiaries or any landlord. The premises leased pursuant to the leases listed in Section 2.13(b) of the Scient’x Disclosure Schedule have not been subleased by Scient’x or its applicable Subsidiary. Scient’x has performed in all material respects all obligations under the leases listed in Section 2.13(b) of the Scient’x Disclosure Schedule, including without limitation the payment of all rents and service charges.

(c) The facilities, property and equipment owned, leased or otherwise used by Scient’x or any of its Subsidiaries are in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal wear and tear), and suitable for the purposes for which they are currently used, except, in each case, as would not reasonably be expected to result in an Scient’x Material Adverse Effect.

2.14 Insurance.

(a) Scient’x and its Subsidiaries maintain policies of insurance and bonds with reputable companies against loss relating to their business, operations and properties and such other risks as companies engaged in similar business would, in accordance with good business practice, customarily insure (the “Insurance Policies”). All premiums due and payable under the Insurance Policies have been paid on a timely basis and Scient’x and its Subsidiaries are in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Insurance Policies have been made available to Issuer.

(b) The Insurance Policies are in full force and effect and there are no material claims pending as to which coverage has been questioned, denied or disputed. All claims thereunder have been filed in a due and timely fashion. Neither Scient’x nor any of its Subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has Scient’x or any of its Subsidiaries received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

2.15 Taxes.

(a) For purposes of this Agreement, a “Tax” means any and all national, federal, state, provincial, municipal or local taxes imposed by any Governmental Authority, including but not limited to assessments and other charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, gains, sales, use and occupation, value added, ad valorem, transfer, franchise, payroll, recapture, employment, imports, exports and licenses, together with excise, real and personal property and withholding (of wages, dividends, interest and/or royalties) taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor entity.

(b) Each of Scient’x and its Subsidiaries has accurately prepared and timely filed all material returns, estimates, information statements and reports required to be filed by it with any Governmental Authority relating to any and all Taxes (collectively, “Returns”) concerning or attributable to Scient’x or any of its Subsidiaries or to their operations, and all such Returns are true, complete and correct in all material respects.

(c) Each of Scient’x and its Subsidiaries: (i) has paid all material Taxes it is obligated to pay whether or not reflected on any Returns; (ii) has withheld all material Taxes required to be withheld with respect to its employees or otherwise; (iii) has recorded sufficient provisions in the Scient’x Most Recent Balance Sheet to pay all material Taxes due at the Scient’x Most Recent Balance Sheet Date, regardless of the date on which payment is due, in accordance with GAAP; and (iv) has kept all records that it is required to keep for taxation purposes, such records being available for inspection at the premises of Scient’x.

(d) There is no Tax deficiency outstanding, proposed or assessed against Scient’x or any of its Subsidiaries that is not accurately reflected as a liability on the Scient’x Most Recent Balance Sheet, nor has Scient’x or any of its Subsidiaries executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax, nor is there any pending audit, action, suit, proceeding, investigation or other examination regarding Taxes for which Scient’x or any of its Subsidiaries may have liability. None of Scient’x or any of its Subsidiaries has received any request for information or written notice from Tax authority in respect of any Tax liability. There are no Tax Liens on any assets of Scient’x or on any assets of any Subsidiary of Scient’x.

(e) Neither Scient’x nor any of its Subsidiaries is a party to or bound by any tax indemnity agreement, tax-sharing agreement, tax allocation agreement or similar contract or agreement with a Person other than a member of the group of entities consisting of Scient’x Groupe and its Subsidiaries.

(f) Neither Scient’x nor any of its Subsidiaries has any material liability for unpaid Taxes that has not been properly accrued for and reserved for on the Scient’x Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise.

(g) Each of Scient’x and its Subsidiaries have at all times since their incorporation been resident for taxation purposes in the current jurisdictions of their incorporation and nowhere else and will be so resident at the Closing and have never been subject to any form of Tax in any other jurisdiction as a result of carrying on business in said jurisdiction through a permanent establishment or fixed place of business.

(h) Neither Scient’x nor any of its Subsidiaries has benefit from any Tax advantage or favorable Tax regime in exchange for existing undertakings or obligations by which it is still bound. Neither Scient’x nor any of its Subsidiaries is bound by any obligation or shall incur any additional Tax burden as a result of the obtention of any fiscal advantages, carry-forward or postponement of Taxation, or of any favorable Tax regime.

2.16 Environmental Matters.

(a) Scient’x and its Subsidiaries are in compliance with all Environmental Laws, which compliance includes, without limitation, the possession by Scient’x and its Subsidiaries of all material Permits required under all applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except for instances of non-compliance which individually or in the aggregate have not had and would not reasonably be expected to have an Scient’x Material Adverse Effect.

(b) Scient’x has not received any written communication from a Governmental Authority or other Person that alleges that either Scient’x or any of its Subsidiaries is not in compliance with any Environmental Laws or any Permit required under any applicable Environmental Law, except for instances of non-compliance that individually or in the aggregate have not had and would not reasonably be expected to have an Scient’x Material Adverse Effect, or that it is responsible (or potentially responsible) for the cleanup of any Materials of Environmental Concern at, on, beneath or emanating from its facilities, and the Sellers have no knowledge that there are conditions existing at such facilities that could reasonably be expected to prevent or interfere with such material compliance in the future, except for instances of non-compliance that individually or in the aggregate would not reasonably be expected to result in an Scient’x Material Adverse Effect.

(c) Scient’x has no knowledge of any past or present facts, circumstances or conditions, including, without limitation, the release of any Materials of Environmental Concern, that would reasonably be expected to result in a material liability for Scient’x or any of its Subsidiaries under any Environmental Law.

(d) None of the facilities used by Scient’x or any of its Subsidiaries (which shall not be deemed to include facilities used by Persons with whom Scient’x has contracted for the manufacture of its products) is a site for the use, generation, manufacture, discharge, assembly, processing, storage, release, disposal or transportation to or from of any Materials of Environmental Concern, except for such Materials of Environmental Concern used in the ordinary course of business of Scient’x and its Subsidiaries or by unrelated tenants or occupants of such facilities, all of which used by Scient’x or its Subsidiaries have been stored and used in material compliance with all applicable Permits and Environmental Laws.

(e) For purposes of this Agreement, the terms “release” and “environment” shall have the meaning set forth in any Environmental Law, as hereinafter defined. “Environmental Law” means any Law existing and in effect on the date hereof relating to pollution or protection of human health and safety or the environment, including, without limitation, any Law pertaining to: (i) manufacture, processing, management, handling, distribution, use, treatment, storage, disposal, release, discharge, generation or transportation of Materials of Environmental Concern; (ii) air and water pollution; (iii) groundwater and soil contamination; and (iv) the release or threatened release into the environment of Materials of Environmental Concern, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, waste, or material that is regulated under Environmental Law to protect, human health, safety, or the environment or the presence of which gives rise to liability under Environmental Law, including without limitation: (a) any

“hazardous substance,” “pollutant” or “contaminant,” and any “petroleum” or “natural gas liquids” as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), (b) “solid waste” as defined by the federal Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.), (c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde, or (h) any substance the presence or release of which requires reporting, investigation or remediation under any Environmental Law.

2.17 Intellectual Property.

(a) The term “Intellectual Property” shall refer to the following intellectual property rights, whether created, protected or arising under the Laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (whether registered or unregistered), domain names and other internet addresses or identifiers, trade dress and applications to register any of the foregoing (“Trademarks”); (ii) patents and patent applications (including reissues, reexamined patents, continuations, continuations-in-part and divisionals), supplemental invention registrations, and rights in respect of utility models or industrial designs (“Patents”); (iii) copyrights (whether registered or unregistered) and registrations and applications therefor (“Copyrights”); (iv) know-how, inventions, discoveries, methods, processes, techniques, methodologies, formulae, algorithms, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value (actual or potential) from not being generally known to other persons who would obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (“Trade Secrets”); and (v) any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Trademarks, Patents, Copyrights or Trade Secrets.

(b) Generally. Section 2.17(b) of the Scient’x Disclosure Schedule sets forth a complete and accurate list of all: (i) Trademarks that are (A) registered, subject to a registration application (B) owned by or exclusively licensed to Scient’x or any of its Subsidiaries and (C) used by Scient’x or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses (collectively, “Scient’x Trademarks”), and for each registered Scient’x Trademark, the application serial number or registration number thereof, if applicable, the class of goods or the description of the goods or services covered thereby, the countries in which such registered Scient’x Trademark is registered, and the expiration date for each country; (ii) Patents that are (A) owned by or exclusively licensed to Scient’x or any of its Subsidiaries and (B) used by Scient’x or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses (collectively, “Scient’x Patents”), and for each issued Scient’x Patent, the reference number, country, title, patentee, filing date, grant date, current status and expiration date for each country or jurisdiction in which such Scient’x Patent has been issued, and for each patent application comprising a Scient’x Patent, the application number, country, title, patentee and filing date, for each country or jurisdiction in which such patent application is pending; and (iii) Copyrights that are (A) registered, (B) owned by or exclusively licensed to Scient’x or any of its Subsidiaries and (C) used by Scient’x or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses (collectively, “Scient’x Copyrights”), and for each registered Scient’x Copyright, the number and date of registration thereof for each country in which such Scient’x Copyright has been registered. The Scient’x Trademarks, Scient’x Patents and Scient’x Copyrights, together with all Trade Secrets that are (x) owned or exclusively licensed by Scient’x or any of its Subsidiaries immediately prior to the Closing and (y) used by Scient’x or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses, are referred to herein collectively as the “Scient’x Intellectual Property”. The Scient’x Intellectual Property rights that have been issued or registered by a Governmental Authority are valid and enforceable, and with respect to applications, are still pending, and have not expired or been cancelled or abandoned, and neither Scient’x nor any of its Subsidiaries has taken any action or failed to take any action therein that is likely to result in unenforceability of claims later allowed therein, in each case except as would not reasonably be expected to have an Scient’x Material Adverse Effect.

(c) Trade Secrets. Scient’x and each of its Subsidiaries has taken commercially reasonable steps in accordance with normal industry practice to protect its rights in its Trade Secrets. Without limiting the scope of the foregoing representation, Scient’x and each of its Subsidiaries enforces a policy of requiring each employee, consultant and contractor involved in the development of Scient’x Intellectual Property to execute proprietary information, confidentiality and assignment agreements that assign to Scient’x or one of its Subsidiaries all rights to any Intellectual Property relating to its business that are developed by such employees, consultants or contractors, as applicable, and that, consistent with commercially reasonable standards, otherwise protect the Scient’x Intellectual Property and, to the knowledge of the Sellers, no such employee, consultant or contractor is in violation of any material term of any such agreement.

(d) Ownership. Scient’x or one of its Subsidiaries is the sole and exclusive owner of (or, with respect to Scient’x Trademarks, Scient’x Patents and Scient’x Copyrights that are in-licensed from a third party, the holder of a valid right to use) the Scient’x Trademarks, Scient’x Patents and Scient’x Copyrights. The owned Scient’x Trademarks, Scient’x Patents and Scient’x Copyrights are free and clear of any and all Liens, other than Permitted Scient’x Encumbrances. None of the directors, corporate officers (mandataire sociaux) or employees of Scient’x or any of its Subsidiaries owns, directly or indirectly (except for ownership of equity securities of Scient’x or any of its Subsidiaries), in whole or in part, any of the Scient’x Intellectual Property and neither Scient’x nor any of its Subsidiaries has paid or is required to pay, by Law or contract or otherwise, any amounts to any directors, corporate officers (mandataires sociaux) or employees of Scient’x or any of its Subsidiaries in respect of the Scient’x Intellectual Property.

(e) Sufficiency of Intellectual Property Assets. To the knowledge of the Sellers, the Scient’x Intellectual Property identified in Section 2.17(b) of the Scient’x Disclosure Schedule, together with the rights granted to Scient’x or one of its Subsidiaries under the Scient’x contracts, licenses and other agreements required to be identified in Section 2.17(j) of the Scient’x Disclosure Schedule (the “Scient’x Intellectual Property Agreements”), constitute all the material Intellectual Property required for the continued or currently contemplated conduct and operation of its business, except for non-exclusive licenses of generally commercially available software, content or other Intellectual Property pursuant to a “shrink wrap,” “clickwrap,” or similar end-user license or other standard form agreement. All material Scient’x Intellectual Property Agreements are in full force and effect. Each of Scient’x and its Subsidiaries is in material compliance with, and has not breached in any material respect, and has not committed any action or omission that, with the giving of notice or lapse of time or both, would reasonably be expected to result in a material breach of, any such material Scient’x Intellectual Property Agreements and, to the knowledge of the Sellers, all other parties to such Scient’x Intellectual Property Agreements are in material compliance with, and have not breached any material term of, such Scient’x Intellectual Property Agreements. Scient’x and each of its Subsidiaries has taken all commercially reasonable steps in accordance with normal industry practice to protect its rights in and to the Scient’x Intellectual Property, which is sufficient for the continued and currently contemplated conduct and operation of their business.

(f) Section 2.17(f) of the Scient’x Disclosure Schedule lists each Person to which or to whom Scient’x or any of its Subsidiaries is obligated to pay royalties on future sales, and identifies the relevant (i) license or development agreement, (ii) royalty percentage of sales, and (iii) product or description of product or technology under development, as applicable. To the knowledge of the Sellers, no loss or expiration of any Intellectual Property licensed under any Scient’x Intellectual Property Agreement that is material to the conduct of the business of Scient’x or its Subsidiaries as currently conducted or currently planned is pending or threatened in writing. Neither Scient’x nor any of its Subsidiaries has executed any amendments to or written waivers with respect to any Scient’x Intellectual Property Agreement that could materially affect any of the respective rights and obligations of the parties thereunder. Except as disclosed in Section 2.17(j) of the Scient’x Disclosure Schedule, there is no agreement, decree, arbitral award or other provision or contingency which obligates Scient’x or any of its Subsidiaries to grant licenses in future to any Scient’x Intellectual Property.

(g) No Infringement by Scient’x. To the knowledge of the Sellers, the operation of the businesses of Scient’x and its Subsidiaries as such businesses are currently conducted, including the design, development, marketing and sale of the products or services of Scient’x and its Subsidiaries does not infringe, dilute (with respect to Trademarks) or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the Laws of any jurisdiction. To the knowledge of the Sellers, there is no Action being asserted or threatened in writing by any Person (A) with respect to the ownership, validity or enforceability of any Scient’x Intellectual Property owned by Scient’x or any of its Subsidiaries or (B) claiming that Scient’x or any of its Subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party, including any claims of misappropriation of Trade Secrets. Neither Scient’x nor any of its Subsidiaries has received any written notice or claim challenging or questioning the validity or enforceability of any Scient’x Intellectual Property or indicating an intention on the part of any person or otherwise threatening to bring a claim that any Scient’x Intellectual Property right is invalid, is unenforceable or has been misused.

(h) No Infringement by Third Parties. To the knowledge of the Sellers, no third party is misappropriating, infringing, diluting or violating any Scient’x Intellectual Property, and no claims for any of the foregoing have been brought against any third party by Scient’x or any of its Subsidiaries which claim is currently pending.

(i) Change of Control. The execution, delivery and performance by Scient’x of this Agreement and each of the other documents contemplated hereby to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any rights of Scient’x or its Subsidiaries in any Scient’x Intellectual Property, nor require the consent of any Governmental Authority or third party in respect of any such Scient’x Intellectual Property.

(j) Intellectual Property Agreements. Section 2.17(j) of the Scient’x Disclosure Schedule lists the following agreements to which Scient’x or any of its Subsidiaries is a party and that are material to the business of Scient’x and its Subsidiaries:

(i) the following agreements relating to each of the products produced, licensed or sold and services rendered by Scient’x or any of its Subsidiaries (the “Products”) or other Scient’x Intellectual Property: (A) any exclusive licenses of Intellectual Property to Scient’x or any of its Subsidiaries; (B) any exclusive licenses of Scient’x Intellectual Property from Scient’x or any of its Subsidiaries; (C) agreements pursuant to which Scient’x or any of its Subsidiaries has granted non-exclusive rights with respect to Scient’x Intellectual Property, and the amounts actually paid or payable under firm commitments to Scient’x or any of its Subsidiaries are $50,000 or more in any individual instance, or $200,000 or more in the aggregate; (D) joint development agreements; (E) any agreement by which Scient’x or any of its Subsidiaries grants any ownership right to any Scient’x Intellectual Property owned by Scient’x or any of its Subsidiaries; (F) any judicial order specifically relating to Scient’x Intellectual Property; and (G) any agreement containing a right of first refusal, right of first negotiation or similar right with respect to an exclusive license under any Scient’x Intellectual Property; and

(ii) all licenses and sublicenses to which Scient’x or any of its Subsidiaries is a party and pursuant to which Scient’x or any of its Subsidiaries is authorized to use any Intellectual Property owned by any third party, excluding “off the shelf”, “shrink wrap” or “clickwrap” products or other products, software, content or property widely available through regular commercial distribution channels at a cost not exceeding $15,000 on standard terms and conditions.

2.18 Employees and Consultants.

(a) Officers, Directors and Key Employees. Section 2.18(a) of the Scient’x Disclosure Schedule contains a list of (i) the name of each current officer and director of Scient’x and each of its Subsidiaries, (ii) the name (only with respect to U.S. employees), position, title and work location of each current employee (including, without limitation part time employees and temporary employees) of Scient’x and each of its Subsidiaries paid $100,000 or more in total compensation in 2008 or 2009 (on a pro rated basis to the date hereof), (iii) the name and work location of each independent contractor or consultant (other than any Healthcare Provider or distributor disclosed in Section 2.6 of the Scient’x Disclosure Schedule) of Scient’x and each of its Subsidiaries that is material to Scient’x or its applicable Subsidiary, whether based on the nature of the services provided, the value of consideration paid or otherwise, and (iv) for each individual listed in Section 2.18(a)(ii) of the Scient’x Disclosure Schedule, such individual’s current base salary, wages, or fee, the amount or salary percentage of any estimated commission or target bonus for 2009, dates of employment or other service, classification, position and title, principal place of work, and the entity by which such individual is employed or with which such individual is contracting, as applicable.

(b) Employment Contracts. Each employment contract to which Scient’x or any of its Subsidiaries is a party, with any of their respective officers and employees, and each agreement or contract to which Scient’x or any of its Subsidiaries is a party with the independent contractors or consultants set forth on Section 2.18(a)(iii) of the Scient’x Disclosure Schedule, is listed in Section 2.18(b) of the Scient’x Disclosure Schedule, and true and complete copies of each of such contracts have been provided to Issuer. To the knowledge of the Sellers, no employee or independent contractor of Scient’x or any of its Subsidiaries is in violation of any term of any employment contract, confidentiality or other proprietary information disclosure agreement or any other agreement or contract relating to the right of any such employee to be employed by Scient’x or its applicable Subsidiary.

(c) Severance Obligations. Section 2.18(c) of the Scient’x Disclosure Schedule contains a list of each employee or independent contractor of Scient’x or any of its Subsidiaries with a principal place of work in the United States, where the employment or engagement of such individual is not terminable by Scient’x or the applicable Subsidiary at will (or, with respect to independent contractors, with thirty (30) or fewer days of notice), without any penalty, liability or severance obligation, and where such individual is (i) required to be listed in Section 2.18(a) of the Scient’x Disclosure Schedule, or (ii) where the amount of the applicable penalty, liability or severance obligation to such individual would be greater than $100,000, along with such individual’s start date and a reference to each agreement, severance plan or other arrangement providing for such obligation of Scient’x or its applicable Subsidiary.

2.19 Employee Benefit Plans.

(a) Certain Definitions.

(i) “Benefit Plan” means (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA; (ii) any material benefit plan, arrangement, obligation, custom or practice, whether or not legally enforceable, to provide benefits, , including employment or consulting agreements, severance agreements or pay policies or practices, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, incentive programs or arrangements, sick leave, vacation pay, plant closing benefits, patent award programs, salary continuation for disability, consulting or other compensation arrangements, workers’ compensation, retirement, deferred compensation, bonus, stock option or purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Section 125 of the Code and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof.

(ii) “Scient’x Benefit Plan” means any Benefit Plan sponsored or maintained by Scient’x or any of its Subsidiaries or to which Scient’x or any of its Subsidiaries is obligated to make payments or has or may have any liability.

(iii) “Scient’x Foreign Benefit Plan” means any Benefit Plan subject to any jurisdiction outside of the United States.

(iv) “Scient’x US Benefit Plan” means an Scient’x Benefit Plan subject to the Laws of the United States.

(v) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(vi) “ERISA Affiliate” means any Person that, together with Scient’x or any of its Subsidiaries, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

(vii) “Qualified Plan” means any Scient’x Benefit Plan that is intended to meet the requirements of Section 401(a) of the Code.

(b) Scient’x Benefit Plans. Section 2.19(b) of the Scient’x Disclosure Schedule contains a complete and accurate list of all Scient’x Benefit Plans.

(c) Scient’x US Benefit Plans. With respect, as applicable, to Scient’x US Benefit Plans:

(i) Scient’x has delivered or made available to Issuer true and complete copies of the following documents with respect to each Scient’x US Benefit Plan, to the extent applicable: (A) the current plan or arrangement documents; (B) summary plan descriptions; and (C) the current employee manual or handbook containing personnel or employee relations policies.

(ii) The only Qualified Plan currently in operation is the Scient’x USA 401(k) Profit Sharing Plan and Trust. All Qualified Plans have current determination or opinion letters from the United States Internal Revenue Service (the “IRS”), no such determination or opinion letter has been revoked and, to the knowledge of the Sellers, revocation has not been threatened, and no act or omission has occurred that would reasonably be expected to results in the Qualified Plan’s disqualification. Each Scient’x US Benefit Plan has been maintained in all material respects in accordance with its constituent documents and with all applicable provisions of domestic and foreign Laws, including federal and state securities Laws and any reporting and disclosure requirements. With respect to each Scient’x US Benefit Plan, to the knowledge of the Sellers, (A) no transactions prohibited by Section 4975 of the Code or Section 406 of ERISA have occurred; and (B) no security issued by Scient’x or any ERISA Affiliate is an asset of an Scient’x US Benefit Plan.

(iii) Neither Scient’x nor any ERISA Affiliate of Scient’x has ever maintained, sponsored, been required to contribute to or had any liability with respect to any pension plan subject to Title IV of ERISA.

(iv) Each Scient’x US Benefit Plan can be amended or terminated by Scient’x at any time (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto).

(v) There are no pending claims (other than routine benefit claims and qualified domestic relations orders within the meaning of Section 414(p) of the Code) or lawsuits that have been asserted or instituted by, against or relating to, any Scient’x US Benefit Plans . To the knowledge of the Sellers, no Scient’x US Benefit Plan is currently or, since January 1, 2008, has been under audit or examination by any domestic or foreign governmental agency or entity (including the IRS and the Department of Labor).

(vi) No Scient’x US Benefit Plan contains any provision that, as a result of the transactions contemplated by this Agreement or upon employment termination following such transactions, would (A) increase, accelerate or vest any benefit, (B) require severance, termination or retention payments, or (C) provide any term of employment or compensation guaranty, in each case other than statutory severance and other statutory benefits applicable to non-U.S. employees of Scient’x. No shareholder, equity owner, employee, officer or director of Scient’x has been promised or paid any bonus or incentive compensation related to the transactions contemplated pursuant to this Agreement.

(vii) Scient’x has paid all amounts it is required to pay as contributions to the Scient’x US Benefit Plans as of the date of this Agreement and all benefits accrued under any unfunded Scient’x US Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP, as of the Closing Date. The assets of each Scient’x US Benefit Plan that is funded are reported at their fair market value on the books and records of such Scient’x US Benefit Plan.

(viii) All Scient’x US Benefits Plans that are group health plans materially comply with the requirements of Part 6 of Title I of ERISA (“COBRA”), Section 5000 of the Code, and the Health Insurance Portability and Accountability Act. Scient’x does not provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9) of the Code. No employee or director, or former employee or director (or beneficiary of any of the foregoing) of Scient’x is entitled to receive any welfare benefits, including death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable Law or the terms of the Scient’x US Benefit Plan requires.

(d) Scient’x Foreign Benefit Plans. With respect, as applicable, to each Scient’x Foreign Benefit Plan, each Scient’x Foreign Benefit Plan (A) has been maintained in all material respects in accordance with all applicable legal requirements and with its terms, (B) if intended to qualify for special Tax treatment, meets all requirements for such treatment, (C) is fully funded, has been fully accrued for on the Financial Statements and will be fully accrued for on the Closing Balance Sheet, (D) if not previously fully funded, will be fully funded as of the Closing Date (including with respect to benefits not then vested), and (E) if required to be registered, has been registered with the appropriate authorities and has been maintained in good standing with the appropriate regulatory authorities.

(e) Workers’ Compensation. Section 2.19(e) of the Scient’x Disclosure Schedule contains a schedule of workers’ compensation claims of Scient’x for the 24-month period ending on the date of this Agreement.

2.20 Employee Matters.

(a) Save as fully recorded in the Scient’x Financial Statements or Scient’x Interim Financial Statements, Scient’x or its Subsidiaries are subject to no obligation and owe no sum under any incentive scheme (plan d’incitation), mandatory or non-mandatory profit sharing scheme (accord de participation or accord d’intéressement), employee share ownership scheme (plan d’actionnariat) or savings scheme (plan d’épargne entreprise). All such schemes enjoyed by the employees of Scient’x or its Subsidiaries duly qualify for the purpose of the Tax exemptions normally applicable to them.

(b) Neither Scient’x nor any of its Subsidiaries has granted termination indemnities, retirement indemnities or compensation in lieu of notice or other form of compensation, indemnities or benefits for amounts that exceed $100,000 in any individual instance.

(c) Scient’x or its Subsidiaries do not pay and are not under an obligation (actual or contingent) to pay, contribute or secure (other than payment of employers’ contributions under social security legislation) to or in respect of any person any allowance or other benefit of any kind, whether related to length of service in Scient’x or its Subsidiaries or otherwise, on retirement, death or disability or on the attainment of a specified age or after a certain number of years of work; there are no special benefits, other than those required by the Law, in favor of the employees of Scient’x or its Subsidiaries. Details of “régimes supplémentaires de retraite et de prévoyance” are set forth at Section 2.20(c) of the Scient’x Disclosure Schedule.

(d) To the knowledge of the Sellers, no dispute in which an amount in excess of $15,000 is being claimed, between Scient’x or its Subsidiaries on the one hand, and, their employees, their former employees or a trade union, employee representation body, collective bargaining unit, or similar organization, on the other hand, is outstanding, pending or threatened in writing.

2.21 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Issuer Transactions based upon arrangements made by or on behalf of Scient’x.

2.22 Regulatory Compliance.

(a) As to each Scient’x product that is developed, manufactured, tested, distributed and/or marketed by or on behalf of Scient’x or any of its Subsidiaries and that is subject to (i) the U.S. Federal Food Drug and Cosmetic Act of 1938, as amended (the “FDCA”), (ii) comparable Laws of the European Community including, without limitation, the European Council and Parliament Medical Device Directive (93/42/EEC) (the “MDD”) and national laws implementing the MDD, (iii) the requirements of the French Health Products Safety Agency (Agence Française de Sécurité Sanitaire des Produits de Santé) (the “AFSSAPS”) or (iv) similar Laws in any other jurisdiction (each such product, a “Medical Device”), each such Medical Device is being or has been developed, manufactured, tested, distributed, imported and/or marketed in compliance with all applicable requirements under the FDCA, the MDD, national implementations of the MDD and similar Laws, including those relating to investigational use, premarket notification and clearance, conformity assessment or approval to market a Medical Device, good manufacturing practices, Medical Device quality systems, labeling (including non-participation in misbranding), avoidance of adulteration, advertising, record keeping (including maintenance of technical files by authorized representatives), filing of reports and security, registration of establishments and listing of products, product material vigilance and reporting, clinical trials, and in compliance with any anti-bribery Law or anti-kickback statute (including 41 U.S.C. §§ 51-58 and 42 U.S.C. §§ 1320a et. seq.), the False Claims Act, 31 U.S.C. §§ 3729-3731, the Stark Law, 42 U.S.C. §1395 nn, the Health Insurance Portability and Accountability Act of 1996, and any applicable state anti-kickback statute in the U.S., except in each case for instances of non-compliance that individually or in the aggregate have not had and would not reasonably be expected to result in an Scient’x Material Adverse Effect. Each such Medical Device marketed with in the European Economic Area is in material compliance with the MDD, has undergone the appropriate conformity assessment procedures, where applicable involving an appropriate notified body, benefits from all relevant certificates and declarations of conformity and lawfully bears the applicable CE (conformité européenne) marks. Neither Scient’x nor any of its Subsidiaries has received any notice or other communication from the Food and Drug Administration (the “FDA”), AFSSAPS or any other Governmental Authority or relevant notified body (A) contesting the premarket clearance, approval or conformity assessment of, the uses of or the labeling and promotion of any products of Scient’x or any of its Subsidiaries or (B) otherwise alleging any violation applicable to any Medical Device of any Law or applicable harmonized standards, including EN ISO 14971:2007 or, if in Europe, EN ISO 13485:2003, in the case of (A) and (B), that individually or in the aggregate have had or would reasonably be expected to have an Scient’x Material Adverse Effect.

(b) No Medical Device is currently under consideration by senior management of Scient’x or any of its Subsidiaries for recall, withdrawal, suspension, seizure or discontinuance, nor has any Medical Device been recalled, withdrawn, suspended, seized or discontinued (other than for commercial or other business reasons) since January 1, 2006 by Scient’x or any of its Subsidiaries (whether voluntarily or otherwise), and in each case except as would not reasonably be expected to have an Scient’x Material Adverse Effect. No proceedings of which Scient’x has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension, seizure or discontinuance of any Medical Device are pending against Scient’x or any of its Subsidiaries or any licensee of any Medical Device which individually or in the aggregate have had or would reasonably be expected to have an Scient’x Material Adverse Effect. Neither Scient’x nor any of its Subsidiaries is now or has ever been subject to the FDA’s Application Integrity Policy.

(c) To the knowledge of the Sellers, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action or proceeding against or affecting Scient’x or any of its Subsidiaries relating to or arising under (i) the FDCA, (ii) the MDD, the national implementations of the MDD and equivalent laws, (ii) the FCPA and equivalent anti-bribery Laws, (iii) the Social Security Act or any equivalent Law relating to the pricing and reimbursement of Scient’x Medical Devices, (iv) regulations of the Office of the Inspector General of the Department of Health and Human Services, or (v) any other Governmental Authority, in each case individually or in the aggregate that has had or would reasonably be expected to have an Scient’x Material Adverse Effect.

(d) Scient’x or its Subsidiaries have, filed all annual reports and other reports (including adverse event reports), supplemental applications and notices with the FDA, each notified body that has issued a certificate of conformity for a Medical Device, and AFSSAPS, as well as any similar state or foreign Governmental Authority with respect to any Medical Device of Scient’x or its Subsidiaries, and all of which reports have been made available to Issuer.

(e) As to any investigational medical devices under evaluation in the United States, Scient’x and its Subsidiaries, as applicable, are in compliance in all material respects with all reporting and record-keeping and labeling requirements set forth in 21 C.F.R. Part 812 with regard to their investigational medical devices, and other applicable requirements regarding the promotion of investigational devices.

2.23 Certain Business Practices. Neither Scient’x, its Subsidiaries or, to the knowledge of the Sellers, any director, officer, employee or agent of Scient’x or any of its Subsidiaries has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; or (b) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

2.24 Interested Party Transactions. Neither Scient’x nor any of its Subsidiaries is indebted to any director, officer, employee or agent of Scient’x or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Scient’x or any of its Subsidiaries. No (a) stockholder, (b) officer, director or Affiliate of Scient’x or any of its Subsidiaries, (c) immediate family member of any such officer, director or Affiliate, or of a stockholder, and (d) Person controlled by any one or more of the foregoing (excluding Scient’x and its Subsidiaries) (collectively, the “Related Parties”): (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person (other than the Issuer) which is, or is engaged in business as, a competitor, lessor, lessee, customer, distributor, sales agent, or supplier of Scient’x or any of its Subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Scient’x or any of its Subsidiaries uses which is necessary or desirable for the conduct of its business; (iii) has within the twelve months prior to the date of this Agreement brought any action, suit or proceeding against Scient’x or any of its Subsidiaries; or (iv) on behalf of Scient’x or any of its Subsidiaries, has, within the twelve months prior to the date of this Agreement, made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other Person of which any officer or director of Scient’x or any of its Subsidiaries, or an immediate family member of the foregoing, is a partner or stockholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies). Neither Scient’x nor any of its Subsidiaries is a party to any material transaction with any Related Party on other than arm’s-length terms.

2.25 Customers. Listed in Section 2.25 of the Scient’x Disclosure Schedule are the names of all the customers of Scient’x (either hospitals, surgery centers, Healthcare Providers or distributors) that ordered goods or merchandise from Scient’x with an aggregate value of $350,000 or more in 2009 through the date hereof, and the amount for which each such customer was invoiced during such period. Scient’x has not received any notice that any significant customer of Scient’x has ceased, or will cease, within twelve months following the Closing Date, to use the products or services of Scient’x.

2.26 Suppliers. Listed in Section 2.26 of the Scient’x Disclosure Schedule are the names of all the suppliers from which Scient’x ordered raw materials, supplies, merchandise and other goods with an aggregate purchase price of $350,000 or more in 2009 through the date hereof, and the amount for which each such supplier invoiced Scient’x during such period. Scient’x has not received any notice that any such supplier will not sell raw materials, supplies, merchandise and other goods to Scient’x at any time within twelve months after the Closing Date on terms and conditions similar to those imposed on current sales to Scient’x, subject to general and customary price increases.

2.27 Payment Programs.

(a) Scient’x or any of its Subsidiaries, as applicable, is a participating provider, in good standing in each Payment Program (as defined below) in which Scient’x or any of its Subsidiaries has participated at any time during the last two years (the “Scient’x Payment Programs”). For purposes of this Agreement, the term “Payment Programs” means Medicare, TRICARE, Medicaid, Worker’s Compensation, Blue Cross/Blue Shield programs, and all other health maintenance organizations, preferred provider organizations, health benefit plans, health insurance plans, and other third party reimbursement and payment programs. To the knowledge of the Sellers, there is no threatened or pending or concluded investigation, or civil, administrative or criminal proceeding relating to participation in any Payment Program by Scient’x or any of its Subsidiaries. Neither Scient’x nor any Subsidiary is subject to, nor has any of them been subjected to in the two years prior to the date of this Agreement, any pre-payment utilization review or other utilization review by any Payment Program. No Payment Program has requested or threatened any material recoupment, refund, or set-off from Scient’x or any of its Subsidiaries and there is no basis therefor. No Payment Program has imposed a material fine, penalty or other sanction on Scient’x or any of its Subsidiaries. Neither Scient’x nor any of its Subsidiaries has been excluded from participation in any Payment Program in the two years prior to the date of this Agreement. Neither Scient’x nor any of its Subsidiaries has knowingly submitted to any Payment Program any false or fraudulent claim for payment, nor has Scient’x or any of its Subsidiaries at any time knowingly violated any material condition for participation, or any material rule, regulation, policy or standard of, any Payment Program. All Medicare cost reports, if any, for all periods prior to the Closing have been accurately completed and timely filed in all material respects.

(b) All billing practices of Scient’x and its Subsidiaries with respect to all Payment Programs have been true, fair and correct and in compliance with all applicable Laws, and all regulations and policies of all such Payment Programs in all material respects, and neither Scient’x nor any of its Subsidiaries has knowingly billed for or received any payment or reimbursement in excess of amounts permitted by Law or the rules and regulations of Payment Programs or contracts therewith.

2.28 Products. Each of the Products is fit for the ordinary purposes for which it is intended to be used and conforms to any promises or affirmations of fact made on the container, label or instructions for use for such Product or in connection with its sale.

2.29 Product or Service Liability.

(a) Since January 1, 2008, there has been no claim, suit, action, proceeding or investigation by or before any Governmental Authority pending or, to the knowledge of the Sellers, threatened against or involving Scient’x or any of its Subsidiaries relating to (i) any Products delivered or sold by Scient’x or any of its Subsidiaries and alleged to have been defective or improperly rendered or not in compliance with contractual or regulatory requirements, or (ii) any Products delivered or sold by Scient’x or any of its Subsidiaries which are defective or not in compliance with contractual or regulatory requirements, except in each case as would not reasonably be expected to result in Losses of more than $100,000 in any individual instance, or more than $250,000 in the aggregate, and in which the plaintiff sought damages of less than $500,000, in any individual instance. Before January 1, 2008, and since January 1, 2006, to the knowledge of the Sellers, there has been no claim, suit, action, proceeding or investigation by or before any Governmental Authority pending or threatened against or involving Scient’x or any of its Subsidiaries relating to any of the matters set forth in clauses (i) or (ii) above.

(b) All products manufactured, assembled and sold by Scient’x or any of its Subsidiaries are in material compliance with applicable CE (conformité européenne) marks and all relevant certificates and declarations of conformity, and all such CE marks are set forth in Section 2.29 of the Scient’x Disclosure Schedule. All such CE marks and any associated certificates and declarations of conformity, are up to date and valid, except as would not reasonably be expected to have an Scient’x Material Adverse Effect.

2.30 Product Warranty. Each Product manufactured, sold or delivered by Scient’x or any of its Subsidiaries has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and neither Scient’x nor any of its Subsidiaries has any material liability for replacement or repair thereof or other damages in connection therewith, except for claims arising in the normal course of business, which in the aggregate, are not material to the financial condition of Scient’x.

2.31 Inventories. The inventories of Scient’x and its Subsidiaries reflected on the Scient’x Most Recent Balance Sheet are in all material respects in good and marketable condition and are saleable in the ordinary course of the businesses of Scient’x and its Subsidiaries. Such inventories are valued on the Most Recent Balance Sheet in accordance with GAAP. Since the Scient’x Most Recent Balance Sheet Date, Scient’x and its Subsidiaries have continued to replenish inventories in a normal and customary manner consistent with past practices. Scient’x has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its Products. Scient’x is not under liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers, in excess of $350,000 in any individual instance. Since the Scient’x Most Recent Balance Sheet Date, adequate provision has been made on the books of Scient’x in accordance with GAAP and in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete or unusable inventories to their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage and write-offs and write-downs of inventories.

2.32 Accounts Receivable. The accounts receivable shown on the Scient’x Financial Statements and Scient’x Interim Financial Statements have arisen solely out of bona fide transactions in the ordinary course of business consistent with past practices, and such accounts receivable are shown on the Scient’x Financial Statements and Scient’x Interim Financial Statements in accordance with GAAP (except in the case of the Scient’x Financial Statements dated as of December 31, 2006) and consistent with past practice. The accounts receivable are good and collectible in full in accordance with their terms at their recorded amounts, subject only to the reserves for doubtful accounts on the Scient’x Financial Statements and Scient’x Interim Financial Statements, which reserves are in accordance with GAAP (except in the case of the Scient’x Financial Statements dated as of December 31, 2006) and consistent with past practice.

2.33 Books and Records. Scient’x and its Subsidiaries have maintained business records with respect to the assets and its business and operations which are true, accurate and complete in all material respects, and there are no material deficiencies in such business records.

2.34 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules and Exhibits to this Agreement), none of the Sellers, HPC nor any of their Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty regarding Scient’x to Issuer, express or implied, at law or in equity, and the Sellers and HPC by this Agreement disclaim any such representation or warranty, notwithstanding the delivery or disclosure to Issuer or any other Person of any documentation or other information by the Sellers, HPC or any of their Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING SCIENT’X GROUPE

LuxCo II hereby represents and warrants to Issuer as follows in this ARTICLE III.

3.1 Organization and Qualification.

(a) Scient’x Groupe is a French société par actions simplifiée, duly organized and validly existing under the laws of France registered and with the Registry of Commerce and Companies of Versailles, under number RCS Versailles 339 751 489. Scient’x Groupe is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate good standing, as applicable, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Scient’x Groupe. Scient’x Groupe has made available to Issuer true, complete and correct copies of its articles of association (“statuts”), as amended to date. Scient’x Groupe is not in default under or in violation of any provision of its articles of association or similar governing document. The filings with the Registry of Commerce and Companies or other applicable Governmental Authority of Scient’x Groupe are complete and up-to-date in all material respects; the current excerpts (or similar applicable document) from the Registry of Commerce and Companies (or other applicable Governmental Authority) regarding Scient’x Groupe delivered to Issuer are true and accurate as of their respective dates.

(b) Scient’x Groupe is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by the French Law, nor has it requested an extension period pursuant to French Law.

3.2 No Conflict; Required Filings.

(a) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Scient’x Groupe in connection with the execution and delivery of this Agreement or the consummation of the Issuer Transactions or the other transactions contemplated hereby, except for (i) such filings, notifications and authorizations as may be required by the French Ministry of Economy and Finance or similar Luxembourg Governmental Authority, (ii) compliance with the HSR Act and the requirements of the Antitrust Laws of any applicable jurisdiction worldwide, (iii) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Groupe Shares with the French tax authorities, and (iv) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

(b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) Scient’x Groupe’s organizational documents; (ii) subject to the governmental filings and other matters referred to in paragraph (a) above, any (A) Law or (B) judgment, decree or order, in each case applicable to Scient’x Groupe, or by which any of Scient’x Groupe’s properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which Scient’x Groupe is a party or by which Scient’x Groupe’s properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that could not, individually or in the aggregate, reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis, and except in the case of clause (iii) above, for any such conflicts, violations, defaults or other occurrences arising under, in connection with or resulting from the Scient’x Credit Facility.

3.3 Capital Structure. Scient’x Groupe has a share capital of € 1,473,572.40 consisting of 3,683,931 ordinary shares, nominal value € 0.40 per share. As of the date hereof, all of such shares are owned beneficially and of record by LuxCo II.

3.4 Title to Scient’x Shares. As of the date hereof, Scient’x Groupe is the record and beneficial owner of the number of Scient’x Shares set forth in Section 2.3(b) of the Scient’x Disclosure Schedule. Such Scient’x Shares are all the securities of Scient’x owned both of record or beneficially, by Scient’x Groupe. The Scient’x Shares owned by Scient’x Groupe are now and, at all times prior to the Closing will be, owned free and clear of all Liens, other than any Liens created by this Agreement, and other than any Liens created by or existing pursuant to the Scient’x Credit Facility.

3.5 AMF Filings. None of (a) the documents filed by LuxCo II with the AMF on December 21, 2007 in connection with the mandatory takeover offer made by LuxCo II to purchase the outstanding shares of Scient’x Groupe not then owned by LuxCo II, nor (b) any other document filed with the AMF or published by LuxCo II with respect to Scient’x Groupe since November 21, 2007, nor (c) to the knowledge of the Sellers, any other document filed with the AMF or published by Scient’x Groupe since November 21, 2007, contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.6 Contribution of the Scient’x Groupe’s Engineering Business to IMP Engineering. The engineering medical business (the “Business”) contributed on December 19, 2007 to IMP Engineering has been validly contributed pursuant to Article L.236-16 seq. of the French Commercial code. No representations or warranties have been made with respect to said Business or with respect to the shares of IMP Engineering sold to Mr. Olivier Carli or its assets or liabilities, except (i) for the warranties provided in the Convention de cession d’actions and Traité d’apport partiel d’actif, copies of which were delivered to Issuer and (ii) for the mandatory warranties under French law (garanties de droit).

3.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules and Exhibits to this Agreement), none of LuxCo II, HPC II nor any of their Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty regarding Scient’x Groupe to Issuer, express or implied, at law or in equity, and LuxCo II and HPC II by this Agreement disclaim any such representation or warranty, notwithstanding the delivery or disclosure to Issuer or any other Person of any documentation or other information by LuxCo II, HPC II or any of their Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS AND HPC

Each of the Sellers and HPC hereby represents and warrants, jointly and severally, to Issuer as follows in this ARTICLE IV.

4.1 Organization and Qualification.

(a) Such Person is duly organized, validly existing and, as applicable, in good standing under the Laws of its jurisdiction of organization.

(b) Such Person is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy or similar proceedings provided for by applicable Law.

4.2 Authority; No Conflict; Required Filings.

(a) Such Person has all requisite corporate or partnership (as applicable) power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Issuer Transactions and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Issuer Transactions and other transactions contemplated hereby, have been duly authorized by all corporate or partnership (as applicable) action on the part of such Person and no other proceedings are necessary.

(b) This Agreement has been duly and validly executed and delivered by such Person and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject only to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at Law); and (iii) an implied covenant of good faith and fair dealing (collectively, the “Equitable Exceptions”).

(c) The execution and delivery of this Agreement by such Person do not, and the performance of this Agreement by such Person will not result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Scient’x Shares owned by such Person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Person is a party or by which such Person or the Scient’x Shares owned by such Person are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Issuer Transactions or otherwise prevent or materially delay such Person from performing its obligations under this Agreement, and except for any such conflicts, violations, defaults or other occurrences arising under, in connection with or resulting from the Scient’x Credit Facility.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to such Person in connection with the execution and delivery of this Agreement or the consummation of the Issuer Transactions and other transactions contemplated hereby, except for (i) such filings, notifications and authorizations as may be required by the French Ministry of Economy and Finance or similar Luxembourg Governmental Authority, (ii) compliance with the HSR Act and the requirements of the Antitrust Laws of any applicable jurisdiction worldwide, (iii) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (iv) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

4.3 Title to Scient’x Shares and Scient’x Groupe Shares. As of the date hereof, LuxCo I is the record and beneficial owner of the number of Scient’x Shares set forth in Section 2.3(b) of the Scient’x Disclosure Schedule. Such Scient’x Shares are all the securities of Scient’x owned, of record or beneficially, by LuxCo I. The Scient’x Shares owned by LuxCo I are now and, at all times prior to the Closing will be, owned free and clear of all Liens, other than any Liens created by this Agreement, and other than any Liens created by or existing pursuant to the Scient’x Credit Facility. As of the date hereof, LuxCo II is the record and beneficial owner of the number of Scient’x Groupe Shares set forth in Section 3.3 hereof. Such Scient’x Groupe Shares are all the securities of Scient’x Groupe owned, of record or beneficially, by LuxCo II. The Scient’x Groupe Shares owned by LuxCo II are now and, at all times prior to the Closing will be, owned free and clear of all Liens, other than any Liens created by this Agreement, and other than any Liens created by or existing pursuant to the Scient’x Credit Facility. As of the date hereof, neither HPC I nor HPC II owns, of record or beneficially, any Scient’x Shares or Scient’x Groupe Shares.

4.4 No Prior Agreements. Such Person has not entered into any binding commitment to sell, exchange, transfer, distribute or otherwise dispose of all or any portion of the Shares and is under no legal obligation to do so.

4.5 Investment Intent.

(a) Such Person acknowledges that the information supplied by such Person in the representations contained herein will be relied upon by the Issuer in concluding that the Shares have been issued pursuant to Regulation D under the Securities Act or another exemption from the U.S. securities registration requirements.

(b) Such Person represents and warrants to Issuer that it (i) is acquiring the Shares for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof, (ii) either alone or together with its advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment, (iii) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (iv) has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Shares, (v) has, in connection with its decision to acquire the Shares, relied solely upon an independent investigation made by such Person and its advisors and the representations and warranties of the Issuer contained herein and (vi) understands and acknowledges that the Shares have not been registered under the Securities Act and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(c) Such Person understands and acknowledges that the Shares issued under this Agreement will be “restricted securities” (as defined in Rule 144 under the Securities Act) and may not be sold or transferred, except in accordance with the terms of the legend set forth below. Such Person further understands and acknowledges that the Shares will be inscribed with the following legends, or another legend to the same effect and agrees to the restrictions set forth therein:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, NOR WILL AN ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OF THE SHARES BY THE ISSUER UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SHARES AND THE TRANSFER THEREOF SHALL THEN BE IN EFFECT, (II) THE SHARES ARE PERMITTED TO BE RESOLD UNDER RULE 144 UNDER THE SECURITIES ACT (III) THE RESALE IS MADE OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND THE APPLICABLE LAWS OF SUCH NON-U.S. JURISDICTION OR (IV) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, THE SHARES ARE TRANSFERRED IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(d) Such Person represents and warrants to Issuer that it will not, directly or indirectly, offer, sell, pledge, sell short, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Shares except in compliance with the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and any other applicable Laws.

4.6 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules and Exhibits to this Agreement), none of the Sellers nor HPC, nor any of their respective Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Issuer, express or implied, at law or in equity, on behalf of the Sellers, HPC or any Subsidiary of any Seller or HPC, and the Sellers, HPC and their respective Subsidiaries by this Agreement disclaim any such representation or warranty, whether by any Seller, HPC or any of their Representatives or any other Person, notwithstanding the delivery or disclosure to Issuer or any other Person of any documentation or other information by any Seller, HPC or any of their respective Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ISSUER

Except as set forth in Issuer’s SEC Reports (as defined below), Issuer represents and warrants to the Sellers and HPC as set forth in this ARTICLE V.

5.1 Organization and Qualification.

(a) Issuer is a corporation duly incorporated, validly existing and in corporate and tax good standing under the Laws of its jurisdiction of incorporation. Issuer is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate good standing, under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an Issuer Material Adverse Effect. Issuer has made available to the Sellers and HPC true, complete and correct copies of its certificate of incorporation and bylaws, as amended to date. Issuer is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

(b) Issuer is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by applicable Law, nor has it requested an extension period pursuant to applicable Law.

5.2 Capital Structure.

(a) The authorized capital stock of Issuer consists of 200,000,000 shares of Issuer Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Issuer Preferred Stock”), and 15,000,000 shares of the Issuer Preferred Stock have been designated as New Redeemable Preferred Stock (the “Issuer New Redeemable Preferred Stock”). At the close of business on December 15, 2009, (i) 52,556,828 shares of Issuer Common Stock were issued and outstanding, (ii) no shares of Issuer Common Stock were held by Issuer in its treasury, (iii) 6,400,000 shares of Issuer Common Stock were reserved for issuance under Issuer’s Amended and Restated 2005 Employee, Director and Consultant Stock Plan (collectively, the “Issuer Stock Plans”) (of which 2,900,097 shares of Issuer Common Stock were subject to outstanding options to purchase shares of Issuer Common Stock granted under the Issuer Stock Plans), and (iv) 3,333,206 shares of the Issuer New Redeemable Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Issuer Common Stock and Issuer Preferred Stock are validly issued, fully paid-up and have been issued in full compliance with Issuer’s organizational documents. All Shares deliverable pursuant to this Agreement have been duly authorized (subject to obtaining the requisite approval of the Issuer Transactions by the stockholders of Issuer) and, when issued as contemplated by this Agreement, will be validly issued, fully paid, nonassessable and free of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such Shares are free and clear of any Liens and restrictions imposed by applicable Law.

(b) As of the date hereof, except as may be disclosed in the Issuer SEC Reports (as defined below), there are no warrants, convertible notes or other securities convertible or exchangeable for Issuer Common Stock or Issuer Preferred Stock or any rights thereto. Except as described in paragraph (a) above, and except as may be disclosed in the Issuer SEC Reports, there are no shares of voting or non-voting capital stock, equity interests or other securities of Issuer authorized, issued, reserved for issuance or otherwise outstanding.

(c) Except as may be disclosed in the Issuer SEC Reports, there are no bonds, debentures, notes or other indebtedness of Issuer having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Issuer may vote. Except as described in subsections 5.2(a) or 5.2(b) above, and except as may be disclosed in the Issuer SEC Reports or pursuant to obligations of Issuer upon the achievement of milestones pursuant to license agreements previously delivered to HPC or its Representatives, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Issuer is a party or bound obligating Issuer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Issuer.

(d) Except as may be disclosed in the Issuer SEC Reports, there are no outstanding contractual obligations of Issuer to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of Issuer. Except as may be disclosed in the Issuer SEC Reports, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of Issuer.

(e) Except as may be disclosed in the Issuer SEC Reports, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Issuer or any of its Subsidiaries or any of the shareholders of Issuer is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of Issuer or any of its Subsidiaries.

5.3 Authority; No Conflict; Required Filings.

(a) Issuer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Issuer Transactions and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Issuer Transactions and other transactions contemplated hereby, have been duly authorized by all corporate action on the part of Issuer and no other corporate proceedings are necessary except for (i) under Issuer’s agreement with The NASDAQ Stock Market and The NASDAQ Stock Market’s rules incorporated by reference therein, to obtain the affirmative vote by the holders of a majority of the shares of Issuer Common Stock present (in person or by proxy) at the Issuer Stockholders’ Meeting and constituting a quorum for the purpose of voting on such matter, in favor of the Issuer Voting Proposal (the “Required Issuer Vote”); and (ii) if an Adverse Recommendation Change has occurred, the Unaffiliated Stockholder Vote.

(b) This Agreement has been duly and validly executed and delivered by Issuer and constitutes a valid, legal and binding obligation of Issuer, enforceable against it in accordance with its terms, subject only to the Equitable Exceptions.

(c) The execution and delivery of this Agreement do not, and the performance by Issuer of its obligations hereunder and the consummation of the Issuer Transactions and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) its certificate of incorporation, bylaws or other equivalent organizational documents; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) Permit or Law or (B) judgment, decree or order, in each case applicable to it, or by which any of its properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which it is a party or by which its properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Issuer Transactions or otherwise prevent or materially delay Issuer from performing its obligations under this Agreement, and except for any such conflicts, violations, defaults or other occurrences arising under, in connection with or resulting from the Issuer Credit Facility.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Issuer in connection with the execution and delivery of this Agreement or the consummation of the Issuer Transactions or other transactions contemplated hereby except for: (i) the filing with the SEC of preliminary and definitive proxy materials under the SEC’s proxy rules related to approval by Issuer’s stockholders of the Issuer Transactions; (ii) filings and consents in respect of the listing of the Shares to be issued in connection with the Issuer Transactions; (iii) compliance with the HSR Act and the requirements of the Antitrust Laws of any applicable jurisdiction worldwide, (iv) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (v) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

5.4 SEC Filings; Financial Statements.

(a) Issuer has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC, together with all certifications required pursuant to the Sarbanes- Oxley Act of 2002, since June 2, 2006 (the “Issuer SEC Reports”), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and none of the Issuer SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Issuer SEC Reports. Issuer is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder applicable to it.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Issuer SEC Reports (collectively, the “Issuer Financial Statements”), at the time filed and as amended to date, (i) complies as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto,

(ii) is in conformity with GAAP applied on a consistent basis throughout the periods involved except as may otherwise be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q promulgated by the SEC, and (iii) fairly presents, in all material respects, the consolidated financial position of Issuer and its Subsidiaries as at the dates indicated and the consolidated results of operations and cash flows for the periods therein indicated, except, in the case of the unaudited interim financial statements for the absence of footnotes and normal year-end adjustments.

5.5 Agreements, Contracts and Commitments

(a) The Sellers and HPC have been provided via Issuer filings with the SEC or Issuer electronic data-base with copies of all contracts entered into by Issuer or its Subsidiaries that come within the definition of “Material Contracts” under Item 601(b)(10) of Regulation S-K promulgated under the Securities Act (the “Issuer Material Contracts”).

(b) Each Issuer Material Contract is legal, valid, binding and enforceable on the respective parties thereto and is in full force and effect. Neither Issuer nor any of its Subsidiaries or, to the knowledge of Issuer, no other party is in breach of, or default under, and no event has occurred that with notice or the passage of time would constitute a breach or default by Issuer or any of its Subsidiaries of, any Issuer Material Contract.

(c) Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, each Issuer Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with its terms as in effect prior to the Closing, subject to the Equitable Exceptions.

(d) None of Issuer, any applicable Subsidiary of Issuer, or to the knowledge of Issuer, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by Issuer or any applicable Subsidiary, or to the knowledge of Issuer, by any such other party, or permit termination, modification or acceleration, under such Issuer Material Contract. Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, Issuer or the applicable Subsidiary has paid in full all amounts due under the Issuer Material Contracts which are due and payable and has satisfied in full or provided for all of its liabilities and obligations under the Issuer Material Contracts which are due and payable, except amounts or liabilities disputed in good faith by Issuer for which adequate reserves have been set aside.

5.6 AcquisitionHoldCo and AcquisitionCo. From the date of formation of AcquisitionHoldCo and AcquisitionCo after the date hereof to the Closing, Issuer and its Affiliates will own beneficially and of record all the outstanding equity interests of AcquisitionHoldCo, and AcqusitionHoldCo and its Affiliates will own beneficially and of record all the outstanding equity interests of AcquisitionCo.

5.7 Compliance with Laws.

(a) Each of Issuer and its Subsidiaries is in material compliance with all Laws applicable to it and has not received any written claim or notice of material violation of any such Laws with respect to the conduct of its business or the ownership and operation of its properties and other assets, except for such instances of non-compliance, if any, which could not reasonably be expected to result in an Issuer Material Adverse Effect. To the knowledge of Issuer, no investigation or review by any Governmental Authority is pending or has been threatened against Issuer or any of its Subsidiaries.

(b) There are currently pending no internal investigations being conducted by Issuer or any of its Subsidiaries or any third party at the request of Issuer or any of its Subsidiaries concerning any illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

(c) Neither Issuer nor any of its Subsidiaries is Excluded or otherwise excluded from or restricted in any manner from participation in, any government program material to its business and operations. To the knowledge of Issuer, no officer, employee or agent of Issuer or any of its Subsidiaries has been convicted of any crime for which debarment or exclusion is mandated or permitted by 42 U.S.C. § 1320a-7 or any similar provisions of French Law or the Laws of any other applicable non-U.S. jurisdiction. To the knowledge of Issuer, neither Issuer nor its Subsidiaries employs or uses the services of any individual or entity that is, or, during the time when such individual or entity was employed by or providing services to Issuer or any of its Subsidiaries, was Excluded.

(d) Neither Issuer nor any of its Subsidiaries, nor to the knowledge of Issuer, any Representative of Issuer or any of its Subsidiaries has, directly or indirectly, (i) offered to pay to or solicited any remuneration from, in cash, property or in kind, or made any financial arrangements, other than arrangements that comply with a safe harbor under 42 U.S.C. § 1001.952 or any similar provisions of French Law or the Laws of any other applicable non-U.S. jurisdiction, as each may be applicable to Issuer or any Subsidiary of Issuer, with, any past or present patient or customer, past or present Healthcare Provider, supplier contractor, third party or Payment Program in order to induce or directly or indirectly obtain business or payments from such Person, including without limitation any item or service for which payment may be made in whole or in part under any federal, state or private health care program, or for purchasing, leasing, ordering or arranging for or recommending, any good, facility, service or item for which payment may be made in whole or in part under any federal, state or private health care program; (ii) given or received, or agreed to give or receive, any gift or gratuitous payment or benefit of any kind, nature or description (including without limitation in money, property or services) to any past, present or potential patient or customer, Healthcare Provider, supplier or potential supplier, contractor, Payment Program or any other person; or (iii) issued equity securities to any Healthcare Provider outside of the safe harbor provisions established by the Office of the Inspector General of the Department of Health and Human Services.

5.8 Permits. Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, each Permit necessary for the conduct of the business of Issuer and its Subsidiaries as presently conducted and the ownership and operation of their respective properties and other assets, including, without limitation all material Permits that are required under all Environmental Laws (the “Issuer Permits”), is valid and in full force and effect as of the date hereof, no Issuer Permit is subject to any lien or encumbrance, and there is no material default under any Issuer Permit or, to the knowledge of Issuer, any condition that could reasonably be expected to form the basis for the assertion of any default thereunder. To the knowledge of Issuer, there is no investigation or proceeding by a Governmental Authority pending or threatened, that could reasonably be expected to result in the termination, revocation, limitation, suspension, restriction or impairment of any Issuer Permit or the imposition of any material fine, penalty or other sanctions for violation of any Laws relating to any Issuer Permit, except as would not reasonably be expected to result in an Issuer Material Adverse Effect. To the knowledge of Issuer, the execution, delivery and performance by Issuer of this Agreement and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any Governmental Authority to terminate, any material Issuer Permit, nor require the consent of any Governmental Authority in respect of any Issuer Permit, except where the failure to obtain such consent would not reasonably be expected to result in an Issuer Material Adverse Effect.

5.9 Litigation. There is no Action pending or, to the knowledge of Issuer, threatened, against Issuer or any of its Subsidiaries, any of their respective properties, or any of their respective officers or directors (in their capacities as such), except as would not reasonably be expected to result in an Issuer Material Adverse Effect. Neither Issuer nor any of its Subsidiaries has received written notice of, or is, to the knowledge of Issuer, the subject of, any potential Action, except as would not reasonably be expected to result in an Issuer Material Adverse Effect. There is no judgment, decree or order against Issuer, any of its Subsidiaries or, to the knowledge of Issuer, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to result in an Issuer Material Adverse Effect.

5.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Issuer or any of its Subsidiaries which has or would reasonably be expected to have (after giving effect to the transactions contemplated by this Agreement) the effect of prohibiting or impairing in any material respect any current or currently anticipated future business practice of Issuer or any of its Subsidiaries, any acquisition of property by Issuer or any of its Subsidiaries or the conduct of business by Issuer or any of its Subsidiaries as currently conducted or as currently proposed to be conducted.

5.11 Properties and Assets.

(a) Issuer and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on most recent balance sheet or acquired since the Issuer’s most recent balance sheet date, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens, except, in each case, as would not reasonably be expected to result in an Issuer Material Adverse Effect.

(b) Neither Issuer nor any Subsidiary owns any real property. All leases for leased real property of Issuer are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default (or event which with notice or the lapse of time, or both, would constitute a material default) that would give rise to a claim thereunder.

(c) The facilities, property and equipment owned, leased or otherwise used by Issuer or any of its Subsidiaries are in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal wear and tear), and suitable for the purposes for which they are currently used, except, in each case, as would not reasonably be expected to result in an Scient’x Material Adverse Effect.

5.12 Taxes.

(a) Each of Issuer and its Subsidiaries has accurately prepared and timely filed all material Returns concerning or attributable to Issuer or any of its Subsidiaries or to their operations, and all such Returns are true, complete and correct in all material respects.

(b) Each of Issuer and its Subsidiaries: (i) has paid all material Taxes it is obligated to pay whether or not reflected on any Returns; (ii) has withheld all material Taxes required to be withheld with respect to its employees or otherwise; and (iii) has kept all records that it is required to keep for taxation purposes, such records being available for inspection at the premises of Issuer.

(c) There is no Tax deficiency outstanding, proposed or assessed against Issuer or any of its Subsidiaries that is not accurately reflected as a liability on the Issuer most recent balance sheet in accordance with GAAP, nor has Issuer or any of its Subsidiaries executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax, nor is there any pending audit, action, suit, proceeding, investigation or other examination regarding Taxes for which Issuer or any of its Subsidiaries may have liability. There are no Tax Liens on any assets of Issuer or on any assets of any Subsidiary of Issuer.

(d) Neither Issuer nor any of its Subsidiaries has any liability for unpaid Taxes that has not been properly accrued for and reserved for on its most recent balance sheet, whether asserted or unasserted, contingent or otherwise.

5.13 Environmental Matters.

(a) Issuer and its Subsidiaries are in compliance with all Environmental Laws, which compliance includes, without limitation, the possession by the Issuer and its Subsidiaries of all material Permits required under all applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except for instances of non-compliance which individually or in the aggregate have not had and would not reasonably be expected to have an Issuer Material Adverse Effect.

(b) Issuer has not received any written communication from a Governmental Authority or other Person that alleges that either Issuer or any of its Subsidiaries is not in compliance with any Environmental Laws or any Permit required under any applicable Environmental Law, except for instances of non-compliance that individually or in the aggregate have not had and would not reasonable be expected to have an Issuer Material Adverse Effect, or that it is responsible (or potentially responsible) for the cleanup of any Materials of Environmental Concern at, on, beneath or emanating from its facilities, and Issuer has no knowledge that there are conditions existing at such facilities that could reasonably be expected to prevent or interfere with such full compliance in the future, except for instances of non-compliance that individually or in the aggregate could not reasonably be expected to result in an Issuer Material Adverse Effect.

(c) Issuer has no knowledge of any past or present facts, circumstances or conditions, including, without limitation, the release of any Materials of Environmental Concern, that could reasonably be expected to result in a material liability for Issuer or any of its Subsidiaries under any Environmental Law.

(d) None of the facilities used by Issuer or any of its Subsidiaries (which shall not be deemed to include facilities used by Persons with whom Issuer has contracted for the manufacture of its products) is, or has ever been to the knowledge of Issuer, a site for the use, generation, manufacture, discharge, assembly, processing, storage, release, disposal or transportation to or from of any Materials of Environmental Concern, except for such Materials of Environmental Concern used in the ordinary course of business of Issuer and its Subsidiaries or by unrelated tenants or occupants of such facilities, all of which used by Issuer or its Subsidiaries have been stored and used in material compliance with all applicable Permits and Environmental Laws.

5.14 Intellectual Property.

(a) As used herein, (i) “Issuer Trademarks” means all Trademarks that are (A) registered or subject to a registration application, (B) owned by or exclusively licensed to Issuer or any of its Subsidiaries and (C) used by Issuer or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses; (ii) “Issuer Patents” means all Patents that are (A) owned by or exclusively licensed to Issuer or any of its Subsidiaries and (B) used by Issuer or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses; and (iii) “Issuer Copyrights” means all Copyrights that are (A) registered, (B) owned by or exclusively licensed to Issuer or any of its Subsidiaries and (C) used by Issuer or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses. The Issuer Trademarks, Issuer Patents, Issuer Copyrights, together with all Trade Secrets that are (x) owned or exclusively licensed by Issuer or any of its Subsidiaries immediately prior to the Closing and (y) used by Issuer or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses, are referred to herein collectively as the “Issuer Intellectual Property”.

(b) Generally. The Issuer Intellectual Property rights that have been issued or registered by a Governmental Authority are valid and enforceable, and with respect to applications, are still pending, and have not expired or been cancelled or abandoned, and neither Issuer nor any of its Subsidiaries has taken any action or failed to take any action therein that is likely to result in unenforceability of claims later allowed therein, in each case except as would not reasonably be expected to have an Issuer Material Adverse Effect.

(c) Issuer Trade Secrets. Issuer and each of its Subsidiaries has taken commercially reasonable steps in accordance with normal industry practice to protect its rights in its Trade Secrets. Without limiting the scope of the foregoing representation, Issuer and each of its Subsidiaries enforces a policy of requiring each employee, consultant and contractor involved in the development of Issuer

Intellectual Property to execute proprietary information, confidentiality and assignment agreements that assign to Issuer or one of its Subsidiaries all rights to any Intellectual Property relating to its business that are developed by such employees, consultants or contractors, as applicable, and that, consistent with commercially reasonable standards, otherwise protect the Issuer Intellectual Property and, to the knowledge of Issuer, no such employee, consultant or contractor is in violation of any material term of any such agreement.

(d) Ownership. Issuer or one of its Subsidiaries is the sole and exclusive owner of (or, with respect to Issuer Trademarks, Issuer Patents and Issuer Copyrights that are in-licensed from a third party, the holder of a valid right to use) the Issuer Trademarks, Issuer Patents and Issuer Copyrights. The owned Issuer Trademarks, Issuer Patents and Issuer Copyrights are free and clear of any and all Liens, other than Permitted Issuer Encumbrances. None of the directors, corporate officers or employees of Issuer or any of its Subsidiaries owns, directly or indirectly (except for ownership of equity securities of Issuer or any of its Subsidiaries), in whole or in part, any of the Issuer Intellectual Property and neither Issuer nor any of its Subsidiaries has paid or is required to pay, by Law or contract or otherwise, any amounts to any directors, corporate officers or employees of Issuer or any of its Subsidiaries in respect of the Issuer Intellectual Property.

(e) Sufficiency of Intellectual Property Assets. To the knowledge of Issuer, the Issuer Intellectual Property, together with the rights granted to Issuer under material contracts, licenses and other agreements relating to Intellectual Property and to which Issuer or any of its Subsidiaries is a party (the “Issuer Intellectual Property Agreements”), constitute all the material Intellectual Property required for the continued or currently contemplated conduct and operation of its business, except for non-exclusive licenses of generally commercially available software, content or other Intellectual Property pursuant to a “shrink wrap,” “clickwrap,” or similar end-user license or other standard form agreement. All material Issuer Intellectual Property Agreements are in full force and effect. Each of Issuer and its Subsidiaries is in material compliance with, and has not breached, and has not committed any action or omission that, with the giving of notice or lapse of time or both, would reasonably be expected to result in a breach of, any such material Issuer Intellectual Property Agreements and, to the knowledge of Issuer, all other parties to such Issuer Intellectual Property Agreements are in material compliance with, and have not breached any material term of, such Issuer Intellectual Property Agreements. Issuer and each of its Subsidiaries has taken all commercially reasonable steps in accordance with normal industry practice to protect its rights in and to the Issuer Intellectual Property, which is sufficient for the continued and currently contemplated conduct and operation of their business.

(f) No Infringement by Issuer. To the knowledge of Issuer, the operation of the businesses of Issuer and its Subsidiaries as such businesses are currently conducted, including the design, development, marketing and sale of the products or services of Issuer and its Subsidiaries does not infringe, dilute (with respect to Trademarks) or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the Laws of any jurisdiction. To the knowledge of Issuer, there is no Action being asserted or threatened in writing by any Person (A) with respect to the ownership, validity or enforceability of any Issuer Intellectual Property owned by Issuer or any of its Subsidiaries or (B) claiming that Issuer or any of its Subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party, including any claims of misappropriation of Issuer Trade Secrets. Neither Issuer nor any of its Subsidiaries has received any written notice or claim challenging or questioning the validity or enforceability of any Issuer Intellectual Property or indicating an intention on the part of any person or otherwise threatening to bring a claim that any Issuer Intellectual Property right is invalid, is unenforceable, or has been misused.

(g) No Infringement by Third Parties. To the knowledge of Issuer and its Subsidiaries, no third party is misappropriating, infringing, diluting or violating any Issuer Intellectual Property, and no claims for any of the foregoing have been brought against any third party by Issuer or any of its Subsidiaries, which claim is currently pending.

(h) Change of Control. The execution, delivery and performance by Issuer of this Agreement and each of the other documents contemplated hereby to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any rights of Issuer or its Subsidiaries in any Issuer Intellectual Property, nor require the consent of any Governmental Authority or third party in respect of any such Issuer Intellectual Property, except as would not be expected to result in an Issuer Material Adverse Effect.

5.15 Regulatory Compliance.

(a) As to each Issuer product that is developed, manufactured, tested, distributed and/or marketed by or on behalf of Issuer or any of its Subsidiaries and that is subject to (i) the FDCA, (ii) comparable Laws of the European Community including, without limitation, the MDD and national laws implementing the MDD, (iii) the requirements of AFSSAPS or (iv) similar Laws in any other jurisdiction (each such product, an “Issuer Medical Device”), each such Issuer Medical Device is being or has been developed, manufactured, tested, distributed, imported and/or marketed in compliance with all applicable requirements under the FDCA, the MDD, national implementations of the MDD and similar Laws, including those relating to investigational use, premarket notification and clearance, conformity assessment or approval to market an Issuer Medical Device, good manufacturing practices, Issuer Medical Device quality systems, labeling (including non-participation in misbranding), avoidance of adulteration, advertising, record keeping (including maintenance of technical files by authorized representatives), filing of reports and security, registration of establishments and listing of products, product material vigilance and reporting, clinical trials, and in compliance with any anti-bribery Law or anti-kickback statute (including 41 U.S.C. §§ 51-58 and 42 U.S.C. §§ 1320a et. seq.), the False Claims Act, 31 U.S.C. §§ 3729-3731, the Stark Law, 42 U.S.C. §1395 nn, the Health Insurance Portability and Accountability Act of 1996, and any applicable state anti-kickback statute in the U.S., except in each case for instances of non-compliance that individually or in the aggregate have not had and would not reasonably be expected to result in an Issuer Material Adverse Effect. Each such Issuer Medical Device marketed with in the European Economic Area is in material compliance with the MDD, has undergone the appropriate conformity assessment procedures, where applicable involving an appropriate notified body, benefits from all relevant certificates and declarations of conformity and lawfully bears the applicable CE (conformité européenne) marks. Neither Issuer nor any of its Subsidiaries has received any notice or other communication from the FDA, AFSSAPS or any other Governmental Authority or relevant notified body (A) contesting the premarket clearance, approval or conformity assessment of, the uses of or the labeling and promotion of any products of Issuer or any of its Subsidiaries or (B) otherwise alleging any violation applicable to any Issuer Medical Device of any Law or applicable harmonized standards, including EN ISO 14971:2007 or, if in Europe, EN ISO 13485:2003, in the case of (A) and (B), that individually or in the aggregate have had or would reasonably be expected to have an Issuer Material Adverse Effect.

(b) No Issuer Medical Device is currently under consideration by senior management of Issuer or any of its Subsidiaries for recall, withdrawal, suspension, seizure or discontinuance, nor has any Issuer Medical Device been recalled, withdrawn, suspended, seized or discontinued (other than for commercial or other business reasons) since January 1, 2006 by Issuer or any of its Subsidiaries (whether voluntarily or otherwise), and in each case except as would not reasonably be expected to have an Issuer Material Adverse Effect. No proceedings of which Issuer has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension, seizure or discontinuance of any Issuer Medical Device are pending against Issuer or any of its Subsidiaries or any licensee of any Issuer Medical Device which individually or in the aggregate have had or would reasonably be expected to have an Issuer Material Adverse Effect. Neither Issuer nor any of its Subsidiaries is now or has ever been subject to the FDA’s Application Integrity Policy.

(c) To the knowledge of Issuer, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action or proceeding against or affecting Issuer or any of its Subsidiaries relating to or arising under (i) the FDCA, (ii) the MDD, the national implementations of the MDD and equivalent laws, (ii) the FCPA and equivalent anti-bribery Laws, (iii) the Social Security Act or any equivalent Law relating to the pricing and reimbursement of Issuer Medical Devices, (iv) regulations of the Office of the Inspector General of the Department of Health and Human Services, or (v) any other Governmental Authority, in each case individually or in the aggregate that has had or would reasonably be expected to have an Issuer Material Adverse Effect.

(d) Issuer or its Subsidiaries have, filed all annual reports and other reports (including adverse event reports), supplemental applications and notices with the FDA, each notified body that has issued a certificate of conformity for an Issuer Medical Device, and AFSSAPS, as well as any similar state or foreign Governmental Authority with respect to any Issuer Medical Device of Issuer or its Subsidiaries.

(e) As to any investigational medical devices under evaluation in the United States, Issuer and its Subsidiaries, as applicable, are in compliance in all material respects with all reporting and record-keeping and labeling requirements set forth in 21 C.F.R. Part 812 with regard to their investigational medical devices, and other applicable requirements regarding the promotion of investigational devices.

5.16 Certain Business Practices. Neither Issuer, its Subsidiaries or, to the knowledge of Issuer and of its Subsidiaries, any director, officer, employee or agent of Issuer or any of its Subsidiaries has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; or (b) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the FCPA.

5.17 Payment Programs.

(a) Issuer or any of its Subsidiaries, as applicable, is a participating provider, in good standing, in each Payment Program in which Issuer or any of its Subsidiaries has participated at any time during the last two years (the “Issuer Payment Programs”). To the knowledge of Issuer, there is no threatened or pending or concluded investigation, or civil, administrative or criminal proceeding relating to participation in any Payment Program by Issuer or any of its Subsidiaries. Neither Issuer nor any Subsidiary is subject to, nor has any of them been subjected to in the two years prior to the date of this Agreement, any pre-payment utilization review or other utilization review by any Payment Program. No Payment Program has requested or threatened any material recoupment, refund, or set-off from Issuer or any of its Subsidiaries and there is no basis therefor. No Payment Program has imposed a material fine, penalty or other sanction on Issuer or any of its Subsidiaries. Neither Issuer nor any of its Subsidiaries has been excluded from participation in any Payment Program in the two years prior to the Closing Date. Neither Issuer nor any of its Subsidiaries has knowingly submitted to any Payment Program any false or fraudulent claim for payment, nor has Issuer or any of its Subsidiaries at any time knowingly violated any material condition for participation, or any material rule, regulation, policy or standard of, any Payment Program. All Medicare cost reports, if any, for all periods prior to the Closing have been accurately completed and timely filed in all material respects.

(b) All billing practices of Issuer and its Subsidiaries with respect to all Payment Programs have been true, fair and correct and in compliance with all applicable Laws, and all regulations and policies of all such Payment Programs in all material respects, and neither Issuer nor any of its Subsidiaries has knowingly billed for or received any payment or reimbursement in excess of amounts permitted by Law or the rules and regulations of Payment Programs or contracts therewith.

5.18 Products. Each of the products produced, licensed or sold and services rendered by Issuer or any of its Subsidiaries (each an “Issuer Product”) is fit for the ordinary purposes for which it is intended to be used and conforms to any promises or affirmations of fact made on the container, label or instructions for use for such Issuer Product or in connection with its sale.

5.19 Product or Service Liability. Since January 1, 2008, there has been no claim, suit, action, proceeding or investigation by or before any Governmental Authority pending or, to the knowledge of Issuer, threatened against or involving Issuer or any of its Subsidiaries relating to (a) any Issuer Products delivered or sold by Issuer or any of its Subsidiaries and alleged to have been defective or improperly rendered or not in compliance with contractual or regulatory requirements, or (b) any Issuer Products delivered or sold by Issuer or any of its Subsidiaries which are defective or not in compliance with contractual or regulatory requirements, except in each case as would not reasonably be expected to result in Losses of more than $100,000 in any individual instance, or more than $250,000 in the aggregate, and in which the plaintiff sought damages of less than $500,000, in any individual instance. Before January 1, 2008, and since January 1, 2006, to the knowledge of Issuer, there has been no claim, suit, action, proceeding or investigation by or before any Governmental Authority pending or threatened against or involving Issuer or any of its Subsidiaries relating to any of the matters set forth in clauses (a) or (b) above

5.20 Product Warranty. Each Issuer Product manufactured, sold or delivered by Issuer or any of its Subsidiaries has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and neither Issuer nor any of its Subsidiaries has any material liability for replacement or repair thereof or other damages in connection therewith, except for claims arising in the normal course of business, which in the aggregate, are not material to the financial condition of Issuer.

5.21 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules and Exhibits to this Agreement), none of the Issuer, or any of its Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to the Sellers or HPC, express or implied, at law or in equity, on behalf of Issuer or any Subsidiary of Issuer, and the Issuer and its Subsidiaries by this Agreement disclaim any such representation or warranty, whether by Issuer or any of its Representatives or any other Person, notwithstanding the delivery or disclosure to the Sellers or HPC or any other Person of any documentation or other information by Issuer or any of its Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF ACQUSITIONHOLDCO AND

ACQUISITIONCO

AcquisitionHoldCo and AcquisitionCo, upon their joinder to this Agreement after the date hereof, shall hereby represent and warrant to the Sellers and HPC as follows:

6.1 Organization and Qualification.

(a) AcquisitionCo is a Dutch cooperatie met uitsluiting van aansprakelijkheid duly organized, validly existing and in corporate and tax good standing (to the extent such concepts are applicable) under the Laws of The Netherlands. AcqusitionHoldCo is a Dutch commanditaire vennootschap, duly organized, validly existing and in corporate and tax good standing (to the extent such concepts are applicable) under the Laws of The Netherlands. AcquisitionCo has made available to the Sellers and HPC true, complete and correct copies of its deed of incorporation or formation and entity charter or other organizational documents, as applicable (the “AcquisitionCo Organizational Documents”) and AcquisitionHoldCo has made available to the Sellers and HPC true, complete and correct copies of its deed of incorporation or formation and entity charter or other organizational documents, as applicable (the “AcquisitionHoldCo Organizational Documents”). Neither AcquisitionCo nor AcquisitionHoldCo is in default under or in violation of any provision, respectively, of the AcquisitionCo Organizational Documents or the AcquisitionHoldCo Organizational Documents.

(b) AcquisitionCo and AcquisitionHoldCo were formed solely for the purposes of engaging in the transactions contemplated by this Agreement and neither has (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transaction contemplated by this Agreement, (iii) incurred any liabilities other than in connection with the transactions contemplated by this Agreement or (iv) entered into any agreements or arrangements other than in connection with the transactions contemplated by this Agreement.

(c) Neither of AcquisitionCo nor AcquisitionHoldCo is in a state of insolvency or unable to meet its payment obligations as they become due and is not and neither has ever been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by applicable Law, nor has it requested an extension period pursuant to applicable Law.

6.2 Capital Structure.

(a) The equity interests of AcquisitionCo consist of membership interests in AcquisitionCo (the “AcquisitionCo Equity”), which, as of the date of the joinder of AcqusitionCo to this Agreement, are owned 100% by AcquisitionHoldCo and its Affiliates. All of the AcquisitionCo Equity is validly issued, fully paid-up and has been issued in full compliance with the AcquisitionCo Organizational Documents.

(b) The equity interests of AcquisitionHoldCo consist of general partnership and limited partnership interests (the “AcquisitionHoldCo Equity”), which, as of the date of the joinder of AcqusitionHoldCo to this Agreement, are owned 100% by Issuer and its Affiliates. All of the AcquisitionHoldCo Equity is validly issued, fully paid-up and has been issued in full compliance with the AcquisitionHoldCo Organizational Documents.

(c) As of the date hereof, there are no options, warrants, convertible notes or other securities exercisable, convertible or exchangeable for AcquisitinoCo Equity, AcquisitionHoldCo Equity, or any rights thereto. Except as described in Section 6.2(a) or (b) above, there are no shares of voting or non-voting capital stock, equity interests or other securities of AcquisitionCo or AcquisitionHoldCo authorized, issued, reserved for issuance or otherwise outstanding.

(d) There are no bonds, debentures, notes or other indebtedness of AcquisitionCo or AcquisitionHoldCo having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of AcquisitionCo or AcqusitionHoldCo may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which AcquisitionCo or AcquisitionHoldCo is a party or bound obligating AcquisitionCo or AcquisitionHoldCo to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of AcquisitionCo or AcquisitionHoldCo.

(e) There are no outstanding contractual obligations of AcquisitionCo or AcquisitionHoldCo to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of AcquisitionCo or AcquisitionHoldCo. There are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of AcquisitionCo or AcquisitionHoldCo.

(f) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which AcquisitionCo or AcquisitionHoldCo or any of the shareholders of AcquisitionCo or AcquisitionHoldCo is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of AcquisitionCo or AcquisitionHoldCo.

6.3 Authority; No Conflict; Required Filings.

(a) AcquisitionCo and AcquisitionHoldCo have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Issuer Transactions and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of their obligations hereunder and the consummation of the Issuer Transactions and other transactions contemplated hereby, have been duly authorized by all corporate action on the part of AcquisitionCo and AcquisitionHoldCo and no other corporate proceedings are necessary.

(b) An instrument of joinder to this Agreement has been duly and validly executed and delivered by AcquisitionCo and AcquisitionHoldCo and this Agreement constitutes a valid, legal and binding obligation of AcquisitionCo and AcquisitionHoldCo, enforceable against each of them in accordance with its terms, subject only to the Equitable Exceptions.

(c) The execution and delivery of an instrument of joinder to this Agreement do not, and the performance by AcquisitionCo and AcquisitionHoldCo of their obligations hereunder and the consummation of the Issuer Transactions and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) respectively, the AcquisitionCo Organizational Documents or the AcquisitionHoldCo Organizational Documents; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) Permit or Law or (B) judgment, decree or order, in each case applicable to either of them, or by which any of their respective properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which either of them is a party or by which their respective properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Issuer Transactions or otherwise prevent or materially delay AcquisitionCo or AcquisitionHoldCo from performing their obligations under this Agreement, and except for any such conflicts, violations, defaults or other occurrences arising under, in connection with or resulting from the Issuer Credit Facility.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to AcquisitionCo or AcqusitionHoldCo in connection with the execution and delivery of this Agreement or the consummation of the Issuer Transactions or other transactions contemplated hereby except for: (i) the filing by the Issuer with the SEC of preliminary and definitive proxy materials under the SEC’s proxy rules related to approval by Issuer’s stockholders of the

Issuer Transactions; (ii) filings and consents to be made or obtained by Issuer in respect of the listing of the Shares to be issued in connection with the Issuer Transactions; (iii) compliance with the HSR Act and the requirements of the Antitrust Laws of any applicable jurisdiction worldwide, (iv) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (v) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

6.4 Investment Intent. AcquisitionCo represents and warrants that it (i) is acquiring the Acquired Scient’x Shares for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof, (ii) either alone or together with its advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Scient’x Shares and is capable of bearing the economic risks of such investment, (iii) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (iv) has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Acquired Scient’x Shares, (v) has, in connection with its decision to acquire the Acquired Scient’x Shares, relied solely upon an independent investigation made by Issuer and its advisors and the representations and warranties of the Sellers and HPC contained herein and (vi) understands and acknowledges that the Acquired Scient’x Shares have not been registered under the Securities Act and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

6.5 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules and Exhibits to this Agreement), none of AcquisitionCo, AcquisitionHoldCo or any of their Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to the Sellers or HPC, express or implied, at law or in equity, on behalf of AcquisitionCo, AcquisitionHoldCo or any other Subsidiary of Issuer, and the Issuer and its Subsidiaries by this Agreement disclaim any such representation or warranty, whether by AcquisitionCo, AcquisitionHoldCo or any of their Representatives or any other Person, notwithstanding the delivery or disclosure to the Sellers or HPC or any other Person of any documentation or other information by Issuer or any of its Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE VII

CONDUCT OF BUSINESS PENDING THE TRANSACTION

7.1 Conduct of Scient’x Business Pending the Issuer Transactions.

(a) HPC covenants and agrees that, between the date hereof and the earlier to occur of the Closing or such earlier time as this Agreement is terminated in accordance with ARTICLE IX (such period being hereinafter referred to as the “Interim Period”), except as expressly required by this Agreement or as required by applicable Law or unless Issuer shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, it shall cause each of Scient’x and its Subsidiaries to: (i) use its best efforts to conduct its business only in the ordinary course of business consistent with past practice in all material respects; (ii) use its best efforts to pay its debts and Taxes when due subject to (1) good faith disputes over such debts or Taxes, and (2) Issuer’s consent to the filing of material Returns, if applicable; (iii) use its best efforts to pay or perform other material obligations when due; and (iv) use its commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees, and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having business dealings with it; (v) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; (vi) use its commercially reasonable efforts to prevent the lapse of any material Scient’x Intellectual Property; (vii) operate its business in all material respects in compliance with all applicable Laws; and (viii) subject to applicable Law confer with Issuer concerning operational matters of a material nature. HPC agrees to promptly notify Issuer of any event which would reasonably be expected to have an Scient’x Material Adverse Effect. By way of amplification and not limitation, except as expressly permitted by this Agreement or as required by applicable Law, HPC shall use its best efforts to cause Scient’x and its Subsidiaries, during the Interim Period, not to directly or indirectly, do any of the following without the prior written consent of Issuer (which shall not be unreasonably withheld, conditional or delayed):

(i) amend its organizational documents, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of Scient’x or any of its Subsidiaries (except for the issuance of Scient’x Shares issuable upon the exercise of outstanding Scient’x Options);

(iii) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of Scient’x or interest in or securities of any of its Subsidiaries;

(iv) sell, transfer, pledge, dispose of or encumber any properties, facilities, equipment or other assets, except for (i) sales of inventory and equipment in the ordinary course of business, and (ii) such pledges or encumbrances as are required pursuant to the Scient’x Credit Facility;

(v) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests;

(vi) split, combine or reclassify any shares of its capital stock or other securities or equity interests, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity interests;

(vii) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Scient’x Intellectual Property other than (i) non-exclusive licenses made in the ordinary course of business consistent with past practice, and (ii) such pledges or encumbrances as are required pursuant to the Scient’x Credit Facility; or amend or modify any existing agreements with respect to any Scient’x Intellectual Property;

(viii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

(ix) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business and as otherwise permitted under any loan or credit agreement to which Scient’x or any of its Subsidiaries is a party as of the date of this Agreement;

(x) authorize any capital expenditures in excess of $500,000 in the aggregate;

(xi) take or permit to be taken any action to: (A) increase the compensation payable to its officers or employees, except for increases in salary or wages in accordance with agreements entered into prior to the date of this Agreement or otherwise in the ordinary course of business consistent with past practice; (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, its officers; (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee except in accordance with agreements entered into before the date of this Agreement or otherwise in the ordinary course of business consistent with past practice; (D) enter into any collective bargaining agreement; or (E) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees, other than as required to comply with applicable Law;

(xii) change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by applicable accounting principles or Law;

(xiii) create, incur, suffer to exist or assume any Lien on any of its properties, facilities or other assets that would have been required to be disclosed in the Scient’x Disclosure Schedule if existing on the date of this Agreement, other than Liens pursuant to any loan or credit agreement to which Scient’x or any of its Subsidiaries is a party as of the date of this Agreement;

(xiv) other than in the ordinary course of business: (A) enter into any Scient’x Material Contract; (B) modify, amend, transfer or terminate any Scient’x Material Contract or waive, release or assign any rights or claims thereto or thereunder; or (C) enter into or extend any lease with respect to real property;

(xv) enter into any material agreement, or amend the terms of any existing material agreement, which grants to any Person exclusive supply, manufacturing, production, marketing or distribution rights with respect to any of its products or technologies;

(xvi) make any material Tax election, settle or compromise any material federal, state, local or foreign Tax liability, agree to an extension of a statute of limitations with respect thereto, file any material amendment to any material Return, or settle any material claim, action, suit proceeding, investigation or assessment in respect of Taxes;

(xvii) pay, discharge, satisfy or settle any litigation or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business that involve only the payment of non-material amounts of cash and do not involve any admission with respect to (A) any criminal wrongdoing or (B) the invalidity or unenforceability of, or any infringement with respect to, any Scient’x Intellectual Property;

(xviii) amend the terms of any outstanding Scient’x Options, except as expressly contemplated in this Agreement;

(xix) other than in the ordinary course of business consistent with past practice, except for insurance coverage that will terminate as a result of the transactions contemplated hereby, fail to maintain in full force and effect all insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies;

(xx) take any action if such action could reasonably be expected to result in any of the conditions to the Closing set forth in ARTICLE IX of this Agreement not being satisfied as of the Closing Date; or

(xxi) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

(b) During the Interim Period, HPC shall use its commercially reasonable efforts to cause Scient’x and each of its Subsidiaries to: (i) solicit and accept customer orders in the ordinary course of business; and (ii) consistent with applicable Antitrust Laws, cooperate with Issuer in communicating with suppliers and customers to accomplish the orderly transfer of the business and operations of Scient’x and its Subsidiaries to the control of Issuer on the Closing Date.

(c) Notwithstanding anything to the contrary herein, neither the Sellers nor HPC shall have any liability hereunder for failure to take any action that results in any breach of representation, warranty, agreement or covenant herein and for which HPC has made a reasonable request for consent required under this Section 7.1 if the Issuer has unreasonably refused to consent to, or has unreasonably delayed its consent for, such action under this Section 7.1.

7.2 Conduct of Issuer Business Pending the Issuer Transactions.

(a) The Issuer covenants and agrees that during the Interim Period, except as expressly required by this Agreement, or as required by applicable Law or unless the Sellers and HPC shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, each of the Issuer and its Subsidiaries shall (i) conduct its business only in the ordinary course of business consistent with past practice in all material respects, (ii) use commercially reasonable efforts to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, (iii) use commercially reasonable efforts to pay or perform other material obligations when due, and (iv) use its commercially reasonable efforts to preserve its relationships with material customers, suppliers, distributors, licensors, licensees and others having business dealings with it. By way of amplification and not limitation, except as expressly permitted by this Agreement or as required by Law, neither the Issuer nor any of its Subsidiaries shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of the Sellers and HPC (which shall not be unreasonably withheld, conditioned or delayed):

(i) amend its organizational documents, except for any amendments required by any Law, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(ii) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of the Issuer or interest in or securities of any of its Subsidiaries, other than repurchases of unvested shares of restricted stock issued under the Issuer’s equity compensation plans;

(iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests;

(iv) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible, exercisable or exchangeable securities (other than the issuance of securities pursuant to Issuer’s employee benefits plans in the ordinary course of business);

(v) take any action if such action could reasonably be expected to result in any of the conditions to the Closing set forth in ARTICLE IX of this Agreement not being satisfied as of the Closing Date; or

(vi) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

(b) During the Interim Period, the Issuer shall, and shall cause each of its Subsidiaries to, make commercially reasonable efforts to: (i) solicit and accept customer orders in the ordinary course of business, and (ii) consistent with applicable Antitrust Laws, cooperate with Scient’x in communicating with suppliers and customers to accomplish the orderly transfer of the business and operations of Scient’x and its Subsidiaries to the control of the Issuer on the Closing Date.

7.3 Control of Other Party’s Business. Nothing contained in this Agreement shall give the Issuer, directly or indirectly, the right to control or direct Scient’x’s or any of its Subsidiaries’ operations prior to the Closing Date. Prior to the Closing Date, each of the Issuer and Scient’x shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

7.4 HPC and Sellers No Solicitation. During the Interim Period, HPC and the Sellers hereby agree that they will, and will cause their respective Representatives to, cease any existing discussion or negotiation with any Persons (other than Issuer and its Representatives, and the other shareholders of Scient’x in accordance with Section 8.10 hereof) conducted prior to the date hereof with respect to any proposed, potential or contemplated Scient’x Acquisition Transaction, and HPC and the Sellers hereby agree that they shall not, directly or indirectly through any Representative or otherwise: (i) solicit, initiate, knowingly encourage or facilitate any Scient’x Acquisition Proposal; (ii) engage or participate in negotiations or discussions concerning, or provide or furnish any information to any Person relating to, any Scient’x Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any agreement or understanding with respect to any Scient’x Acquisition Proposal or any disposition of any interest in any of the Acquired Scient’x Shares.

7.5 Issuer No Solicitation. During the Interim Period, Issuer agrees that it will, and will cause its Representatives to, cease any existing discussion or negotiation with any Persons (other than Scient’x, HPC, the Sellers and the other shareholders of Scient’x) conducted prior to the date hereof with respect to any proposed, potential or contemplated Issuer Acquisition Transaction, and Issuer hereby agrees that it shall not, directly or indirectly through any Representative or otherwise: (i) solicit, initiate, knowingly encourage or facilitate any inquiries or proposals that constitute an Issuer Acquisition Proposal; (ii) engage or participate in negotiations or discussions concerning, or provide or furnish any information to any Person relating to, any Issuer Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any agreement or understanding with respect to any Issuer Acquisition Proposal. Notwithstanding the foregoing, if prior to the time that the condition set forth in Section 9.1(b) is satisfied (the “Specified Time”), the Issuer receives a bona fide, unsolicited, written third party Issuer Acquisition Proposal, the Issuer shall be entitled to engage or participate in negotiations or discussions concerning, or provide or furnish any information to any Person relating to, such Issuer Acquisition Proposal, subject to a confidentiality agreement which does not prohibit Issuer from complying with its obligations pursuant to this Section 7.5 or Section 8.6 of this Agreement, if (i) the Issuer Board or the Issuer Special Committee determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Issuer Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, (ii) the Issuer Board or the Issuer Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to take such actions would reasonably be expected to result in a breach of its fiduciary duties under applicable Law and (iii) the Issuer has not intentionally and materially breached this Section 7.5 with respect to such Issuer Acquisition Proposal. Prior to the Specified Time, the Issuer will promptly (and in any event with 48 hours) notify the Sellers and HPC of the receipt of any Issuer Acquisition Proposal, which notice shall include the material terms of and identity of the Person(s) making such Issuer Acquisition Proposal. The Issuer shall keep the Sellers and HPC reasonably informed of the status and details of any such Issuer Acquisition Proposal and of any material amendments or proposed material amendments thereto and will promptly (and in any event within 48 hours) notify the Sellers and HPC of any determination by the Issuer Board or the Issuer Special Committee that such Issuer Acquisition Proposal constitutes a Superior Proposal.

ARTICLE VIII

ADDITIONAL AGREEMENTS

8.1 Reasonable Efforts; Further Assurances.

(a) Each Party shall use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in ARTICLE IX, as applicable to each of them. Each Party, at the reasonable request of any other, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Issuer Transactions and other transactions contemplated by this Agreement.

(b) Subject to the terms and conditions hereof, each Party shall use its respective commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Issuer Transactions and other transactions contemplated by this Agreement including, without limitation, using their respective commercially reasonable efforts: (i) to obtain prior to the Closing Date all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby; (ii) to effect all necessary registrations and filings required by any Governmental Authority (in connection with which each Party shall cooperate with each other Party in connection with the making of all such registrations and filings, including, without limitation, providing copies, as reasonably necessary and to the extent permitted by Law, of all such documents to the non-filing party and its advisors prior to the time of such filing and, if requested, will accept reasonable additions, deletions or changes suggested in connection therewith); (iii) to furnish to each other Party such information and assistance as reasonably may be requested in connection with the foregoing; and (iv) to lift, rescind or mitigate the effects of any injunction, restraining order or other ruling by a Governmental Authority adversely affecting the ability of any Party to consummate the Issuer Transactions or other transactions contemplated hereby and to prevent, with respect to any such threatened injunction, restraining order or other such ruling, the issuance or entry thereof.

(c) No Party shall take any action or fail to take any commercially reasonable action permitted by this Agreement if such action or failure to take action could reasonably be expected to result in any of the conditions to the Closing set forth in ARTICLE IX of this Agreement not being satisfied as of the Closing Date.

8.2 Notification of Certain Matters.

(a) The Sellers and HPC shall give prompt notice to Issuer, and Issuer shall give prompt notice to the Sellers and HPC, of the occurrence or non-occurrence of (i) any event, the occurrence or non-occurrence of which would reasonably be expected to result in any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.2(a) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(b) The Sellers and HPC shall give prompt notice to Issuer, and Issuer shall give prompt notice to the Sellers and HPC of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Issuer Transactions or other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the Issuer Transactions or other transactions contemplated by this Agreement; (iii) any litigation relating to or involving or otherwise affecting Scient’x or any of its Subsidiaries or Issuer that relates to the Issuer Transactions or other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under either a Scient’x Material Contract or an Issuer Material Contract; and (v) any change that would be considered reasonably likely to result in a Scient’x or Issuer Material Adverse Effect, as the case may be, or is likely to impair the ability of any Party to consummate the transactions contemplated by this Agreement.

8.3 Public Announcements. Except as otherwise required by applicable Law, court process or as provided elsewhere herein, prior to the Closing or the earlier termination of this Agreement pursuant to ARTICLE X, no Party shall, nor shall any Party permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the Issuer Transactions or other transactions contemplated by this Agreement without the consent of each other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

8.4 Antitrust Laws.

(a) Each Party shall use commercially reasonable efforts to obtain as promptly as practicable after the date hereof the authorizations, consents, orders, approvals, actions or non-actions necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and for the consummation of the Issuer Transactions and all other transactions contemplated hereby. In furtherance and not in limitation of the foregoing, each Party shall (i) use commercially reasonable efforts to achieve compliance with, and make, as promptly as practicable after the date hereof, all filings required by, the HSR Act and all other applicable Antitrust Laws; (ii) use commercially reasonable efforts to submit as promptly as practicable all additional information and documents reasonably requested by a Governmental Authority under the HSR Act or any other applicable Antitrust Law; and (iii) not take or fail to take any action when such action or failure to act reasonably could be expected to have the effect of materially delaying, impairing or impeding the authorizations, consents, orders, approvals, actions or non-actions of a Governmental Authority necessary for the execution, delivery and performance of this Agreement, and for the consummation of the Issuer Transactions and all other transactions contemplated hereby.

(b) Each Party shall, in connection with the efforts referenced in Section 8.4(a), use its commercially reasonable efforts, to the extent permitted by law, to (i) cooperate with each other, including without limitation by supplying to each other all reasonably necessary information and documents, in connection with any filing, submission, or investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party timely informed of any communication received from, or given to, the Federal Trade Commission (“FTC”), the Antitrust Division of the United States Department of Justice (“DOJ”), or any other United States or foreign Governmental Authority and, in connection with any proceeding by a private party, of any communication received from or given to any Person (other than the Representatives or Affiliates of the Parties), in each case regarding any of the transactions contemplated hereby; (iii) permit the other Parties to review in advance any communication from it to the FTC, the DOJ, or any other Governmental Authority or, in connection with any proceeding by a private party, to any other Person (other than the Representatives or Affiliates of the Parties); and (iv) consult with the other Parties in advance of any meeting or conference with the FTC, the DOJ, or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person (other than the Representatives or Affiliates of the Parties) and, to the extent permitted by the FTC, the DOJ, or any other applicable Governmental Authority or other Person, give the other Parties the opportunity to attend and participate in such meetings and conferences.

(c) In furtherance and not in limitation of the covenants contained in Sections 8.4(a) and 8.4(b), if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any claim, action, suit, proceeding or investigation is instituted, or threatened to be instituted, by the FTC, the DOJ, or any other applicable Governmental Authority or private party, challenging the Issuer Transactions or any of the other transactions contemplated hereby as violative of any Antitrust Law, or which would otherwise prohibit or materially impair or materially delay the consummation of the Issuer Transactions or other transactions contemplated by this Agreement (an “Antitrust Challenge”), each Party shall use commercially reasonable efforts to resolve all such Antitrust Challenges so as to permit consummation of the Issuer Transactions and the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement (including pursuant to the immediately preceding sentence), nothing in this Agreement obligates Issuer, AcqusitionHoldCo or AcquisitionCo (i) to divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, Scient’x (or any of the businesses, product lines or assets of Scient’x or its Affiliates), Issuer (or any of the businesses, product lines or assets of Issuer or its Affiliates), AcquisitionHoldCo (or any of the businesses, product lines or assets of AcquisitionHoldCo or its Affiliates) or AcquisitionCo (or any of the businesses, product lines or assets of AcquisitionCo or its Affiliates); (ii) to alter or restrict materially the business or commercial practices of Issuer, AcquisitionHoldco AcquisitionCo, Scient’x, or any of their respective Affiliates. Notwithstanding anything to the contrary in this Agreement (including pursuant to the immediately preceding sentence), nothing in this Agreement obligates Issuer, AcquisitionHoldco, AcquisitionCo, the Sellers or HPC (i) to change or agree to change the proposed structure of the transactions contemplated hereby (including if such change would cause such Antitrust Challenge to be vacated, lifted, reversed or overturned in a manner that preserves the intended benefits of the transactions contemplated by this Agreement) or (ii) to agree to modify (A) the amount or kind of consideration to be received by the Sellers as provided in this Agreement or (B) any of the material terms of this Agreement.

8.5 Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, Issuer, with the timely cooperation and assistance of HPC, Scient’x and the Sellers shall prepare and file with the SEC a proxy statement relating to the meeting of Issuer’s stockholders (the “Issuer Stockholders’ Meeting”) to be held to consider approval of the Issuer Transactions (such proxy statement, as amended or supplemented, the “Proxy Statement”). The Sellers and HPC shall provide all information regarding the Sellers, HPC, Scient’x Groupe and Scient’x as may reasonably be requested by Issuer for inclusion in the Proxy Statement. The Parties shall reasonably cooperate with each other in the preparation of the Proxy Statement and to have such document cleared by the SEC as promptly as reasonably practicable after such filing. HPC and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement prior to filing with the SEC. Issuer shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable upon the earlier of (x) receiving notification that the SEC is not reviewing the Proxy Statement and (y) the conclusion of any SEC review of the Proxy Statement. Issuer shall promptly provide copies, consult with the Sellers and HPC and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and advise the Sellers and HPC of any oral comments received from the SEC. Issuer shall cause the Proxy Statement to comply as to form with the rules and regulations promulgated by the SEC under the Exchange Act.

(b) If, at any time prior to the Issuer Stockholders’ Meeting, any event or circumstance relating to any Party, or any of its respective Affiliates, shareholders, officers or directors should be discovered by any Party, which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other Parties. As promptly as practicable after discovering such event or circumstance or being so informed, Issuer, with the timely cooperation and assistance of the Sellers, HPC and Scient’x, shall prepare and file with the SEC an amendment or supplement to the Proxy Statement containing a description of such event or circumstance and disseminate such amendment or supplement to the Proxy Statement to the stockholders of Issuer. Prior to the occurrence of any Adverse Recommendation Change, HPC and its counsel shall be given a reasonable opportunity to review and comment upon such amendment or supplement prior to filing with the SEC.

(c) Issuer covenants that the information supplied by Issuer for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Issuer, (ii) the time of the Issuer Stockholders’ Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Issuer is responsible for filing with the SEC in connection with the Issuer Stockholders’ Meeting, the Issuer Transactions or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d) Each of the Sellers and HPC covenants that the information supplied by such Person for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Issuer, (ii) the time of the Issuer Stockholders’ Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.6 Issuer Stockholders’ Meeting. Issuer shall take all actions in accordance with Law, the organizational documents of Issuer and the rules of The NASDAQ Stock Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, the Issuer Stockholders’ Meeting solely for the purpose of considering and voting upon the issuance of the Issuer Common Stock in the Issuer Transactions, including, without limitation, the Shares (the “Issuer Voting Proposal”). Once the Issuer Stockholders’ Meeting has been called and noticed, Issuer shall not postpone or adjourn the Issuer Stockholders’ Meeting without the consent of HPC, which consent shall not be unreasonably withheld or delayed, other than (i) for the absence of a quorum or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that it believes in good faith is necessary under applicable Law and for such supplemental and amended disclosure to be disseminated and reviewed by Issuer’s stockholders prior to the Issuer Stockholders’ Meeting and for the satisfaction of the proviso to the fourth sentence of this paragraph; provided that in the event that the Issuer Stockholders’ Meeting is delayed to a date after the End Date as a result of either (i) or (ii) above, then the End Date shall be extended to the fifth business day after such date). Except as expressly permitted by this Section 8.6, (i) the Issuer Special Committee shall recommend approval of the Issuer Voting Proposal by the stockholders of Issuer and include such recommendation in the Proxy Statement, (ii) none of the Issuer Special Committee, the Issuer Board or any other committee of the Issuer Board shall withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify in any manner adverse to the Sellers or HPC, the recommendation of the Issuer Special Committee that the Issuer’s stockholders vote in favor of the Issuer Voting Proposal (any of the foregoing, or a failure by the Issuer Board or the Special Committee to recommend approval of the Issuer Voting Proposal in the Proxy Statement, an “Adverse Recommendation Change”) and (iii) Issuer shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Issuer Voting Proposal and subject to the fiduciary duties of the directors, shall take all reasonably necessary action to secure the vote of stockholders required by applicable Law. Notwithstanding the foregoing, at any time prior to the Specified Time, the Issuer Board or the Issuer Special Committee may make an Adverse Recommendation Change if the Issuer Board or the Issuer Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties under applicable Law; provided, further, that, in addition to the condition in the immediately preceding clause, the following additional conditions must first be satisfied prior to effecting an Adverse Recommendation Change in response to a Superior Proposal: the Issuer has (A) provided to the Sellers and HPC three Business Days’ prior written notice which notice shall (1) state that it has received a Superior Proposal and describe the material terms and conditions of the Superior Proposal and the identity of the Person or group making the Superior Proposal, (2) include a copy of the current draft of each negotiated agreement comprising the Superior Proposal, and (3) state that the Issuer Board or Issuer Special Committee intends to effect an Adverse Recommendation Change due to the existence of such Superior Proposal; (B) provided to the Sellers and HPC a copy of all written due diligence materials made available to the Person making the Superior Proposal in connection with such Superior Proposal to the extent that such materials have not previously been provided to the Sellers and HPC; (C) during such three Business Days period, if requested by the Sellers or HPC, engaged in, and caused its financial advisors to have engaged in, good faith negotiations with respect to any counterproposal to a Superior Proposal or any amendments to this Agreement; and (D) the Sellers and HPC shall not have, during such three Business Days period, made, and not withdrawn, a bona fide written offer (that will be binding on the Sellers and HPC assuming due authorization and execution thereof by the Issuer) that the Issuer Board or the Issuer Special Committee has in good faith determined results in the Superior Proposal no longer being a Superior Proposal. Nothing contained in this Section 8.6 or otherwise contained in this Agreement shall be deemed to prohibit Issuer from taking and disclosing to its stockholders a position with respect to a tender offer required by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to Issuer’s stockholders if, in the good faith judgment of the Issuer Special Committee or the Issuer Board after consultation with outside legal counsel, failure to so disclose would conflict with applicable Law; provided, however, that except as specifically permitted in this Section 8.6, neither the Issuer, the Issuer Board nor the Issuer Special Committee shall withdraw or modify its recommendation to approve the Issuer Voting Proposal, or propose to any person outside the Issuer to approve or recommend an Issuer Acquisition Proposal. For the avoidance of doubt, the parties agree that notwithstanding an Adverse Recommendation Change, Issuer shall convene and hold the Issuer Stockholder Meeting, unless the Agreement is otherwise terminated in accordance with its terms.

8.7 Support Covenant. HPC shall appear at the Issuer Stockholders’ Meeting or otherwise cause the shares of Issuer Common Stock beneficially owned by HPC to be present thereat for purposes of establishing a quorum, and vote in favor of the Issuer Transactions.

8.8 NASDAQ Listing. Issuer shall use its commercially reasonable efforts to cause the Shares to be authorized for listing on the NASDAQ Global Market, subject to official notice of issuance, prior to the issuance of such Shares.

8.9 Tax Matters. No Party shall take any action that would reasonably be likely to prevent the Issuer Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code (a “368(a) Reorganization”), and prior to the Closing Date, each Party shall use its best efforts to cause the Issuer Transactions to qualify as a 368(a) Reorganization.

8.10 Minority Shareholders. The Sellers and HPC shall use their commercially reasonable efforts to cause each of BROSE PE TREUHAND GmbH, a German Gesellschaft mit beschränkter Haftung (“Brose”), MEDICAL STRATEGIES MANAGEMENT & CONSULTING SERVICE LTD., a Cyprus corporation (“MSM”) and PRIM S.A., a Spanish Sociedad Anónima (“PRIM”) and together with Brose and MSM, the “Minority Scient’x Shareholders”) to enter into share purchase agreements with Issuer, AcqusitionHoldCo and AcquisitionCo (the “Minority Purchase Agreements”) providing for the sale and transfer of their Scient’x Shares to AcquisitionCo for the same consideration per share as contemplated herein and calculated based on the Exchange Ratio. The Minority Purchase Agreements shall be substantially in the form set forth as Exhibit C attached hereto. In the event that any Minority Scient’x Shareholder has not executed and delivered a Minority Purchase Agreement within a reasonable time after the date hereof, the Sellers and HPC will consult with Issuer and the Special Committee with regard to next steps to be taken with a goal to acquisition of any such Scient’x Shares not yet committed to be sold to Issuer.

8.11 Termination of 401(k) Plans. Effective as of the end of the last full payroll period prior to the Closing, if requested in writing by Issuer at least 10 Business Days prior to the Closing, the Sellers and HPC shall cause Scient’x to terminate any and all 401(k) plans sponsored or maintained by Scient’x or any of its Subsidiaries, and shall provide Issuer evidence that each such 401(k) plan has been terminated pursuant to resolutions of the board of directors of Scient’x or the applicable Subsidiary, as appropriate, that are reasonably acceptable to Issuer. HPC shall cause Scient’x to provide copies of all reports, notices, forms, returns or other documentation related to such plans as are reasonably requested by Issuer after the date hereof.

8.12 Formation and Joinder of AcquisitionCo and AcquisitionHoldCo. As promptly as is reasonably practicable after the date hereof, Issuer shall complete the formation of AcquisitionCo and AcquisitionHoldCo, including, as applicable, (i) the preparation, execution and delivery, notarization and, to the extent necessary, filing with the necessary Governmental Authorities the requisite documents, including the AcquisitionCo Organizational Documents and the AcquisitionHoldCo Organizational Documents, (ii) the provision of adequate capital, (iii) the appointment of the requisite officers, directors or managers, (iv) the making of the requisite U.S. federal income tax entity classification elections, and (v) the undertaking of such other acts as may be necessary or advisable to effect the formation of AcquisitionCo and AcquisitionHoldCo. Upon the completion of such formation, Issuer shall cause AcquisitionCo and AcquisitionHoldCo to join this Agreement as Parties hereto, by their execution and delivery of an instrument of joinder in substantially the form of Exhibit D attached hereto. Each of the other Parties hereby consents to such joinder, which shall not be deemed to constitute an amendment hereto, and which shall not require any other consent, agreement or signature.

ARTICLE IX

CONDITIONS TO CLOSING

9.1 Conditions to Obligations of Each Party to Effect the Issuer Transactions. The obligations of each Party to effect the Issuer Transactions and consummate the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable Law:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Law or prohibition preventing the consummation of any of the Issuer Transactions shall be and remain in effect, nor shall there be any action taken, or any Law enacted, entered, enforced or deemed applicable to any of the Issuer Transactions, which makes the consummation of any of the Issuer Transactions illegal. There shall not be any investigation, proceeding or litigation instituted, commenced, pending or threatened in writing by any Governmental Authority relating to the Issuer Transactions or any other transactions contemplated by this Agreement, that would or is reasonably likely to (i) restrain, limit, enjoin, prevent, restrict, prohibit, or make illegal in whole or in part, the Issuer Transactions or any other transactions contemplated by this Agreement or (ii) result in material damages being imposed on Issuer, AcquisitionHoldco, AcquisitionCo, HPC, the Sellers or any of their respective Affiliates.

(b) Stockholder Approval. The Issuer shall have obtained the Required Issuer Vote with respect to the Issuer Transactions; provided, that in the event that the Issuer Board or the Issuer Special Committee makes an Adverse Recommendation Change, then, in addition to the Required Issuer Vote, the Issuer shall also have obtained the Unaffiliated Stockholder Vote with respect to the Issuer Transactions.

(c) Regulatory Approval. All authorizations, consents, orders, approvals, actions or non-actions of a Governmental Authority that are required for the lawful consummation of the Issuer Transactions and all other transactions contemplated hereby, including without limitation the expiration or termination of all applicable waiting periods under the HSR Act and all other applicable Antitrust Laws, shall have occurred or been obtained and remain in full force and effect.

(d) NASDAQ. The Shares shall have been authorized for listing on the NASDAQ Global Market, subject to official notice of issuance.

(e) Consents. The material consents to the transactions contemplated by this Agreement required pursuant to Scient’x Material Contracts and the Issuer Material Contracts, limited to those listed on Schedule 9.1(e) hereto, shall have been obtained by or on behalf of Scient’x or the Issuer, as applicable, and copies shall have been delivered to Issuer or the Sellers and HPC, as applicable.

9.2 Additional Conditions to Obligations of Issuer. The obligations of Issuer to effect the Issuer Transactions are also subject to the following conditions, any and all of which may be waived in writing by Issuer, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. (i) The representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.1, 3.2, 3.3, 3.4, 4.1, 4.2, 4.3 and 4.4 shall be true and correct in all respects as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and complete as of such date); (ii) the other representations and warranties contained in Article II, Article III and ARTICLE IV shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except with respect to this clause (ii) where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or Material Adverse Effect qualifications contained therein) would not, individually or in the aggregate, reasonably be expected to have an Scient’x Material Adverse Effect; and (iii) Issuer shall have received a certificate signed by the Sellers and HPC, dated as of the Closing Date, to such effect.

(b) Agreements and Covenants. The Sellers and HPC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Issuer shall have received a certificate signed by the Sellers and HPC, dated as of the Closing Date, to such effect.

(c) No Material Adverse Effect. From and after the date hereof, there shall not have occurred any event that has an Scient’x Material Adverse Effect.

(d) Corporate Governance Agreement. The Corporate Governance Agreement shall continue to be in full force and effect.

(e) Audited Financial Statements. Issuer shall have received (i) the consolidated audited balance sheets of Scient’x Groupe as of December 31, 2008, and the related consolidated audited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto, (ii) the consolidated audited balance sheets of Scient’x as of December 31, 2008, and the related consolidated audited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto, (iii) the consolidated balance sheets of Scient’x Groupe as of September 30, 2009, after review by Scient’x’s independent public accounting firm, and the related reviewed consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto, and (iv) the consolidated balance sheets of Scient’x as of September 30, 2009, after review by Scient’x’s independent public accounting firm, and the related consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto (collectively, the “Audited Scient’x Financial Statements”).

9.3 Additional Conditions to Obligations of the Sellers and HPC. The obligation of the Sellers and HPC to effect the Issuer Transactions is also subject to the following conditions, any and all of which may be waived in writing by the Sellers and HPC, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. (i) The representations and warranties of Issuer contained in Sections 5.1, 5.2 and 5.3 and the representations and warranties of AcquisitionCo and AcquisitionHoldCo contained in ARTICLE VI shall be true and correct in all respects as of the date of this Agreement (or the date of such party’s joinder hereto, as applicable) and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and complete as of such date); (ii) the other representations and warranties made by Issuer in ARTICLE V shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except with respect to this clause (ii) where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or Material Adverse Effect qualifications contained therein) would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect; and (iii) the Representative shall have received a certificate signed by the President of Issuer, dated as of the Closing Date, to such effect.

(b) Agreements and Covenants. Issuer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and the Sellers and HPC shall have received a certificate signed by the President of Issuer, dated as of the Closing Date, to such effect.

(c) No Material Adverse Effect. From and after the date hereof there shall not have occurred any event that has an Issuer Material Adverse Effect.

(d) Registration Rights Agreement. Issuer shall have executed and delivered to HPC the Registration Rights Agreement in substantially the form attached hereto as Exhibit E.

ARTICLE X

TERMINATION AND AMENDMENT

10.1 Termination. This Agreement may be terminated and the Issuer Transactions and other transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a) by mutual written consent of (i) Issuer and (ii) HPC;

(b) by either Issuer or HPC if a Governmental Authority shall have issued an order or taken any other action that, in each case, has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Issuer Transactions or a transaction on substantially similar terms and conditions, unless the Party seeking termination under this Section 10.1(b) has not complied in all material respects with its obligations under this Agreement;

(c) by Issuer, if Issuer is not in material breach of its obligations under this Agreement, and if (i) at any time any of the representations and warranties of the Sellers, or HPC herein are or become untrue or inaccurate such that Section 9.2(a) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 10.1(c)) or (ii) there has been a breach on the part of the Sellers or HPC of any covenants or agreements contained in this Agreement such that Section 9.2(b) will not be satisfied (treating such time as if it were the Closing for purposes of this Section 10.1(c)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after written notice thereof to the Sellers or HPC;

(d) by the Sellers or HPC, if the Sellers and HPC are not in material breach of their respective obligations under this Agreement, and if (i) at any time the representations and warranties of Issuer herein become untrue or inaccurate such that Section 9.3(a)(d) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 10.1(d)), or (ii) there has been a breach on the part of Issuer of any of its respective covenants or agreements contained in this Agreement such that Section 9.3(b) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 10.1(d)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after written notice thereof to Issuer;

(e) by either (i) Issuer or (ii) HPC (provided HPC has complied with Section 8.7), if, at the Issuer Stockholders’ Meeting at which a vote on the Issuer Voting Proposal is taken, (x) the Required Issuer Vote shall not have been obtained or (y) if an Adverse Recommendation Change has occurred, the Unaffiliated Stockholder Vote shall not have been obtained;

(f) by either (i) Issuer or (ii) HPC if the Issuer Transactions shall not have been consummated by the date that is four (4) months after the date of this Agreement (the “End Date”); provided that the right to terminate this Agreement under this Section 10.1(f) shall not be available to (x) any Party whose material breach or failure to fulfill any obligation under this Agreement has been the principal cause of the failure of the Issuer Transactions to be consummated before such date;

(g) by HPC if the Issuer Board (or any committee thereof) shall have made an Adverse Recommendation Change; and

(h) by Issuer, prior to the Specified Time, to accept a Superior Proposal, if it has not materially breached Section 7.5 or Section 8.6.

10.2 Effect of Termination. Except as provided in this Section 10.2, in the event of the termination of this Agreement pursuant to Section 10.1, this Agreement will forthwith become void, and there will be no liability on the part of any Party or any of its respective Representatives to the other and all rights and obligations of any Party will cease, except that nothing herein will relieve any Party from liability for any breach of any representation, warranty, covenant or agreement contained in this Agreement if such breach was willful and a material cause of such termination. The provisions of this Section 10.2 (Effect of Termination), Section 10.3 (Fees and Expenses) and ARTICLE XI (Miscellaneous Provisions) (to the extent applicable to such surviving sections) of this Agreement shall remain in full force and effect and shall survive any termination of this Agreement.

10.3 Fees and Expenses.

(a) Except as expressly provided herein, all fees and expenses incurred by the Parties in connection with this Agreement and the transactions contemplated hereby shall be paid by the relevant Party incurring such fees and expenses, whether or not the Issuer Transactions are consummated, provided, however, that (i) Issuer and the Participating Scient’x Shareholders shall share the filing fees for all pre-merger notification reports under the HSR Act and any other applicable Antitrust Law relating to the Issuer Transactions as follows: (A) all of such fees shall be paid in cash by Issuer as they are due to the applicable authorities; and (B) upon and subject to the Closing, twenty eight percent (28%) of the total amount of such fees shall be paid pro rata by the Participating Scient’x Shareholders through a reduction in the number of shares of Issuer Common Stock otherwise payable to the Participating Scient’x Shareholders in the manner set forth in Section 10.3(b) below, (ii) Issuer and HPC shall share equally the cost of registering the transfer of the Acquired Scient’x Shares and Acquired Groupe Shares with the French tax authorities and the relevant registration duties (droits d’enregistrement), as follows: (A) all of such fees shall be paid in cash by Issuer as they are due to the applicable authorities; and (B) upon and subject to the Closing, the total amount of such fees shall be paid by HPC through a reduction in the number of shares of Issuer Common Stock otherwise payable to HPC in the manner set forth in Section 10.3(b) below, (iii) Issuer shall reimburse Scient’x, upon request by Scient’x from time to time, for the accounting fees relating to the conversion of the Scient’x Financial Statements and the Scient’x Interim Financial Statements into GAAP, subject to receipt of invoices for same and proof of payment, and (iv) the attorney’s fees and the fees of Canaccord Adams incurred by HPC in connection with this Agreement and the transactions contemplated hereby (the “HPC Advisors’ Fees”) shall be paid as follows: (A) HPC shall provide a certificate executed by an authorized officer or partner of HPC, dated as of the Closing Date (the “Fee Certificate”), certifying as of such date the aggregate amount of the HPC Advisors’ Fees (including an itemized list showing the Person to whom such amount is owed as of the Closing Date, or to whom such fees have been paid prior to the Closing Date, and attaching proof of payment of same); (B) upon and subject to the Closing and receipt of the Fee Certificate, Issuer shall reimburse HPC for the portion of the HPC Advisors’ Fees that HPC has paid, as set forth in the Fee Certificate, and shall pay the remaining balance of such fees; and (C) the aggregate amount of the HPC Advisors’ Fees shall be paid pro rata by the Participating Scient’x Shareholders through a reduction in the number of shares of Issuer Common Stock otherwise payable to the Participating Scient’x Shareholders in the manner set forth in Section 10.3(b) below. The Sellers and HPC represent that Scient’x has not incurred or paid any legal fees in relation to the Issuer Transactions prior to the date hereof, and agree that Scient’x shall not incur or pay any such fees after the date hereof.

(b) The amounts due from the Participating Scient’x Shareholders under clauses (i) and (iv) of Section 10.3(a) above shall be aggregated as of the Closing and shall be paid by the Participating Scient’x Shareholders through a pro rata reduction in the number of shares of Issuer Common Stock otherwise payable to such Participating Scient’x Shareholder pursuant to Section 1.5 hereof (or the corresponding provision in the applicable Minority Purchase Agreement), provided, that for this purpose pro rata shall mean a fraction, the numerator of which is number of Scient’x Shares held by the Participating Scient’x Shareholder, and the denominator of which is the number of Scient’x Shares held by all of the Participating Scient’x Shareholders. The amounts due from HPC under clause (ii) above shall be aggregated as of the Closing and shall be paid by HPC through a reduction in the number of shares of Issuer Common Stock otherwise payable to HPC pursuant to Section 1.5 hereof. The number of shares of Issuer Common Stock subject to such reductions shall be determined based on the Issuer Common Stock Price.

(c) Issuer shall pay HPC a cash termination fee equal to $3,200,000 (the “Termination Fee”) in the event of the termination of this Agreement:

(i) by HPC pursuant to Section 10.1(g);

(ii) by Issuer pursuant to Section 10.1(h);

(iii) by Issuer or HPC pursuant to Section 10.1(e) (provided, in the event of a termination by HPC, HPC has complied with Section 8.7) or Section 10.1(f), if, at or prior to the time of such termination, there shall have been publicly announced a proposal for an Issuer Acquisition Transaction, and within twelve (12) months after such termination such Issuer Acquisition Transaction shall have been consummated; or

(iv) by HPC or Issuer pursuant to Section 10.1(e) if, at or prior to the time of such termination under Section 10.1(e), there shall have been an Adverse Recommendation Change.

(d) Any fee due under Section 10.3(c)(i), (c)(ii) or (c)(iv) shall be paid by wire transfer of same-day funds within one (1) Business Day after the date of termination of this Agreement. Any fee due under Section 10.3(c)(iii) shall be paid by wire transfer of same-day funds on the same Business Day as the consummation of the Issuer Acquisition Transaction. In no event shall the Issuer be required to pay the Termination Fee on more than one occasion.

(e) The parties acknowledge that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If either party fails to promptly pay to the other party any fee due hereunder, the non-paying party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America, N.A. plus 2% per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid. Payment of the fees and expenses described in this Section 10.3 shall not be in lieu of liability pursuant to Section 10.2.

10.4 Amendment. Any term of this Agreement may be amended, only with the written consent of Issuer, the Sellers and HPC. Any amendment effected in accordance with this Section 10.4 shall be binding upon each Party.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within twenty-four (24) hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

(a) If to Issuer:

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

Attn: Ebun Garner, General Counsel

Fax: 760-431-9083

With a copy to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California, 94303

Telecopier: (650) 833-2001

E-Mail: diane.frankle@dlapiper.com

Attention: Diane Holt Frankle

(b) If to HPC or the Sellers:

c/o Healthpoint Capital, LLC

505 Park Avenue

12th Floor

New York NY 10022

Attention: John H. Foster

Fax: 212-935-6878

with a copy to:

Covington & Burling LLP

265 Strand

London WC2R 1BH

England

Telecopier: 44 (0) 20.7067.2222

E-Mail: plaveran@cov.com

Attention: Peter Laveran-Stiebar

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the date of receipt or refusal.

11.2 Interpretation. When a reference is made in this Agreement to Sections, subsections or Schedules, such reference shall be to a Section, subsection or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

11.4 Entire Agreement. This Agreement (including all schedules hereto), the Corporate Governance Agreement, the Registration Rights Agreement and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

11.5 Assignment and Successors. Except as explicitly set forth herein, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and their successors and assigns. This Agreement shall not be assigned by operation of Law or otherwise, except that Issuer may assign all or any of its rights hereunder to any Affiliate, provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

11.6 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No covenant or other undertakings in this Agreement shall constitute an amendment to any employee benefit plan, policy, program, or arrangement and any covenant or undertaking that suggests that an employee benefit plan, policy, program, or arrangement will be amended shall be effective only upon the adoption of a written amendment in accordance with the amendment procedures of such plan, policy, program, or arrangement.

11.7 Failure or Indulgence Not Waiver; Remedies Cumulative; Waivers. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available. To the maximum extent permitted by Law, (i) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. At any time prior to the Closing, any Party may extend the time for the performance of any of the obligations or other acts required hereunder of any other Party, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto made by any other Party and waive compliance with any of the agreements or conditions contained herein by any other Party. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Party to be bound thereby.

11.8 Mutual Drafting; Further Representations. This Agreement is the mutual product of the parties hereto, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of each of the parties and shall not be construed for or against any party hereto. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by any other party as to such tax consequences.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that jurisdiction excluding (to the greatest extent a Delaware court would permit) any rule of Law that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

11.10 Enforcement. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties acknowledge and agree that each other party hereunder would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a party hereunder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party hereunder may be entitled, at Law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

11.11 Consent to Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Delaware and (c) consents to service of process in the State of Delaware in the same manner as notice may be delivered in accordance with Section 11.1. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

11.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

11.13 Survival. All representations and warranties of the Sellers, HPC, AcquisitionCo, AcquisitionHoldCo and the Issuer contained in this Agreement or incorporated herein by reference or in any certificate delivered by any of the Parties pursuant hereto will terminate upon, and will not survive, the Closing. Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement to be performed by the Sellers, HPC and the Issuer prior to Closing will terminate and not survive the Closing.

11.14 Certain Definitions. For purposes of this Agreement, unless the context otherwise requires, the term:

(a) “Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, but not limited to, any partnership or joint venture in which the Person (either alone, or through or together with any of its Subsidiaries) has, directly or indirectly, an interest of 10% or more.

(b) “Antitrust Law” means any federal, state or foreign law, regulation or decree, including without limitation the HSR Act, designed to regulate mergers and acquisitions from the standpoint of competition or to prohibit, restrict or regulate actions having the purpose or effect of monopolization, abuse of dominance, unreasonable restraint of trade, creation or maintenance of a dominant position, or lessening of competition through merger or acquisition.

(c) “contract” means any contract, plan, undertaking, understanding, agreement, license, lease, permit, franchise, note, bond, mortgage, indenture, binding commitment or other instrument or obligation, whether written or oral.

(d) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other securities, as trustee or executor, by contract or credit arrangement or otherwise.

(e) “Scient’x Acquisition Proposal” means any inquiry or proposal that constitutes, or would reasonably be expected to lead to, a proposal or offer for an Scient’x Acquisition Transaction, other than the transactions contemplated by this Agreement.

(f) “Scient’x Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from Scient’x, Scient’x Groupe or any shareholder of Scient’x by any Person or group of Persons (other than Issuer or any of its Affiliates) of 5% or more in interest of the total outstanding voting securities of Scient’x or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or group of Persons (other than Issuer or any of its Affiliates) beneficially owning 5% or more in interest of the total outstanding voting securities of Scient’x or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Scient’x pursuant to which the shareholders of Scient’x immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 5% or more of the assets of Scient’x and its Subsidiaries taken as a whole; or (iii) any liquidation or dissolution of Scient’x.

(g) “Scient’x Credit Facility” means the Loan and Security Agreement dated as of May 29, 2009 between Oxford Finance Corporation as lender and Scient’x USA, Inc. as borrower, as amended by the Consent and Loan Modification between Oxford Finance Corporation and Scient’x USA, Inc. dated as of November 4, 2009, and all other agreements and instruments contemplated therein and ancillary thereto to which Scient’x or any of its Subsidiaries is party.

(h) “Scient’x Outstanding Shares” means the number of Scient’x Shares outstanding on the Closing Date.

(i) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j) “Exchange Ratio” means the quotient obtained by dividing the number of Issuer Consideration Shares by the number of Scient’x Outstanding Shares.

(k) “Healthcare Provider” means any physician, surgeon or other Person that is in a position to prescribe the use of Scient’x’s products for use in a patient.

(l) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(m) “Issuer Acquisition Proposal” means any inquiry or proposal that constitutes, or would reasonably be expected to lead to, a proposal or offer for an Issuer Acquisition Transaction, other than the transactions contemplated by this Agreement.

(n) “Issuer Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from the Issuer by any Person or group of Persons (other than shareholders of Scient’x) of 5% or more in interest of the total outstanding voting securities of the Issuer or any of its Subsidiaries, (ii) any merger, consolidation, business combination or similar transaction involving Issuer; (iii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 5% or more of the assets of Issuer and its Subsidiaries taken as a whole; (iv) any acquisition or purchase or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), of the assets of any Person or group of Persons by Issuer or any Subsidiary of Issuer; (v) any acquisition or purchase by Issuer or any Subsidiary of Issuer from any Person or group of Persons of securities of such Person; (vi) any tender offer or exchange offer involving Issuer or any of its Subsidiaries; or (vii) any liquidation or dissolution of the Issuer.

(o) “Issuer Credit Facility” means the Loan And Security Agreement dated as of December 5, 2008 between Silicon Valley Bank, Oxford Finance Corporation, Alphatec Spine, Inc. and Issuer.

(p) “Issuer Common Stock Price” means the average closing price of the Issuer Common Stock over the 5 trading day period ending on the trading day that is three (3) trading days prior to the Closing Date, as reported in the Wall Street Journal; provided, such average closing price is not (i) greater than the Maximum Issuer Price, in which case the Issuer Common Stock Price shall be equal to the Maximum Issuer Price, or (ii) less than the Minimum Issuer Price, in which case the Issuer Common Stock Price shall be equal to the Minimum Issuer Price.

(q) “Issuer Consideration Shares” means 24,000,000 shares of Issuer Common Stock.

(r) “Issuer Material Adverse Effect” means any change, event or effect that has material adverse effect on the business, operations, assets (including, without limitation, intangible assets), financial condition or results of operations of Issuer and its Subsidiaries, taken as a whole, excluding any changes, events or effects that arise out of or are attributable to: (i) general political, business, economic or securities markets conditions which do not disproportionately affect Issuer and its Subsidiaries relative to other participants in the spinal implant industry, (ii) conditions that materially and adversely affect the spinal implant industry, which changes do not disproportionately affect Issuer and its Subsidiaries relative to other participants in such industry, (iii) natural disasters, acts of war or other hostilities or terrorism, (iv) the loss of customers, prospective customers, suppliers, prospective suppliers, employees, prospective employees, business relationships, or prospective business relationships as a result of the announcement, pendency or consummation of the Issuer Transactions or other transactions contemplated by this Agreement, (v) changes in any applicable accounting regulations or principles or the interpretation thereof, (vi) failure of Issuer to meet revenue, earnings or other projections (provided that the underlying causes of such failure shall not be excluded pursuant to this clause), or (vii) any breach of this Agreement by the Sellers or HPC. For the avoidance of doubt, any decrease in Issuer’s stock price in and of itself is not an Issuer Material Adverse Effect, provided that this sentence shall not preclude the other Party from asserting that the underlying cause of any such decrease in stock price is an Issuer Material Adverse Effect.

(s) “Issuer Stockholders’ Meeting” means the meeting of the stockholders of Issuer convened to approve the Issuer Transactions.

(t) “knowledge” means (i) in the case of an individual, knowledge of a particular fact or other matter if (A) such individual is actually aware of such fact or other matter, or (B) a reasonably prudent individual would become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter; (ii) in the case of the Sellers, the actual or deemed knowledge (as provided in clause (i)(B) above) of (A) any individual who is serving on the board of managers of any Seller, (B) any individual who is serving as a director, officer, or general partner (or in any similar capacity) of HPC, and

(C) Oliver Burckhardt or Ann Custin; (iii) in the case of Issuer, the actual or deemed knowledge (as provided in clause (i)(B) above) of Dirk Kuyper, Peter Wulff or Ebun Garner; and (iv) in the case of any other Person, the actual or deemed knowledge (as provided in clause (i)(B) above) of any individual who is serving as a director, officer, or general partner (or in any similar capacity) of such Person.

(u) “Law” or “Laws” means any U.S., French, Luxembourg, provincial, state, local or foreign statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination or decision that has been be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(v) “Maximum Issuer Price” shall be the price that is equal to the closing price of the Issuer Common Stock on the trading date immediately prior to the date of this Agreement plus $1.00.

(w) “Minimum Issuer Price” shall be the price that is equal to the closing price of the Issuer Common Stock on the trading date immediately prior to the date of this Agreement minus $1.00.

(x) “Participating Scient’x Shareholders” means LuxCo I, LuxCo II and those Minority Scient’x Shareholders who deliver to Issuer Minority Purchase Agreements by the Closing containing an expenses provision substantially equivalent to Section 10.3(a) and 10.3(b) hereof.

(y) “Permitted Scient’x Encumbrances” means (i) all Liens approved in writing by Issuer; (ii) statutory Liens arising out of operation of Law with respect to a liability or obligation incurred in the ordinary course of business and which is not delinquent; (iii) such Liens and other imperfections of title as are not known to the Sellers and do not materially detract from the value or impair the use of the property subject thereto, make such property unmarketable or are not otherwise material; (iv) Liens for Taxes, business improvement district charges, water and sewer charges, and other governmental charges and impositions not yet subject to penalties for nonpayment or which are being actively contested in good faith by appropriate proceedings; (v) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ or other like Liens and security obligations that are not delinquent.

(z) “Permitted Issuer Encumbrances” means (i) all Liens approved in writing by the Sellers and HPC; (ii) statutory Liens arising out of operation of Law with respect to a liability or obligation incurred in the ordinary course of business and which is not delinquent; (iii) such Liens and other imperfections of title as are not known to Issuer and do not materially detract from the value or impair the use of the property subject thereto, make such property unmarketable or are not otherwise material; (iv) Liens for Taxes, business improvement district charges, water and sewer charges, and other governmental charges and impositions not yet subject to penalties for nonpayment or which are being actively contested in good faith by appropriate proceedings; (v) mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’, landlords’ or other like Liens and security obligations that are not delinquent.

(aa) “Person” means any natural person, corporation, partnership, association, trust, unincorporated organization, limited liability company, joint stock company, joint venture, non-corporate business enterprise, or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

(bb) “Representatives” mean the directors, officers, employees, independent contractors, agents, attorneys, advisors and other representatives of a Person.

(cc) “SEC” means the United States Securities and Exchange Commission.

(dd) “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party (or any other Subsidiary of such party) is a general partner (excluding partnerships, the general partnerships of which held by such party or a Subsidiary of such party do not have a majority of the voting interest of such partnership) or (ii) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

(ee) “Superior Proposal” means any unsolicited, bona fide written Issuer Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) made by a third party on terms which the Issuer Board or Issuer Special Committee determines in its good faith judgment to be more favorable from a financial point of view to the Issuer Stockholders than the Issuer Transactions, taken as a whole, and to have a reasonable likelihood of closing (assuming that HPC and its Affiliates would vote in favor of such Issuer Acquisition Proposal, if a vote of Issuer’s stockholders were required), after receiving advice from its financial advisor and outside counsel and taking into account all the terms and conditions of such proposal and this Agreement, the likelihood of consummation (assuming that HPC and its Affiliates would vote in favor of such Issuer Acquisition Proposal, if a vote of Issuer’s stockholders were required) and all financial, regulatory, legal and other factors.

(ff) “Unaffiliated Stockholder Vote” means the approval of the Issuer Voting Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Issuer Common Stock present and entitled to vote on such matter at the Issuer Stockholders Meeting, and voting for, against or abstaining on such proposal (excluding any shares beneficially owned or held of record by HPC, the Sellers, any of their respective Affiliates, and the directors and officers of the Issuer).

11.15 Certain Additional Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

Term	Section
368(a) Reorganization	8.9
Acquired Groupe Shares	Recitals
Acquired Scient’x Shares	Recitals
Acquired Scient’x Shares	Recitals
AcquisitinoCo Equity	6.2(a)
AcquisitionCo	Preamble
AcquisitionCo Organizational Documents	6.1(a)
AcquisitionHoldCo	Preamble
AcquisitionHoldCo Equity	6.2(b)
AcquisitionHoldCo Organizational Documents	6.1(a)
Action	2.11
Adverse Recommendation Change	8.6
AFSSAPS	2.22(a)
Agreement	Preamble
Antitrust Challenge	8.4(c)
Benefit Plan	2.20(a)
Brose	8.10
Business	3.6
Business Day	1.9
Closing	1.9
Closing Date	1.9
COBRA	2.19(c)(viii)
Code	Recitals
Copyrights	2.17(a)
Corporate Governance Agreement	Recitals
Deductible
DOJ	8.4(b)
End Date	10.1(f)
Environmental Law	2.16(e)
Equitable Exceptions	4.2
ERISA	2.19(a)(v)
ERISA Affiliate	2.19(a)(vi)
Excluded	2.9(c)
FCPA	2.23
FDA	2.22
FDCA	2.22
Fee Certificate	10.3(a)
FTC	8.4(b)
GAAP	2.5
Governmental Authority	2.4(a)

Term	Section
Groupe Acquired Scient’x Shares	Recitals
HPC	Preamble
HPC Advisors’ Fees	10.3(a)
HPC I	Preamble
HPC II	Preamble
Insurance Policies	2.14(a)
Intellectual Property	2.17(a)
Interim Period	7.1(a)
IRS	2.19(c)
Issuer	Preamble
Issuer Board	Recitals
Issuer Common Stock	Recitals
Issuer Copyrights	5.14(a)
Issuer Financial Statements	5.4(b)
Issuer Intellectual Property	5.14(a)
Issuer Intellectual Property Agreements	5.14(e)
Issuer Material Contracts	5.5(a)
Issuer Medical Device	5.15
Issuer New Redeemable Preferred Stock	5.2(a)
Issuer Patents	5.14(a)
Issuer Payment Programs	5.17(a)
Issuer Permits	5.8
Issuer Preferred Stock	5.2(a)
Issuer Product	5.18
Issuer SEC Reports	5.4(a)
Issuer Special Committee	Recitals
Issuer Stock Plans	5.2(a)
Issuer Stockholders’ Meeting	8.5(a)
Issuer Trademarks	5.14(a)
Issuer Transactions	Recitals
Issuer Voting Proposal	8.6
Liens	2.3(d)(vi)
Losses	2.11
LuxCo I	Recitals
LuxCo I Acquired Scient’x Shares	Recitals
LuxCo I Shares	1.2(a)
LuxCo II	Preamble
LuxCo II Shares	1.2(b)
Materials of Environmental Concern	2.16(e)
MDD	2.22

Term	Section
Medical Device	2.22
Minority Purchase Agreements	8.10
Minority Scient’x Shareholders	8.10
Minority Shareholder Agreements	8.10
MSM	8.10
Patents	2.17(a)
Payment Programs	2.27(a)
Permits	2.10
Prim	8.10
Products	2.17(j)(i)
Proxy Statement	8.5(a)
Purchase Price	1.2
Qualified Plan	2.19(a)(vii)
Related Parties	2.24
Release	1.4(b)
Required Issuer Vote	5.3
Returns	2.15(b)
Scient’x	Recitals
Scient’x Audited Financial Statements	9.2(e)
Scient’x Benefit Plan	2.20(a)
Scient’x Copyrights	2.17(a)
Scient’x Disclosure Schedule	ARTICLE II
Scient’x Distribution Agreement	2.6(a)
Scient’x Financial Statements	2.5
Scient’x Foreign Benefit Plan	2.19(a)(iii)
Scient’x Groupe	Recitals
Scient’x Groupe Acquisition Agreement	Recitals
Scient’x Groupe Shares	Recitals
Scient’x Intellectual Property	2.17(b)
Scient’x Intellectual Property Agreements	2.17(b)
Scient’x Interim Financial Statements	2.5
Scient’x Material Adverse Effect	ARTICLE II
Scient’x Material Contract	2.6
Scient’x Most Recent Balance Sheet	2.7
Scient’x Most Recent Balance Sheet Date	2.7
Scient’x Option	1.4(a)
Scient’x Option Plans	1.4(a)
Scient’x Option Termination Consideration	1.6(a)(ii)
Scient’x Patents	2.17(b)
Scient’x Payment Programs	2.27(a)

Term	Section
Scient’x Permits	2.10
Scient’x Return
Scient’x Shares	Recitals
Scient’x Trademarks	2.17(b)
Scient’x US Benefit Plan	2.19(a)(iv)
Securities Act	2.3(d)(vi)
Seller, Sellers	Preamble
Shares	1.2(b)
Specified Time	8.6
Statuts	2.1(a)
Tax	2.15(a)
Termination Fee	10.3(b)
Trade Secrets	2.17(a)
Trademarks	2.17(a)

11.16 Currency Conversion. Any provision in this Agreement containing a reference to a given number of United States dollars shall be deemed to refer to an equivalent value in any other applicable currency, based on the United States dollar foreign-exchange rates on the date of this Agreement, as published in the Wall Street Journal.

11.17 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.18 Language. The Parties hereto confirm that it is their wish that this Agreement, as well as all other documents related hereto, including legal notices, have been and shall be drawn up in the English language only and that such documents will be construed only in the English language. Les parties confirment leur desir que cet accord ainsi que tous les documents, y compris toutes les notifications qui s’y rattachent, soient rediges en langue anglaise.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

ALPHATEC HOLDINGS, INC.

By:	/s/ Dirk Kuyper
Name:	Dirk Kuyper
Title:	President & CEO

[ISSUER SIGNATURE PAGE TO ACQUISITION AGREEMENT]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

HEALTHPOINTCAPITAL PARTNERS, LP

BY: HGP, LLC, its general partner

By:	/s/ John H. Foster
Name:	John H. Foster
Title:	General Partner / Managing Director

HEALTHPOINTCAPITAL PARTNERS II, LP

BY: HGP II, LLC, its general partner

By:	/s/ John H. Foster
Name:	John H. Foster
Title:	General Partner / Managing Director

[HPC SIGNATURE PAGE TO ACQUISITION AGREEMENT]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

HEALTHPOINT (LUXEMBOURG) I SÀRL

Alexandra Petitjean
Manager

/s/ Alexandra Petitjean

Luxembourg Corporation Company S.A.
Manager

By:	/s/ Jan Willem Overheul
Name:	Jan Willem Overheul
Title:	Attorney in fact A

By:	/s/ Alexandra Petitjean
Name:	Alexandra Petitjean
Title:	Attorney in fact A

HEALTHPOINT (LUXEMBOURG) II SÀRL

Alexandra Petitjean
Manager

/s/ Alexandra Petitjean

Luxembourg Corporation Company S.A.
Manager

By:	/s/ Jan Willem Overheul
Name:	Jan Willem Overheul
Title:	Attorney in fact A

By:	/s/ Alexandra Petitjean
Name:	Alexandra Petitjean
Title:	Attorney in fact A

[LUXCO SIGNATURE PAGE TO ACQUISITION AGREEMENT]

Omitted Schedules

*Schedule 1.4(b) — Cancellation of Scient’x Options

*Schedule 2.2(a) — Subsidiaries

*Schedule 2.3(b) — Capital Structure

*Schedule 2.6 — Material Contracts

*Schedule 2.13(b) — Properties and Assets

*Schedule 2.17(b) — Intellectual Property Generally

*Schedule 2.17(f) — Intellectual Property Royalties

*Schedule 2.17(j) — Intellectual Property Agreements

*Schedule 2.18(a) — Officers, Directors and Key Employees

*Schedule 2.18(b) — Employment Contracts

*Schedule 2.18(c) — Severance Obligations

*Schedule 2.19(b) — Scient’x Benefit Plans

*Schedule 2.19(e) — Workers’ Compensation

*Schedule 2.20(c) — Employee Matters

*Schedule 2.25 — Customers

*Schedule 2.26 — Suppliers

*Schedule 2.29 — Product or Service Liability

*Schedule 9.1(e) — Consents

*	Schedules have not been filed pursuant to paragraph (b)(2) of Item 601 of Regulation S-K. Alphatec Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

EXHIBIT B

TO ACQUISITION AGREEMENT

OPTION CANCELLATION AGREEMENT AND RELEASE

This OPTION CANCELLATION AGREEMENT AND RELEASE (this “Release”) is entered into as of the date set forth on the signature page hereto, by and between Scient’x S.A., a French société anonyme (“Scient’x”), and the undersigned holder of options to purchase ordinary shares of Scient’x (“Holder”). This Release shall become effective at the time of the closing of the transaction (the “Effective Time”) contemplated by the Acquisition Agreement, dated as of December 17, 2009 (the “Acquisition Agreement”), by and among Alphatec Holdings Inc., a Delaware corporation (“Issuer”), [AcquisitionCo COOP], a Dutch cooperatie met uitsluiting van aansprakelijkheid, [AcquisitionHoldCo C.V.], a Dutch commanditaire vennootschap, HealthPoint (Luxembourg) I SÀRL, a Luxembourg société á responsabilité limitée unipersonnelle, HealthpointCapital Partners, L.P., a Delaware limited partnership, HealthPoint (Luxembourg) II, SÀRL, a Luxembourg société á responsabilité limitée unipersonnelle, and HealthpointCapital Partners II, L.P., a Delaware limited partnership.

1. Holder hereby represents and warrants that Holder is the holder of options to acquire ordinary shares of Scient’x (such options held by Holder, the “Scient’x Options”). Holder and Scient’x agree that at the Effective Time all of the Scient’x Options shall terminate, and thereafter the agreements pursuant to which the Scient’x Options were issued and any other instruments evidencing the Scient’x Options shall be of no further force or effect.

2. Provided that Holder remains an employee, a director or a service provider, as the case may be, to Scient’x or its Affiliates immediately following the Effective Time, Issuer shall grant to Holder immediately following the Effective Time an option to acquire shares of the common stock of Issuer (the “Issuer Option”) under the terms and conditions described in the Appendix to this Release.

3. Holder, as a condition to receiving the Issuer Option and on behalf of Holder and each of Holder’s affiliates, family members, beneficiaries and assigns (“Related Persons”), hereby releases and forever discharges Scient’x, Issuer and their individual, joint or mutual, affiliates, stockholders, successors and assigns (“Releasees”), from any and all claims, demands, proceedings, causes of action, court orders, obligations, agreements (express or implied), debts or liabilities whatsoever, whether known or unknown, both at law and in equity, which Holder or any of its Related Persons now has, has ever had or may hereafter have against the respective Releasees arising out of any matter, cause or event regarding the Scient’x Options.

4. This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. Holder acknowledges and agrees that all representations, warranties and agreements of Holder will be for the benefit of, and enforceable by, Scient’x (including from and after the Effective Time).

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Release as of the respective dates set forth below.

HOLDER:

Print Name:

Date:

, 2009

SCIENT’X S.A.:

By:
Print Name:
Title:

Date:

, 20

APPENDIX

TO

OPTION CANCELLATION AGREEMENT AND RELEASE

Terms of Option to Be Granted to Holder under

the Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan, including,

if applicable,

the French Sub-Plan Thereunder (collectively, the “Plan”)

Holder

Grant date	Closing date of the transaction contemplated by the Acquisition Agreement

Number of shares

Exercise price per share	The fair market value per share of Issuer common stock on the grant date determined in accordance with the Plan

Vesting schedule	Subject to Holder’s continued service, 25% of the option will vest and become exercisable on each of the first four anniversaries of the grant date

Sale of shares	After the fourth anniversary of the grant date

Expiration	After nine and one half (9.5) years, in the case of options granted under the French sub-plan, or ten (10) years in the case of all other options, after the grant date of the option, subject to earlier termination as provided by the Plan or stock option agreement

Other terms and conditions	The option will be subject to the terms and conditions of the Plan, including, if applicable, the French sub-plan and the applicable stock option agreement

EXHIBIT C

TO ACQUISITION AGREEMENT

SHARE PURCHASE AGREEMENT

by and among

ALPHATEC HOLDINGS, INC.,

[MINORITY SHAREHOLDER],

HEALTHPOINT (LUXEMBOURG) I SÀRL,

SCIENT’X GROUPE S.A.S.,

and, upon their joinder

in accordance with Section 5.7 hereof

[ACQUISTIONCO COOP]

and

[ACQUISITIONHOLDCO CV]

Dated as of              , 20

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of             , 2009, by and among Alphatec Holdings, Inc., a Delaware corporation (“Issuer”), [MINORITY SHAREHOLDER], a [jurisdiction of organization, type of entity] (“Seller”) and upon their joinder hereto as contemplated in Section 5.7, [AcquisitionCo COOP], a Dutch cooperatie met uitsluiting van aansprakelijkheid (“AcquisitionCo”) and [AcquisitionHoldCo C.V.], a Dutch commanditaire vennootschap (“AcquisitionHoldCo”), and, solely for purposes of Section 5.6, Scient’x Groupe S.A.S. (“Scient’x Groupe”) and Healthpoint (Luxembourg) I SÀRL (“LuxCo I”). Issuer, AcquisitionCo, AcquisitionHoldCo and Seller are sometimes referred to herein each, individually, as a “Party” and, collectively, as the “Parties.” Certain terms are defined in Section 10.14 or 10.15.

WHEREAS, the Board of Directors of Issuer (the “Issuer Board”), upon the unanimous recommendation of a special committee of the Issuer Board, has determined that it is in the best interests of its stockholders for Issuer to acquire 100% of the equity interests in Scient’x S.A., a French société anonyme (“Scient’x”);

WHEREAS, on the date hereof there are outstanding an aggregate of 13,936,262 ordinary shares, nominal value €0.25 per share (the “Scient’x Shares”) of Scient’x, and no other capital shares have been issued by Scient’x;

WHEREAS, Issuer has entered into an agreement with LuxCo I, HealthPoint (Luxembourg) II, S.à r.l., a Luxembourg société à responsabilité limitée (“LuxCo II”), HealthpointCapital Partners, L.P. (“HPC I”), HealthpointCapital Partners II, L.P. (“HPC II” and together with HPC I, “HPC”), and upon their joinder thereto as contemplated in Section 8.12 thereof, AcquisitionCo and AcquisitionHoldCo, dated as of December 17, 2009 (the “Scient’x Majority Acquisition Agreement”) pursuant to which Issuer proposes to indirectly acquire approximately 94.8% of the outstanding Scient’x Shares;

WHEREAS, Seller owns [                            ] Scient’x Shares (such Scient’x Shares owned by Seller, the “Minority Scient’x Shares”), representing approximately [    ]% of the outstanding Scient’x Shares;

WHEREAS, Issuer now desires to acquire, and Seller now desires to sell, the Minority Scient’x Shares upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition, Issuer will contribute a number of shares of the Issuer’s common stock, par value $0.0001 per share (“Issuer Common Stock”), determined in accordance with the terms of this Agreement, to AcquisitionHoldCo, which in turn shall contribute such shares to AcquisitionCo;

WHEREAS, in furtherance of such acquisition, AcquisitionCo will acquire the Minority Scient’x Shares in exchange for shares of Issuer Common Stock, upon the terms and subject to the conditions of this Agreement;

WHEREAS, the Issuer Board has approved this Agreement and the transactions contemplated by this Agreement, including the issuance of the shares of Issuer Common Stock to Seller upon the terms and subject to the conditions of this Agreement, in exchange for the Minority Scient’x Shares hereunder (collectively, the “Transaction”); and

2

WHEREAS, the Seller, Scient’x Groupe, and LuxCo I are party to that certain Shareholders’ Agreement dated as of             , 2008 (the “Shareholders’ Agreement”), setting forth certain rights, restrictions and other agreements relating to their relationship as shareholders of Scient’x.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES

1.1 Exchange of Shares. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to AcquisitionCo, and AcquisitionCo shall purchase, acquire and accept for delivery from Seller, the Minority Scient’x Shares.

1.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid by AcquisitionCo to Seller for the Minority Scient’x Shares shall be a number of shares of Issuer Common Stock (the “Shares”) equal to the product obtained by multiplying the Exchange Ratio by the number of Minority Scient’x Shares, subject to Section 7.3 hereof.

1.3 Fractional Shares. No certificates or scrip representing fractional Shares shall be issued pursuant to this Agreement and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Issuer. In lieu of such fractional share interest, if any, Seller shall be paid an amount in cash (without interest and subject to the amount of any withholding taxes) equal to the product obtained by multiplying (i) such fractional share interest to which Seller would otherwise be entitled by (ii) the Issuer Common Stock Price.

1.4 Payment of Purchase Price. At the Closing, Issuer shall pay to Seller the Purchase Price by delivery to Seller of the Shares, subject to Section 7.3 hereof.

1.5 Closing Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered to AcquisitionCo:

(a) duly executed share transfer forms (ordres de mouvement) or similar applicable transfer instrument for all of the Minority Scient’x Shares, completed pursuant to the terms hereof, and any other documents necessary for the transfer of good and marketable title to the Minority Scient’x Shares;

(b) tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Minority Scient’x Shares with the French tax authorities; and

1.6 Closing Deliveries by Issuer. At the Closing, Issuer and/or AcquisitionCo, as applicable, shall deliver, or cause to be delivered, to Seller pursuant to Section 1.4:

(a) a stock certificate in the name of Seller evidencing the number of Shares determined in accordance with Section 1.2;

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1.7 The Parties agree that all actions required to be taken, and all deliverables required to be delivered, at Closing shall be deemed to have been taken or delivered simultaneously.

1.8 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of ARTICLE VII, and subject to the satisfaction or waiver, as the case may be, of the conditions set forth in ARTICLE VI, the closing of the Transaction (the “Closing”) shall take place at 10:00 a.m. (Pacific time) on a date to be mutually agreed upon by the Parties (the “Closing Date”), which date shall be no later than the fifth Business Day after all the conditions set forth in ARTICLE VI (excluding conditions that, by their nature, cannot be satisfied until the Closing) shall have been satisfied or waived. The Closing shall take place at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, CA 94303, or at such other location as is agreed to by the Parties. For purposes of this Agreement, “Business Day” means any day other than a Saturday or a Sunday on which banks are opened in each of San Francisco, California, United States, New York, New York, United States, Paris, France and Luxembourg, Luxembourg.

1.9 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Closing, any further action is necessary or desirable to vest in AcquisitionCo full right, title and possession over the Scient’x Shares or to vest in Seller full right, title and possession over the Shares to be issued pursuant to this Agreement, Seller and the Issuer, as applicable, shall take, or cause to be taken, all such lawful and necessary or desirable action as is consistent with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING SELLER

The Seller hereby represents and warrants to Issuer that:

2.1 Organization and Qualification.

(a) Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Seller is duly qualified or licensed as a foreign entity to conduct business, and is in good standing, under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate would not have a material adverse effect upon the ability of Seller to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement. Seller is not in default under or in violation of any provision of its articles of association or similar governing document.

(b) Seller is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy or similar proceedings provided for by applicable Law.

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2.2 Authority; No Conflict; Required Filings.

(a) Seller has all requisite corporate or partnership (as applicable) power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Transaction, have been duly authorized by all corporate or partnership (as applicable) action on the part of Seller and no other proceedings are necessary.

(b) This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject only to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at Law); and (iii) an implied covenant of good faith and fair dealing (collectively, the “Equitable Exceptions”).

(c) The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement by Seller will not result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Scient’x Shares owned by Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or the Scient’x Shares owned by Seller are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Seller from performing its obligations under this Agreement.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Seller, in connection with the execution and delivery of this Agreement or the consummation of the Transaction, except for (i) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (ii) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Transaction on a timely basis.

2.3 Title to the Scient’x Shares. As of the date hereof, Seller is the record and beneficial owner of [NUMBER OF SHARES] Scient’x Shares. Such Minority Scient’x Shares are all the securities of Scient’x owned both of record or beneficially, by Seller. The Scient’x Shares owned by Seller are now and, at all times prior to the Closing will be, owned free and clear of all Liens, other than any Liens created by this Agreement.

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2.4 No Prior Agreements. Other than as provided in the Shareholders’ Agreement, Seller has not entered into any binding commitment to sell, exchange, transfer, distribute or otherwise dispose of all or any portion of the Minority Scient’x Shares and is under no legal obligation to do so.

2.5 Investment Intent.

(a) Seller acknowledges that the information supplied by Seller in the representations contained herein will be relied upon by the Issuer in concluding that the Shares have been issued pursuant to Regulation D under the Securities Act or another exemption from the U.S. securities registration requirements.

(b) Seller represents and warrants to Issuer that it (i) is acquiring the Shares for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof, (ii) either alone or together with its advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment, (iii) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (iv) has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Shares, (v) has, in connection with its decision to acquire the Shares, relied solely upon an independent investigation made by Seller and its advisors and the representations and warranties of the Issuer contained herein and (vi) understands and acknowledges that the Shares have not been registered under the Securities Act and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(c) Seller understands and acknowledges that the Shares issued under this Agreement will be “restricted securities” (as defined in Rule 144 under the Securities Act) and may not be sold or transferred, except in accordance with the terms of the legend set forth below. Seller further understands and acknowledges that the Shares will be inscribed with the following legends, or another legend to the same effect and agrees to the restrictions set forth therein:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, NOR WILL AN ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OF THE SHARES BY THE ISSUER UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SHARES AND THE TRANSFER THEREOF SHALL THEN BE IN EFFECT, (II) THE SHARES ARE PERMITTED TO BE RESOLD UNDER RULE 144 UNDER THE SECURITIES ACT (III) THE RESALE IS MADE OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND THE APPLICABLE LAWS OF SUCH NON-U.S. JURISDICTION OR (IV) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, THE SHARES ARE TRANSFERRED IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

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(d) Seller represents and warrants to Issuer that it will not, directly or indirectly, offer, sell, pledge, sell short, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Shares except in compliance with the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and any other applicable Laws.

2.6 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Seller, nor any of its Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Issuer, express or implied, at law or in equity, on behalf of Seller or any Subsidiary of Seller, and Seller and any of its Subsidiaries by this Agreement disclaim any such representation or warranty, whether by Seller, any of its Representatives or any other Person, notwithstanding the delivery or disclosure to Issuer or any other Person of any documentation or other information by Seller or any of its Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ISSUER

Except as may be set forth in Issuer’s SEC Reports (as defined below), Issuer represents and warrants to Seller as follows:

3.1 Organization and Qualification.

(a) Issuer is a corporation duly incorporated, validly existing and in corporate and tax good standing under the Laws of its jurisdiction of incorporation. Issuer is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate good standing, under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to a material adverse effect upon the Issuer. Issuer is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

(b) Issuer is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by applicable Law, nor has it requested an extension period pursuant to applicable Law.

3.2 Capital Structure.

(a) The authorized capital stock of Issuer consists of 200,000,000 shares of Issuer Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Issuer Preferred Stock”), and 15,000,000 shares of the Issuer Preferred Stock

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have been designated as New Redeemable Preferred Stock (the “Issuer New Redeemable Preferred Stock”). At the close of business on December 15, 2009, (i) 52,556,828 shares of Issuer Common Stock were issued and outstanding, (ii) no shares of Issuer Common Stock were held by Issuer in its treasury, (iii) 6,400,000 shares of Issuer Common Stock were reserved for issuance under Issuer’s Amended and Restated 2005 Employee, Director and Consultant Stock Plan (collectively, the “Issuer Stock Plans”) (of which 2,900,097 shares of Issuer Common Stock were subject to outstanding options to purchase shares of Issuer Common Stock granted under the Issuer Stock Plans), and (iv) 3,333,206 shares of the Issuer New Redeemable Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Issuer Common Stock and Issuer Preferred Stock are validly issued, fully paid-up and have been issued in full compliance with Issuer’s organizational documents. All Shares deliverable pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid, nonassessable and free of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such Shares are free and clear of any Liens and restrictions imposed by applicable Law.

(b) As of the date hereof, except as may be disclosed in the Issuer SEC Reports (as defined below), there are no warrants, convertible notes or other securities convertible or exchangeable for Issuer Common Stock or Issuer Preferred Stock or any rights thereto. Except as described in paragraph (a) above, and except as may be disclosed in the Issuer SEC Reports, there are no shares of voting or non-voting capital stock, equity interests or other securities of Issuer authorized, issued, reserved for issuance or otherwise outstanding.

(c) Except as may be disclosed in the Issuer SEC Reports, there are no bonds, debentures, notes or other indebtedness of Issuer having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Issuer may vote. Except as described in subsections 3.2(a) or 3.2(b) above, and except as may be disclosed in the Issuer SEC Reports or pursuant to obligations of Issuer upon the achievement of milestones pursuant to license agreements previously delivered to HPC or its Representatives, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Issuer is a party or bound obligating Issuer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Issuer.

(d) Except as may be disclosed in the Issuer SEC Reports, there are no outstanding contractual obligations of Issuer to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of Issuer. Except as may be disclosed in the Issuer SEC Reports, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of Issuer.

(e) Except as may be disclosed in the Issuer SEC Reports, There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Issuer or any of its Subsidiaries or any of the shareholders of Issuer is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of Issuer or any of its Subsidiaries.

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3.3 Authority; No Conflict; Required Filings.

(a) Issuer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Transaction, have been duly authorized by all corporate action on the part of Issuer and no other corporate proceedings are necessary except for under Issuer’s agreement with The NASDAQ Stock Market and The NASDAQ Stock Market’s rules incorporated by reference therein, to obtain the affirmative vote by the holders of a majority of the shares of Issuer Common Stock present (in person or by proxy) and constituting a quorum at a meeting of Issuer’s stockholders convened for the purpose of approving the transactions contemplated in the Scient’x Majority Acquisition Agreement (collectively, the “Majority Acquisition Transaction”) for the purpose of voting on such matter, in favor of the Majority Acquisition Transaction.

(b) This Agreement has been duly and validly executed and delivered by Issuer and constitutes a valid, legal and binding obligation of Issuer, enforceable against it in accordance with its terms, subject only to the Equitable Exceptions.

(c) The execution and delivery of this Agreement do not, and the performance by Issuer of its obligations hereunder and the consummation of the Transaction will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) its certificate of incorporation, bylaws or other equivalent organizational documents; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) Permit or Law or (B) judgment, decree or order, in each case applicable to it, or by which any of its properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which it is a party or by which its properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Issuer from performing its obligations under this Agreement, and except for any such conflicts, violations, defaults or other occurrences arising under, in connection with or resulting from the Issuer Credit Facility.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Issuer in connection with the execution and delivery of this Agreement or the consummation of the Transaction except for: (i) the filing with the SEC of preliminary and definitive proxy materials under the SEC’s proxy rules related to approval by Issuer’s stockholders of the Majority Acquisition Transaction; (ii) filings and consents in respect of the listing of the Shares to be issued in connection with the Transaction and the Majority Acquisition Transaction; (iii) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities; and (iv) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Transaction on a timely basis.

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3.4 SEC Filings; Financial Statements.

(a) Issuer has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC, together with all certifications required pursuant to the Sarbanes- Oxley Act of 2002, since June 2, 2006 (the “Issuer SEC Reports”), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and none of the Issuer SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Issuer SEC Reports. Issuer is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder applicable to it.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Issuer SEC Reports (collectively, the “Issuer Financial Statements”), at the time filed and as amended to date, (i) complies as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) is in conformity with GAAP applied on a consistent basis throughout the periods involved except as may otherwise be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q promulgated by the SEC, and (iii) fairly presents, in all material respects, the consolidated financial position of Issuer and its Subsidiaries as at the dates indicated and the consolidated results of operations and cash flows for the periods therein indicated, except, in the case of the unaudited interim financial statements for the absence of footnotes and normal year-end adjustments.

3.5 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, none of the Issuer, or any of its Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Seller, express or implied, at law or in equity, on behalf of Issuer or any Subsidiary of Issuer, and the Issuer and its Subsidiaries by this Agreement disclaim any such representation or warranty, whether by Issuer or any of its Representatives or any other Person, notwithstanding the delivery or disclosure to Seller or any other Person of any documentation or other information by Issuer or any of its Representatives or any other Person with respect to any one or more of the foregoing.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUISITIONHOLDCO AND ACQUISITIONCO

AcquisitionHoldCo and AcquisitionCo, upon their joinder to this Agreement after the date hereof, shall hereby represent and warrant to Seller as follows:

4.1 Organization and Qualification.

(a) AcquisitionCo is a Dutch cooperatie met uitsluiting van aansprakelijkheid duly organized, validly existing and in corporate and tax good standing (to the extent such concepts are applicable) under the Laws of The Netherlands. AcqusitionHoldCo is a Dutch commanditaire vennootschap, duly organized, validly existing and in corporate and tax good standing (to the extent such concepts are applicable) under the Laws of The Netherlands. AcquisitionCo has made available to Seller, to the extent requested by Seller in writing, true, complete and correct copies of its deed of incorporation or formation and entity charter or other organizational documents, as applicable (the “AcquisitionCo Organizational Documents”) and AcquisitionHoldCo has made available to Seller, to the extent requested by Seller in writing, true, complete and correct copies of its deed of incorporation or formation and entity charter or other organizational documents, as applicable (the “AcquisitionHoldCo Organizational Documents”). Neither AcquisitionCo nor AcquisitionHoldCo is in default under or in violation of any provision, respectively, of the AcquisitionCo Organizational Documents or the AcquisitionHoldCo Organizational Documents.

(b) AcquisitionCo and AcquisitionHoldCo were formed solely for the purposes of engaging in the transactions contemplated by this Agreement and by the Scient’x Majority Acquisition Agreement, and neither has (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transaction contemplated by this Agreement and the Scient’x Majority Acquisition Agreement, (iii) incurred any liabilities other than in connection with the transactions contemplated by this Agreement and the Scient’x Majority Acquisition Agreement or (iv) entered into any agreements or arrangements other than in connection with the transactions contemplated by this Agreement and by the Scient’x Majority Acquisition Agreement.

(c) Neither of AcquisitionCo nor AcquisitionHoldCo is in a state of insolvency or unable to meet its payment obligations as they become due and is not and neither has ever been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by applicable Law, nor has it requested an extension period pursuant to applicable Law.

4.2 Capital Structure.

(a) The equity interests of AcquisitionCo consist of membership interests in AcquisitionCo (the “AcquisitionCo Equity”), which, as of the date of the joinder of AcqusitionCo to this Agreement, are owned 100% by AcquisitionHoldCo and its Affiliates. All of the AcquisitionCo Equity is validly issued, fully paid-up and has been issued in full compliance with the AcquisitionCo Organizational Documents.

(b) The equity interests of AcquisitionHoldCo consist of general partnership and limited partnership interests (the “AcquisitionHoldCo Equity”), which, as of the date of the joinder of AcqusitionHoldCo to this Agreement, are owned 100% by Issuer and its Affiliates. All of the AcquisitionHoldCo Equity is validly issued, fully paid-up and has been issued in full compliance with the AcquisitionHoldCo Organizational Documents.

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(c) As of the date hereof, there are no options, warrants, convertible notes or other securities exercisable, convertible or exchangeable for AcquisitinoCo Equity, AcquisitionHoldCo Equity, or any rights thereto. Except as described in Section 4.2(a) or (b) above, there are no shares of voting or non-voting capital stock, equity interests or other securities of AcquisitionCo or AcquisitionHoldCo authorized, issued, reserved for issuance or otherwise outstanding.

(d) There are no bonds, debentures, notes or other indebtedness of AcquisitionCo or AcquisitionHoldCo having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of AcquisitionCo or AcqusitionHoldCo may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which AcquisitionCo or AcquisitionHoldCo is a party or bound obligating AcquisitionCo or AcquisitionHoldCo to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of AcquisitionCo or AcquisitionHoldCo.

(e) There are no outstanding contractual obligations of AcquisitionCo or AcquisitionHoldCo to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of AcquisitionCo or AcquisitionHoldCo. There are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of AcquisitionCo or AcquisitionHoldCo.

(f) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which AcquisitionCo or AcquisitionHoldCo or any of the shareholders of AcquisitionCo or AcquisitionHoldCo is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of AcquisitionCo or AcquisitionHoldCo.

4.3 Authority; No Conflict; Required Filings.

(a) AcquisitionCo and AcquisitionHoldCo have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Transaction and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of their obligations hereunder and the consummation of the Transaction and other transactions contemplated hereby, have been duly authorized by all corporate action on the part of AcquisitionCo and AcquisitionHoldCo and no other corporate proceedings are necessary.

(b) An instrument of joinder to this Agreement has been duly and validly executed and delivered by AcquisitionCo and AcquisitionHoldCo and this Agreement constitutes a valid, legal and binding obligation of AcquisitionCo and AcquisitionHoldCo, enforceable against each of them in accordance with its terms, subject only to the Equitable Exceptions.

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(c) The execution and delivery of an instrument of joinder to this Agreement do not, and the performance by AcquisitionCo and AcquisitionHoldCo of their obligations hereunder and the consummation of the Transaction and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) respectively, the AcquisitionCo Organizational Documents or the AcquisitionHoldCo Organizational Documents; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) Permit or Law or (B) judgment, decree or order, in each case applicable to either of them, or by which any of their respective properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which either of them is a party or by which their respective properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay AcquisitionCo or AcquisitionHoldCo from performing their obligations under this Agreement

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to AcquisitionCo or AcquisitionHoldCo in connection with the execution and delivery of this Agreement or the consummation of the Transaction or other transactions contemplated hereby except for: (i) the filing by the Issuer with the SEC of preliminary and definitive proxy materials under the SEC’s proxy rules related to approval by Issuer’s stockholders of the Majority Acquisition Transaction; (ii) filings and consents to be made or obtained by Issuer in respect of the listing of the Shares to be issued in connection with the Transaction and the Majority Acquisition Transaction; (iii) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (iv) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Transaction on a timely basis.

4.4 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, none of AcquisitionCo, AcquisitionHoldCo or any of their Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Seller, express or implied, at law or in equity, on behalf of AcquisitionCo, AcquisitionHoldCo or any other Subsidiary of Issuer, and the Issuer and its Subsidiaries by this Agreement disclaim any such representation or warranty, whether by AcquisitionCo, AcquisitionHoldCo or any of their Representatives or any other Person, notwithstanding the delivery or disclosure to Seller or any other Person of any documentation or other information by Issuer or any of its Representatives or any other Person with respect to any one or more of the foregoing.

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ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Restriction on Transfer. Seller covenants and agrees that, between the date hereof and the earlier to occur of the Closing or such earlier time as this Agreement is terminated in accordance with ARTICLE VII (such period being hereinafter referred to as the “Interim Period”), except as expressly required by this Agreement or as required by applicable Law or unless Issuer shall otherwise consent in writing, it shall not transfer, sell, assign, encumber, hypothecate, pledge, convey in trust, donate, or otherwise dispose of in any manner, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntarily or by operation of law, any of the Minority Scient’x Shares.

5.2 Reasonable Efforts; Further Assurances.

(a) Each Party shall use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in ARTICLE VI, as applicable to each of them. Each Party, at the reasonable request of any other, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Transaction.

(b) Subject to the terms and conditions hereof, each Party shall use its respective commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction.

(c) No Party shall take any action or fail to take any commercially reasonable action permitted by this Agreement if such action or failure to take action could reasonably be expected to result in any of the conditions to the Closing set forth in ARTICLE VI of this Agreement not being satisfied as of the Closing Date.

5.3 Notification of Certain Matters.

(a) Seller shall give prompt notice to Issuer, and Issuer shall give prompt notice to Seller, of the occurrence or non-occurrence of (i) any event, the occurrence or non-occurrence of which would reasonably be expected to result in any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3(a) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(b) Seller shall give prompt notice to Issuer, and Issuer shall give prompt notice to Seller of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transaction; (ii) any notice or other communication from any Governmental Authority in connection with the Transaction; and (iii) any change that would be considered reasonably likely to impair the ability of any Party to consummate the transactions contemplated by this Agreement.

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5.4 NASDAQ Listing. Issuer shall use its commercially reasonable efforts to cause the Shares to be authorized for listing on the NASDAQ Global Market, subject to official notice of issuance, prior to the issuance of such Shares.

5.5 Public Announcements. Except as otherwise required by applicable Law, court process or as provided elsewhere herein, prior to the Closing or the earlier termination of this Agreement pursuant to ARTICLE IX, the Parties shall not issue or cause the publication of any press release or other public announcement with respect to the Transaction without the consent of Issuer.

5.6 Shareholders’ Agreement. Solely in connection with the Majority Acquisition Transaction, each of Seller, Scient’x Groupe and LuxCo I hereby waives any rights it may have in the Shareholders Agreement related to the Tag Along Rights [and the Seller Put Option] ([in each case ]as defined in the Shareholders’ Agreement). Each of Seller, Scient’x Groupe and LuxCo I hereby acknowledges and agrees that upon the consummation of the Transaction, the Shareholders’ Agreement shall terminate with respect to Seller, and upon the Consummation of the Majority Acquisition Transaction, the Shareholders’ Agreement shall terminate with respect to LuxCo I, and upon such terminations, the relevant party shall no longer be bound by the terms and conditions of the Shareholders’ Agreement, nor shall such party enjoy any rights thereunder. For the avoidance of doubt, it is understood that in the case of a conflict between the provisions of the Shareholders’ Agreement and this Agreement, the provisions of this Agreement shall prevail.

5.7 Formation and Joinder of AcquisitionCo and AcquisitionHoldCo. As promptly as is reasonably practicable after the date hereof, Issuer shall complete the formation of AcquisitionCo and AcquisitionHoldCo, including, as applicable, (i) the preparation, execution and delivery, notarization and, to the extent necessary, filing with the necessary Governmental Authorities the requisite documents, including the AcquisitionCo Organizational Documents and the AcquisitionHoldCo Organizational Documents, (ii) the provision of adequate capital, (iii) the appointment of the requisite officers, directors or managers, (iv) the making of the requisite U.S. federal income tax entity classification elections, and (v) the undertaking of such other acts as may be necessary or advisable to effect the formation of AcquisitionCo and AcquisitionHoldCo. Upon the completion of such formation, Issuer shall cause AcquisitionCo and AcquisitionHoldCo to join this Agreement as Parties hereto, by their execution and delivery of an instrument of joinder in substantially the form of Exhibit B attached hereto. Each of the other Parties hereby consents to such joinder, which shall not be deemed to constitute an amendment hereto, and which shall not require any other consent, agreement or signature.

ARTICLE VI

CONDITIONS TO CLOSING

6.1 Conditions to Obligations of Each Party to Effect the Transaction. The obligations of each Party to effect and consummate the Transaction shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable Law:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Law or prohibition preventing the consummation of the Transaction shall be

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and remain in effect, nor shall there be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Transaction, which makes the consummation of the Transaction illegal. There shall not be any investigation, proceeding or litigation instituted, commenced, pending or threatened in writing by any Governmental Authority relating to the Transaction, that would or is reasonably likely to (i) restrain, limit, enjoin, prevent, restrict, prohibit, or make illegal in whole or in part, the Transaction or (ii) result in material damages being imposed on Issuer, AcquisitionCo, Seller or any of their respective Affiliates.

(b) Closing Under Scient’x Majority Acquisition Agreement. The closing shall have occurred under the Scient’x Majority Acquisition Agreement and the Majority Acquisition Transactions shall have been consummated.

6.2 Additional Conditions to Obligations of Issuer. The obligations of Issuer to effect the Transaction are also subject to the following conditions, any and all of which may be waived in writing by Issuer, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties set forth in Article II shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and complete as of such date).

(b) Agreements and Covenants. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

6.3 Additional Conditions to Obligations of Seller. The obligation of Seller to effect the Transaction is also subject to the following conditions, any and all of which may be waived in writing by Seller, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Issuer set forth in Article III and the representations and warranties of AcquisitionCo and AcquisitionHoldCo set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement (or the date of such party’s joinder hereto, as applicable) and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and complete as of such date).

(b) Agreements and Covenants. Issuer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) Registration Rights Agreement. Issuer shall have executed and delivered to Seller the Registration Rights Agreement in substantially the form attached hereto as Exhibit A.

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ARTICLE VII

TERMINATION AND AMENDMENT

7.1 Termination. This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing:

(a) by mutual written consent of (i) Issuer and (ii) Seller;

(b) by either (i) Issuer or (ii) Seller if the Scient’x Majority Acquisition Agreement is terminated pursuant to its terms;

(c) by either Issuer or Seller if either (i) a Governmental Authority shall have issued an order or taken any other action that, in each case, has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Transaction or a transaction on substantially similar terms and conditions, unless the Party seeking termination under this Section 7.1(c) has not complied in all material respects with its obligations under this Agreement;

(d) by Issuer, if Issuer is not in material breach of its obligations under this Agreement, and if (i) at any time any of the representations and warranties of Seller herein are or become untrue or inaccurate such that Section 6.2(a) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(d)) or (ii) there has been a breach on the part of Seller of any covenants or agreements contained in this Agreement such that Section 6.2(b) will not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(d)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after written notice thereof to Seller;

(e) by Seller, if Seller is not in material breach of its obligations under this Agreement, and if (i) at any time the representations and warranties of Issuer herein become untrue or inaccurate such that Section 6.3(a) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(e)), or (ii) there has been a breach on the part of Issuer of any of its respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(e)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after written notice thereof to Issuer;

7.2 Effect of Termination. Except as provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement will forthwith become void, and there will be no liability on the part of any Party or any of its respective Representatives to the other and all rights and obligations of any Party will cease, except that nothing herein will relieve any Party from liability for any breach of any representation, warranty, covenant or agreement contained in this Agreement if such breach was willful and a material cause of such termination. The provisions of this Section 7.2 (Effect of Termination), Section 7.3 (Fees and Expenses) and Article X (Miscellaneous Provisions) (to the extent applicable to such surviving sections) of this Agreement shall remain in full force and effect and shall survive any termination of this Agreement.

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7.3 Fees and Expenses.

(a) Except as expressly provided herein, all fees and expenses incurred by the Parties in connection with this Agreement and the transactions contemplated hereby shall be paid by the relevant Party incurring such fees and expenses, whether or not the Transaction is consummated, provided, however, that (i) Issuer and the Participating Scient’x Shareholders shall share the filing fees for all pre-merger notification reports under the HSR Act and any other applicable Antitrust Law relating to the Transaction and/or the Majority Acquisition Transaction as follows: (A) all of such fees shall be paid in cash by Issuer as they are due to the applicable authorities; and (B) upon and subject to the Closing, twenty eight percent (28%) of the total amount of such fees shall be paid pro rata by the Participating Scient’x Shareholders through a reduction in the number of shares of Issuer Common Stock otherwise payable to the Participating Scient’x Shareholders in the manner set forth in Section 7.3(b) below, (ii) Issuer and Seller shall share equally the cost of registering the transfer of the Scient’x Shares with the French tax authorities and the relevant registration duties (droits d’enregistrement), as follows: (A) all of such fees shall be paid in cash by Issuer as they are due to the applicable authorities; and (B) upon and subject to the Closing, the total amount of such fees shall be paid by Seller through a reduction in the number of shares of Issuer Common Stock otherwise payable to HPC in the manner set forth in Section 7.3(b) below, (iii) Issuer shall reimburse Scient’x, upon request by Scient’x from time to time, for the accounting fees relating to the conversion of the Scient’x Financial Statements and the Scient’x Interim Financial Statements into GAAP, subject to receipt of invoices for same and proof of payment, and (iv) the attorney’s fees and the fees of Canaccord Adams incurred by HPC in connection with the Scient’x Majority Acquisition Agreement and the transactions contemplated thereby (the “HPC Advisors’ Fees”) shall be paid as follows: (A) HPC shall provide to Issuer a certificate executed by an authorized officer or partner of HPC, dated as of the Closing Date (the “Fee Certificate”), certifying as of such date the aggregate amount of the HPC Advisors’ Fees (including an itemized list showing the Person to whom such amount is owed as of the Closing Date, or to whom such fees have been paid prior to the Closing Date, and attaching proof of payment of same); (B) upon and subject to the Closing and receipt of the Fee Certificate, Issuer shall reimburse HPC for the portion of the HPC Advisors’ Fees that HPC has paid, as set forth in the Fee Certificate, and shall pay the remaining balance of such fees; and (C) the aggregate amount of the HPC Advisors’ Fees shall be paid pro rata by the Participating Scient’x Shareholders through a reduction in the number of shares of Issuer Common Stock otherwise payable to the Participating Scient’x Shareholders in the manner set forth in Section 7.3(b) below.

(b) The amounts due from the Participating Scient’x Shareholders under clauses (i) and (iv) of Section 7.3(a) above shall be aggregated as of the Closing and shall be paid by the Participating Scient’x Shareholders through a pro rata reduction in the number of shares of Issuer Common Stock otherwise payable to such Participating Scient’x Shareholder pursuant to Section 1.4 hereof, provided, that for this purpose pro rata shall mean a fraction, the numerator of which is number of Scient’x Shares held by the Participating Scient’x Shareholder, and the denominator of which is the number of Scient’x Shares held by all of the Participating Scient’x Shareholders. The amounts due from Seller under clause (ii) above shall be aggregated as of the Closing and shall be paid by Seller through a reduction in the number of shares of Issuer Common Stock otherwise payable to Seller pursuant to Section 1.4 hereof. The number of shares of Issuer Common Stock subject to such reductions shall be determined based on the Issuer Common Stock Price.

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7.4 Amendment. Any term of this Agreement may be amended, only with the written consent of Issuer, Seller. Any amendment effected in accordance with this Section 7.4 shall be binding upon each Party.

ARTICLE VIII

MISCELLANEOUS

8.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within twenty-four (24) hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

(a)	If to Issuer:

Alphatec Holdings, Inc.
5818 El Camino Real
Carlsbad, CA 92008
Attn: Ebun Garner, General Counsel
Fax: 760-431-9083

With a copy to:

DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, California, 94303
Telecopier: (650) 833-2001
E-Mail: diane.frankle@dlapiper.com
Attention: Diane Holt Frankle

(b)	If to Seller:

c/o

Telecopier:
E-Mail:
Attn:

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the date of receipt or refusal.

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8.2 Interpretation. When a reference is made in this Agreement to Sections, subsections or schedules, such reference shall be to a Section, subsection or schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.4 Entire Agreement. This Agreement (including any exhibits or schedules hereto), the Registration Rights Agreement and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

8.5 Assignment and Successors. Except as explicitly set forth herein, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and their successors and assigns. This Agreement shall not be assigned by operation of Law or otherwise, except that Issuer may assign all or any of its rights hereunder to any Affiliate, provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

8.6 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No covenant or other undertakings in this Agreement shall constitute an amendment to any employee benefit plan, policy, program, or arrangement and any covenant or undertaking that suggests that an employee benefit plan, policy, program, or arrangement will be amended shall be effective only upon the adoption of a written amendment in accordance with the amendment procedures of such plan, policy, program, or arrangement

8.7 Failure or Indulgence Not Waiver; Remedies Cumulative; Waivers. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available. To the maximum extent permitted by Law, (i) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one party

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will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. At any time prior to the Closing, any Party may extend the time for the performance of any of the obligations or other acts required hereunder of any other Party, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto made by any other Party and waive compliance with any of the agreements or conditions contained herein by any other Party. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Party to be bound thereby.

8.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that jurisdiction excluding (to the greatest extent a Delaware court would permit) any rule of Law that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

8.9 Enforcement. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties acknowledge and agree that each other party hereunder would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a party hereunder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party hereunder may be entitled, at Law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

8.10 Consent to Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Delaware and (c) consents to service of process in the State of Delaware in the same manner as notice may be delivered in accordance with Section 8.1. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

8.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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8.12 Survival. All representations and warranties of Seller, AcquisitionCo. and the Issuer contained in this Agreement or incorporated herein by reference or in any certificate delivered by any of the Parties pursuant hereto will terminate upon, and will not survive, the Closing. Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement to be performed by Seller, AcquisitionCo and the Issuer prior to Closing will terminate and not survive the Closing.

8.13 Certain Definitions. For purposes of this Agreement, unless the context otherwise requires, the term:

(a) “Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, but not limited to, any partnership or joint venture in which the Person (either alone, or through or together with any of its Subsidiaries) has, directly or indirectly, an interest of 10% or more.

(b) “contract” means any contract, plan, undertaking, understanding, agreement, license, lease, permit, franchise, note, bond, mortgage, indenture, binding commitment or other instrument or obligation, whether written or oral.

(c) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other securities, as trustee or executor, by contract or credit arrangement or otherwise.

(d) “Scient’x Outstanding Shares” means the number of Scient’x Shares outstanding on the Closing Date.

(e) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) “Exchange Ratio” means the quotient obtained by dividing the number of Issuer Consideration Shares by the number of Scient’x Outstanding Shares.

(g) “Governmental Authority” means any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal or judicial body, constituted anywhere in the world, whether it be national, federal, provincial, state, local or municipal.

(h) “Issuer Common Stock Price” means the average closing price of the Issuer Common Stock over the 5 trading day period ending on the trading day that is three (3) trading days prior to the Closing Date, as reported in the Wall Street Journal; provided, such average closing price is not (i) greater than the Maximum Issuer Price, in which case the Issuer Common Stock Price shall be equal to the Maximum Issuer Price, or (ii) less than the Minimum Issuer Price, in which case the Issuer Common Stock Price shall be equal to the Minimum Issuer Price.

(i) “Issuer Consideration Shares” means 24,000,000 shares of Issuer Common Stock.

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(j) “Law” or “Laws” means any U.S., French, Luxembourg, provincial, state, local or foreign statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination or decision that has been be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(k) “Lien” means any lien, claim, security interest, pledge or encumbrance of any kind or nature whatsoever.

(l) “Maximum Issuer Price” shall be the price that is equal to the closing price of the Issuer Common Stock on the trading date immediately prior to the date of this Agreement plus $1.00.

(m) “Minimum Issuer Price” shall be the price that is equal to the closing price of the Issuer Common Stock on the trading date immediately prior to the date of this Agreement minus $1.00.

(n) “Participating Scient’x Shareholders” means Seller, LuxCo I, LuxCo II and those other holders of Scient’x Shares who deliver to Issuer purchase agreements by the Closing in substantially the form hereof, or otherwise containing an expenses provision substantially equivalent to Section 7.3 hereof.

(o) “Permit” means any license, permit, franchise, approval, registration, certificate and authorization issued by any Governmental Authority.

(p) “Person” means any natural person, corporation, partnership, association, trust, unincorporated organization, limited liability company, joint stock company, joint venture, non-corporate business enterprise, or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

(q) “Representatives” means the directors, officers, employees, independent contractors, agents, attorneys, advisors and other representatives of a Person.

(r) “SEC” means the United States Securities and Exchange Commission.

(s) “Securities Act” means United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t) “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party (or any other Subsidiary of such party) is a general partner (excluding partnerships, the general partnerships of which held by such party or a Subsidiary of such party do not have a majority of the voting interest of such partnership) or (ii) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

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8.14 Certain Additional Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

Term	Section
AcquisitionCo	Preamble
AcquisitionCo Equity	4.2
AcquisitionCo Organizational Documents	4.1
AcquisitionCo Organizational Documents	4.1
AcquisitionHoldCo	Preamble
AcquisitionHoldCo Equity	4.2
Agreement	Preamble
Business Day	1.8
Closing	1.8
Closing Date	1.8
Equitable Exceptions	2.2
Fee Certificate	7.3
HPC	Recitals
HPC Advisors’ Fees	7.3
HPC I	Recitals
HPC II	Recitals
Interim Period	5.1
Issuer	Preamble
Issuer Board	Recitals
Issuer Common Stock	Recitals
Issuer Financial Statements	3.4
Issuer New Redeemable Preferred Stock	3.2
Issuer Preferred Stock	3.2
Issuer SEC Reports	3.4
Issuer Stock Plans	3.2
LuxCo I	Preamble
LuxCo II	Recitals
Majority Acquisition Transaction	3.3
Minority Scient’x Shares	Recitals
Party or Parties	Preamble
Purchase Price	1.2
Scient’x	Recitals
Scient’x Groupe	Preamble
Scient’x Majority Acquisition Agreement	Recitals
Scient’x Shares	Recitals
Seller	Preamble
Shareholders’ Agreement	Recitals
Shares	1.2
Transaction	Recitals

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8.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.16 Language. The Parties hereto confirm that it is their wish that this Agreement, as well as all other documents related hereto, including legal notices, have been and shall be drawn up in the English language only and that such documents will be construed only in the English language.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

ALPHATEC HOLDINGS, INC.

By:
Name:
Title:

[SELLER]

By:
Name:
Title:

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above solely for purposes of Section [5.6] hereof.

SCIENT’X GROUPE S.A.S.

By:
Name:
Title:

HEALTHPOINT (LUXEMBOURG) I SÀRL

Alexandra Petitjean
Manager

Luxembourg Corporation Company S.A.
Manager

By:
Name:	Jan Willem Overheul
Title:	Attorney in fact A

By:
Name:	Alexandra Petitjean
Title:	Attorney in fact A

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

(see Exhibit E to Scient’x Majority Acquisition Agreement)

EXHIBIT B

Joinder to Share Purchase Agreement dated as of [—], 20

As set forth in Section 5.7 of that certain Share Purchase Agreement, dated as of [—], 20     (the “Agreement”), by and among Alphatec Holdings, Inc., a Delaware corporation, [MINORITY SHAREHOLDER], Healthpoint (Luxembourg) I SÀRL, a société à responsabilité limitée registered with the Luxembourg trade and companies register, and Scient’x Groupe S.A.S., a French société par actions simplifiée, by executing this Joinder, the undersigned hereby agree to become party to and to be bound as either AcquisitionCo or AcquisitionHoldCo (as set forth below) and shall be entitled to all of the benefits and subject to all of the obligations of either AcquisitionCo or AcquisitionHoldCo pursuant to the terms and subject to the conditions of the Agreement.

ACQUISITIONCO

By: [AcquisitionCo COOP], a Dutch cooperatie met uitsluiting van aansprakelijkheid

By:
Name:
Title:
Date:

ACQUISITIONHOLDCO

By: [AcquisitionHoldCo C.V.], a Dutch commanditaire vennootschap

By:
Name:
Title:
Date:

EXHIBIT D

TO ACQUISITION AGREEMENT

Joinder to Acquisition Agreement dated as of December 17, 2009

As set forth in Section 8.12 of that certain Acquisition Agreement, dated as of December 17, 2009 (the “Agreement”), by and among Alphatec Holdings, Inc., a Delaware corporation, HealthpointCapital Partners, L.P., a Delaware limited partnership, HealthpointCapital Partners, II L.P., a Delaware limited partnership, HealthPoint (Luxembourg) I S.à r.l., a société à responsabilité limitée registered with the Luxembourg trade and companies register, and HealthPoint (Luxembourg) II, S.à r.l., a société à responsabilité limitée registered with the Luxembourg trade and companies register, by executing this Joinder, the undersigned hereby agree to become party to and to be bound as either AcquisitionCo or AcquisitionHoldCo (as set forth below) and shall be entitled to all of the benefits and subject to all of the obligations of either AcquisitionCo or AcquisitionHoldCo pursuant to the terms and subject to the conditions of the Agreement.

ACQUISITIONCO

By: [AcquisitionCo COOP], a Dutch cooperatie met uitsluiting van aansprakelijkheid

By:
Name:
Title:
Date:

ACQUISITIONHOLDCO

By: [AcquisitionHoldCo C.V.], a Dutch commanditaire vennootschap

By:
Name:
Title:
Date:

EXHIBIT E

TO ACQUISITION AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of [—], 2010 (this “Agreement”), by and among Alphatec Holdings, Inc., a Delaware corporation (the “Issuer”), HealthpointCapital Partners, L.P., a Delaware limited partnership (“HPC”), HealthpointCapital Partners II, L.P., a Delaware limited partnership (“HPC II” and together with HPC, the “HPC Entities”), and each additional person who becomes a party hereto pursuant to Section 11(b) or 11(c) by signing a counterpart signature page to this Agreement in the form of Exhibit A attached hereto.

INTRODUCTION

Reference is made to (i) the Stockholders’ Agreement, dated as of March 17, 2005 (the “Stockholders’ Agreement”), among the Issuer, HPC and the Investors party thereto, and (ii) the Subscription Agreement, dated June 4, 2009, by and between the Issuer and HPC II (the “Subscription Agreement”). Pursuant to Section 5 of the Stockholders’ Agreement and Article IV of the Subscription Agreement, HPC and HPC II, respectively, have certain registration rights with respect to shares of the Issuer’s common stock, par value $0.0001 per share (“Issuer Common Stock”).

Reference is made to the Acquisition Agreement, dated as of December 17, 2009, by and among the Issuer, the HPC Entities, Healthpoint (Luxembourg) I S.à r.l., a Luxembourg société à responsabilité limitée (“LuxCo I”), HealthPoint (Luxembourg) II, S.à r.l, a Luxembourg société à responsabilité limitée (“LuxCo II”), [AcquisitionCo COOP], a Dutch cooperatie met uitsluiting van aansprakelijkheid (“AcquisitionCo”) and [AcquisitionHoldCo CV], a Dutch commanditaire vennootschap (“AcquisitionHoldCo”), (the “Acquisition Agreement”). Pursuant to the Acquisition Agreement, AcquisitionCo acquired ordinary shares of Scient’x, S.A. (“Scient’x”) and Scient’x Groupe S.A.S. from Affiliates of the HPC Entities in exchange for a number of shares of Issuer Common Stock determined in accordance with the Acquisition Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Acquisition Agreement.

In connection with the acquisition of such shares of Issuer Common Stock by the HPC Entities, and to induce the HPC Entities and Issuer to consummate the transactions set forth in the Acquisition Agreement, (i) the Issuer has agreed to enter into this Agreement and to grant to the HPC Entities the rights set forth in this Agreement and (ii) the HPC Entities have agreed to enter into this Agreement and to waive or terminate previously granted registration rights under the Stockholders Agreement and the Subscription Agreement as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement, the HPC Entities and the Issuer agree as follows:

1. Definitions. For purposes of this Agreement:

“Acquisition Closing Date” means the date on which the closing of the transactions contemplated by the Acquisition Agreement occurs.

“Commission” means the United States Securities Exchange Commission.

“Eligible Market” means (i) The Nasdaq Global Market Select, (ii) The Nasdaq Global Market, (iii) The Nasdaq Capital Market, (iv) The New York Stock Exchange, Inc., (v) the American Stock Exchange or (vi) the OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Registration” means until the 135th day after the Acquisition Closing Date, a resale registration of shares of Issuer Common Stock that are issued and sold by Issuer to third parties in a private placement transaction that is consummated after the signing of the Acquisition Agreement and prior to the Acquisition Closing Date. For the avoidance of doubt, a resale registration that qualifies as an “Excluded Registration” pursuant to the previous sentence shall no longer qualify as an “Excluded Registration” if such registration has not become effective by the 135th day after the Acquisition Closing Date.

“Holder” means (i) each of the HPC Entities with respect to shares of Issuer Common Stock held by the HPC Entities and/or any of their Affiliates, (ii) upon becoming a party to this Agreement in accordance with Section 11(c), the Minority Scient’x Shareholders (as defined herein) with respect to shares of Issuer Common Stock held by the Minority Scient’x Shareholders, and (iii) any person to whom the rights or obligations under this Agreement with respect to all or a portion of the Registrable Securities have been transferred or assigned in accordance with Section 11(b).

“Post Closing Period” means the period ending on (a) the 90th day after the Acquisition Closing Date or (b) if a resale registration statement is filed by the Issuer prior to the Acquisition Closing Date to register shares of Issuer Common Stock that are issued and sold by Issuer to third parties in a private placement transaction that is consummated after the signing of the Acquisition Agreement and prior to the Acquisition Closing Date, the 135th day after the Acquisition Closing Date.

“prospectus” means any preliminary prospectus, final prospectus or summary prospectus prepared in connection with an offering of any Registrable Securities.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing with the Commission a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

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“Registration Expenses” means all expenses in connection with the Issuer’s performance of or compliance with its obligations under this Agreement, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate); (iii) printing expenses; (iv) messenger, telephone and delivery (including delivery by mail or courier services) expenses; (v) fees, expenses and disbursements of counsel for the Issuer and of all independent certified public accountants retained by the Issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (vi) Securities Act liability insurance if the Issuer so desires; (vii) fees, expenses and disbursements of any other individuals or entities retained by the Issuer in connection with the registration of the Registrable Securities; (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange on which the Issuer has made application for the listing of its Common Stock; (ix) internal expenses of the Issuer (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit) and (x) fees and expenses of one counsel selected by Holders of a majority of the Registrable Securities. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or counsel fees in addition to those provided for in clause (x) above and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.

“Registrable Securities” means any shares of Issuer Common Stock owned by any Holder, but only to the extent such shares of Issuer Common Stock constitute “restricted securities” under Rule 144 under the Securities Act or the Holder thereof is deemed to be an “affiliate” of the Issuer under Rule 144; provided, however, that Registrable Securities shall not include any shares of Issuer Common Stock (i) that have been sold to the public pursuant to a registration statement or Rule 144, (ii) that have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned, or (iii) that cease to be outstanding.

“Requestor” means either of the HPC Entities, until such time as neither of the HPC Entities, nor any of their Affiliates or limited or general partners, holds any Registrable Securities, and thereafter any Holder or Holders who, in the aggregate, beneficially own at least 50% of the securities that constitute Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended.

2. Demand Registrations.

(a) Request for Registration. At any time and from time to time after the expiration of the Post Closing Period, a Requestor may submit a written request (a “Demand Notice”) to the Issuer that the Issuer register Registrable Securities under and in

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accordance with the Securities Act (a “Demand Registration”), of all or any portion of the Registrable Securities; provided that the Registrable Securities to be included in such registration shall have a market value on the date such Demand Notice is received of at least $10 million, based on the closing price of the Issuer Common Stock on the trading day immediately preceding the day on which the Demand Notice is delivered, or shall represent at least three percent (3%) of the total shares of Issuer Common Stock then outstanding, or shall represent all Registrable Securities then outstanding. Such Demand Notice shall specify the number and description of Registrable Securities to be sold. Upon receipt of the Demand Notice, the Issuer shall:

(i) within five Business Days after receipt of such Demand Notice, give written notice of the proposed registration to all other Holders; and

(ii) as soon as commercially practicable after expiration of the notice period set forth in this Section 2(a)(ii), use commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Issuer and who provide the information required by Section 10 of this Agreement within 20 Business Days after the date the Issuer mails the written notice referred to in clause (i) above. If no request for inclusion from a Holder is received within such specified time, such Holder shall have no further right to participate in such registration.

Notwithstanding the foregoing, if the Issuer shall furnish to the Holders a certificate signed by the chief executive officer or chief financial officer of the Issuer stating that in the good faith judgment of the disinterested members of the board of directors of the Issuer, filing a registration statement on or before the date filing would be required in connection with any Demand Registration would materially interfere with any pending or contemplated acquisition, divestiture, financing, registered primary offering, or other transaction involving the Issuer, or would otherwise be materially detrimental to the Issuer and its stockholders other than the Holders or their Affiliates, the Issuer shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 60 calendar days; provided, that such right shall not be exercised more than twice with respect to a request for registration hereunder during any period of twelve consecutive months. The Issuer will pay all Registration Expenses in connection with such withdrawn request for registration.

(b) Shelf Registration. If at the time the Issuer registers Registrable Securities under the Securities Act pursuant to this Section 2, the sale or other disposition of such Registrable Securities by the Holders may be made on a delayed or continuous basis pursuant to a registration statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Issuer under the Exchange Act), or if Form S-3 is not available for use by the Issuer, Form S-1 (or any successor form that permits the incorporation by reference of future filings by the Issuer under the Exchange Act), then such registration statement, unless otherwise directed by the Requestor, shall be filed as a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities in one or more

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underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Requestor and set forth in the plan of distribution included in the registration statement. Except as provided in Section 6(b) hereof, the Issuer shall use commercially reasonable efforts to keep such “shelf” registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such registration statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Issuer for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. Upon their receipt of a certificate signed by the chief executive officer or chief financial officer of the Issuer stating that, in the judgment of the Issuer, it is advisable to suspend use of a prospectus included in a registration statement due to pending or contemplated material developments or other events that have not yet been publicly disclosed and as to which the Issuer believes public disclosure would be detrimental to the Issuer, the Holders will refrain from making any sales of Registrable Securities under the shelf registration statement for a period of up to 60 calendar days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Issuer more than twice in any twelve-month period (counting as a permitted exercise any exercise by the Issuer of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a)). Each Holder agrees that, upon receipt of such notice from the Issuer, such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to the shelf registration statement until the earlier of (X) the expiration of the period indicated in the certificate, if any, and (Y) the Holders’ receipt of a notice from the Issuer to the effect that such suspension has terminated; and shall treat such notice and any non-public information received in connection therewith in the strictest confidence and shall not disseminate such information. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in the Holders’ possession, of the most recent resale prospectus covering such Registrable Securities at the time of receipt of such suspension notice.

(c) Underwriting. In connection with any registration under this Section 2, if the Requestor intends to distribute the Registrable Securities covered by any registration under this Section 2 by means of an underwriting, it shall so advise the Issuer in writing; provided that any such underwritten registration shall be on a firm commitment basis and shall represent gross offering proceeds to the Holders aggregating at least $10 million. In such event, the right of any Holder to include its Registrable Securities in such distribution shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. The Holders proposing to distribute their securities through such underwriting shall (together with the Issuer) enter into an underwriting agreement with one or more underwriters selected by the Requestor having terms and conditions customary for such agreements (which underwriter or underwriters shall be reasonably acceptable to the Issuer). Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit a portion of the number of Registrable Securities to be included in such distribution. The Issuer shall so advise all Holders distributing Registrable Securities through such underwriting, and the number of Registrable Securities that may be included in such underwriting shall be allocated among the Holders in such manner as may be determined by the Requestor.

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(d) Limitations.

(i) The Issuer shall not be obligated to effect (A) more than two registrations under this Section 2 in any twelve (12) month period, (B) any Demand Registration covering more than 25 million shares of Registrable Securities, or (C) to have more than one (1) “shelf” registration statement pursuant to Rule 415 effective under the Securities Act at any time (other than shelf registrations filed pursuant to Rule 429 under the Securities Act); provided, that a registration pursuant to this Section 2 shall not be counted (X) unless the registration statement pursuant to which such Registrable Securities are being registered is declared effective by the SEC, or (Y) if following such effectiveness, the Issuer delivers a certificate pursuant to Section 2(b) suspending the use of the related prospectus prior to the sale of at least a majority of the Registrable Securities by the Holders covered by such registration statement.

(ii) The Issuer shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Issuer’s request for information pursuant to Section 10; provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Issuer shall use commercially reasonable efforts to include such Registrable Securities in such registration statement.

3. Piggy-back Registration.

(a) Notice of Registration. If at any time or from time to time the Issuer shall determine to register any of its capital stock, whether or not for its own account (other than pursuant to a Demand Registration, an Excluded Registration, any registration effected pursuant to Form S-4, S-8 or any successor forms, any registration relating solely to the sale of securities to participants in Issuer employee benefit plans, any registration relating to the reorganization of the Issuer or other transaction under Rule 145 of the Securities Act, or any registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (other than information relating to the Holders)), the Issuer shall:

(i) provide to each Holder written notice thereof at least 15 Business Days prior to the filing of the registration statement by the Issuer in connection with such registration; and

(ii) include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Holder received by the Issuer within ten Business Days after the Issuer mails the written notice referred to above, subject to the provisions of this Section 3.

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Upon their receipt of a certificate signed by the chief executive officer or chief financial officer of the Issuer stating that, in the judgment of the Issuer, it is advisable to suspend use of a prospectus included in a registration statement due to pending or contemplated material developments or other events that have not yet been publicly disclosed and as to which the Issuer believes public disclosure would be detrimental to the Issuer, the Holders will refrain from making any sales of Registrable Securities under the registration statement for a period of up to 60 calendar days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Issuer more than twice in any twelve-month period (counting as a permitted exercise any exercise by the Issuer of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a)). Each Holder agrees that, upon receipt of such notice from the Issuer, such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to the shelf registration statement until the earlier of (X) the expiration of the period indicated in the certificate, if any, and (Y) the Holders’ receipt of a notice from the Issuer to the effect that such suspension has terminated; and shall treat such notice and any non-public information received in connection therewith in the strictest confidence and shall not disseminate such information. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in the Holders’ possession, of the most recent resale prospectus covering such Registrable Securities at the time of receipt of such suspension notice.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Issuer in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Issuer) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Issuer and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of a portion of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Issuer shall so advise all Holders distributing Registrable Securities through such underwriting, and in the event that Registrable Securities in a registration would exceed twenty five percent (25%) of all shares included in such registration, the Issuer may limit the number of Registrable Securities included in such registration to not less than twenty five (25%) of the number of shares included in such registration, and in such case the number of Registrable Securities that may be included in such registration shall be allocated among the Holders in such manner as may be determined by the Requestor.

(c) Right to Terminate Registration. The Issuer shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include Registrable Securities in such registration without incurring any liability to any Holder.

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(d) Limitations.

(i) The Issuer shall not be required to include more than 25 million shares of Registrable Securities in any individual registration under this Section 3.

(ii) The Issuer shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Issuer’s request for information pursuant to Section 10; provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Issuer shall use commercially reasonable efforts to include such Registrable Securities on such registration statement.

(iii) Notwithstanding anything to the contrary contained herein, Registrable Securities which are subject to any lock-up or covered by an effective registration statement on Form S-3 will not be entitled to the registration rights set forth in this Section 3.

4. Holdback Agreements.

(a) Holders of Registrable Securities. Notwithstanding anything contained herein to the contrary and to the extent not inconsistent with applicable law, upon the request of the applicable underwriter, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of Issuer Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the 10 days prior to and the 90 days after the effective time of any underwritten piggy-back registration pursuant to Section 3 hereof in which any of such holder’s Registrable Securities are included (except as part of such underwritten piggy back registration) (a “Stand-off Period”), except as otherwise agreed to by the underwriter managing any such underwritten registration. If (i) the Issuer issues an earnings release or other material news or a material event relating to the Issuer during the last 17 days of the Stand-off Period or (ii) prior to the expiration of the Stand-off Period, the Issuer announces that it will release earnings results during the 16 day period beginning upon the expiration of the Stand-off Period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the Stand-off Period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be. Notwithstanding the foregoing, the provisions of this Section 4(a) shall only apply if (i) all officers and directors of the Issuer enter into similar agreements and (ii) no such officer or director is released in whole or in part from his or her obligations under such agreement unless all Holders are similarly released from the provisions of this Section 4(a) as to the same percentage of their Issuer Common Stock as to which such officer or director is released.

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(b) The Issuer. The Issuer shall agree to such limitation on its public sale or distribution of Issuer Common Stock as may be reasonably requested by the managing underwriters in connection with any underwritten registration; provided, that such limitations shall not continue beyond the 135th day after the effective date of the registration statement in question.

5. Expense of Registration. All Registration Expenses incurred in connection with the registration and other obligations of the Issuer pursuant to Sections 2, 3 and 6 shall be borne by the Issuer, and all underwriting discounts and selling commissions incurred in connection with any such registrations shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

6. Registration Procedures. If and whenever the Issuer is required by the provisions of this Agreement to effect the registration of Registrable Securities, the Issuer shall:

(a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form that may be utilized by the Issuer and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and use all commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and remain effective thereafter as provided in this Agreement, provided, that if a Holder’s Registrable Securities are covered by such registration statement, then prior to filing a registration statement or prospectus or any amendments or supplements thereto, the Issuer will furnish to the Requestor, its counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

(b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided, that, (i) except in the case of a shelf registration, such registration statement need not be kept effective and current for longer than 90 days subsequent to the effective date of such registration statement and (ii) in the case of a shelf registration, such shelf registration need not be kept effective and current after the second anniversary of the effective date of such registration statement;

(c) subject to receiving reasonable assurances of confidentiality and subject to limitations reasonably imposed by the Issuer to preserve attorney client privilege, for a reasonable period after the filing of such registration statement, and throughout each period during which the Issuer is required to keep a registration effective, make available for inspection by the Holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Issuer, and cause the officers, directors, employees, counsel and independent certified public accountants (subject to

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such reasonable procedures and limitations as such parties may require) of the Issuer to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(d) promptly notify the Holders of Registrable Securities being offered and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included in such registration statement or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the Financial Industry Regulatory Authority (“FINRA”), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and at the request of any Holder, the Issuer will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(e) furnish to each Holder of Registrable Securities being offered, a signed counterpart, addressed to such Holder (and, if applicable, any of its Affiliates), of (i) any opinion of counsel to the Issuer delivered to any underwriter and (ii) any comfort letter from the Issuer’s independent public accountants delivered to any underwriter;

(f) furnish to each Holder of Registrable Securities being offered, and any underwriters, prospectuses or amendments or supplements thereto, in such quantities as they may reasonably request and as soon as practicable, that update previous prospectuses or amendments or supplements thereto;

(g) use all commercially reasonable efforts to (i) register or qualify the Registrable Securities to be included in a registration statement under this Agreement under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any Holder of such Registrable Securities being offered or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Holder; provided, however, that the Issuer shall not

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be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 6(g) or (y) consent to general service of process in any such jurisdiction;

(h) cause all such Registrable Securities to be listed or accepted for quotation on an Eligible Market (provided, that the Issuer shall use all commercially reasonable efforts to cause such Eligible Market to be one of the stock exchanges identified in clauses (i) through (v) of the definition of “Eligible Market”);

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j) upon the sale of any Registrable Securities pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities; and

(k) otherwise use all commercially reasonable efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning not later than the first day of the Issuer’s fiscal quarter next following the effective date of the related registration statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

7. Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Agreement:

(a) To the extent permitted by law, the Issuer agrees to indemnify and hold harmless each Holder, and each of its respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Holder within the meaning of the Securities Act (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages, liabilities, charges, actions, proceedings, demands, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), whether joint or several, arising out of or based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to such registration statement, offering circular or other document incident to any such registration or compliance, (ii) any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to the Issuer, in each case, relating to action or inaction required of the Issuer in connection with any such registration; and the Issuer shall promptly reimburse any Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with

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investigating and defending any such Losses; provided, however, that the Issuer will not be liable in any such case to the extent that any such Losses arises out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such registration statement, prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Issuer, in writing, by such Holder expressly for use therein. If requested by any underwriter (as defined in the Securities Act) of the Registrable Securities, the Issuer also shall indemnify such underwriter and any of its officers, affiliates, directors, partners, members and agents and each person who controls such underwriter on substantially the same basis as that of the indemnification provided above in this Section 7(a).

(b) Each Holder of Registrable Securities being offered will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Holder, indemnify and hold harmless the Issuer, each of its directors and officers and each underwriter (if any), and each other selling Holder and each other person, if any, who controls the Issuer, another selling Holder or such underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or allegedly untrue statement of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to the registration statement, offering circular or other document incident to any such registration or compliance or (ii) any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, in each case if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Issuer by such selling Holder expressly for use therein, and shall reimburse the Issuer, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Losses. The indemnification obligations hereunder of each Holder of Registrable Securities being offered shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder from the sale of Registrable Securities giving rise to the applicable claim, less all other amounts paid as damages in respect thereof.

(c) In order for a person (the “Indemnified Party”) to be entitled to any indemnification provided for under Section 7(a) or (b) in respect of, arising out of or involving a claim made by any person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the party required to provide the indemnification (the “Indemnifying Party”) in writing of the Third Party Claim promptly following receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

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(d) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof by notifying the Indemnified Party in writing to such effect within 30 days of receipt of the Indemnified Party’s notice of such Third Party Claim; provided, however, such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing of an election to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party then shall have the right to employ separate counsel at its own expense and to participate in the defense thereof, and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel); provided, further, that the Indemnifying Party shall not have the right to assume the defense of such Third Party Claim unless (i) the Indemnifying Party acknowledges fully the rights of the Indemnified Party (and does not contest, as a whole or in part) the Indemnified Party’s indemnification rights for the Third Party Claim, (ii) the counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party is kept informed of all material developments and is furnished copies of all material papers filed or sent to or from the opposing party or parties and (iv) the Indemnifying Party prosecutes the defense of such Third Party Claim with commercially reasonable diligence in a manner which does not materially prejudice the defense of such Third Party Claim. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such Third Party Claim. In the event the Indemnifying Party elects (by notice in writing within such 30 day period) to assume the defense of or otherwise control the handling of any such Third Party Claim for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys’ fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnified Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such Third Party Claim. If the Indemnifying Party assumes such defense in accordance with this Section 7(d), the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense.

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Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

(e) If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(f) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to in this Agreement, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The contribution obligation of a Holder hereunder, if any, shall be limited to the amount of any net proceeds actually received by such Holder from the sale of Registrable Securities giving rise to the applicable claim, less all other amounts paid as damages in respect thereof.

(g) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Issuer shall use all commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act; and

(c) furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Issuer.

The provisions of this Section 8 shall terminate on the date on which there are no Holders of Registrable Securities

9. Termination of Registration Rights. With the exception of Section 8, no Holder shall be entitled to exercise any right provided for in this Agreement after the date on which all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act.

10. Information To Be Provided by and Received from the Holders. Each Holder whose Registrable Securities are to be included in any registration pursuant to this Agreement, as a condition to having such Registrable Securities so included, shall furnish the Issuer, upon at least three Business Days request, such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Issuer and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law (including, without limitation, a signed Notice and Questionnaire in the form attached as Exhibit B hereto). Each Holder agrees to provide the Issuer with any updates to such information as promptly as practicable during the effectiveness of the registration statement. The Issuer may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information at least five (5) Business Days prior to the initial filing of the registration statement (or such shorter period requested by the Issuer). The Holders each agree that information relating to the Issuer obtained by such Holder or by such Holder’s Affiliates or representatives shall be deemed confidential and shall not be used by such Holder as the basis for any market transactions in the securities of the Issuer unless and until such information is made generally available to the public.

11. Miscellaneous.

(a) No Inconsistent Agreements. Except for the registration rights being terminated or waived pursuant to Section 11(k) hereof, the Issuer represents and warrants to the Holders that it has not entered into, and covenants with the Holder that it will not enter into, any agreement with respect to the Issuer Common Stock which is inconsistent with, dilutes or violates the registration rights granted to the Holders under this Agreement.

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(b) Transfer of Rights. Each Holder shall be entitled to transfer or assign at any time any of its rights (but only with all related obligations) under this Agreement, in connection with the transfer of all or a portion of its Registrable Securities, to any of the following: (i) any partner (including a general or limited partner) or retired partner of any Holder that is a partnership, (ii) any Affiliate of such Holder, (iii) any stockholder of any Holder that is a corporation, (iv) any member of any Holder that is a limited liability company or (v) any transferee that acquires at least the greater of 10% of the total number of Registrable Securities or 750,000 shares of Registrable Securities (subject to appropriate adjustment for any stock split, stock dividend, recapitalization or similar transaction); provided, that in each such case, the Issuer receives written notice within ten (10) days of any transfer and the transferee agrees to be bound by the terms of this Agreement by signing a counterpart signature page to this Agreement in the form of Exhibit A attached hereto.

(c) Minority Scient’x Shareholders. In the event that any of BROSE PE TREUHAND GmbH, a German Gesellschaft mit beschränkter Haftung (“Brose”), MEDICAL STRATEGIES MANAGEMENT & CONSULTING SERVICE LTD., a Cyprus corporation (“MSM”) and PRIM, S.A., a Spanish Sociedad Anónima (“PRIM” and together with Brose and MSM, the “Minority Scient’x Shareholders”) enter into share purchase agreements with Issuer, AcquisitionHoldCo and AcquisitionCo (the “Minority Purchase Agreements”) providing for the sale and transfer of their shares in Scient’x to AcquisitionCo for the same consideration per share as contemplated in the Acquisition Agreement and calculated based on the Exchange Ratio set forth in the Acquisition Agreement, then each such Minority Shareholder that has entered into a Minority Purchase Agreement shall have the right to become a party to this Agreement by execution of a counterpart signature page hereto in the form of Exhibit A attached hereto. Upon becoming a party to this Agreement, each such Minority Scient’x Shareholder shall be deemed a Holder for all purposes under this Agreement.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing to the address provided for notices set forth on the signature page hereto, as updated from time to time by written notice from the Holders to the Issuer, and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below prior to 6:30 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below on a day that is not a Business Day or later than 6:30 p.m. (Eastern time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

(e) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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(f) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Issuer and the Requestor; provided, that no amendment is required to effect the inclusion of the Minority Scient’x Shareholders as parties to this Agreement pursuant to Section 11(c). Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Issuer. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) Governing Law; Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that jurisdiction excluding (to the greatest extent a Delaware court would permit) any rule of Law that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Delaware and (c) consents to service of process in the State of Delaware in the same manner as notice may be delivered in accordance with Section 11(d). Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h) Attorneys’ Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

(i) Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The Issuer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders of a majority of the Registrable Securities.

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(k) Termination and Waiver of Prior Registration Rights. Upon execution of this Agreement by the Issuer and HPC II, the registration rights set forth in Article IV of the Subscription Agreement shall terminate and be of no further force and effect, and HPC II waives any non-compliance therewith. For so long as this Agreement shall remain effective, the HPC Entities hereby waive any registration rights they may have with respect to shares of Issuer Common Stock under Section 5 of the Stockholders’ Agreement. In the event of any conflict between the Stockholders’ Agreement and this Agreement, this Agreement shall govern.

(l) Rule of Construction. The parties hereto acknowledge and agree that (i) each party and its counsel, if so represented, reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures appear on following pages]

18

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

ALPHATEC HOLDINGS, INC.

By:
Name:
Title:

Address for Notice:

Alphatec Holdings, Inc. 5818 El Camino Real Carlsbad, CA 92008 Attn: Ebun Garner, General Counsel Fax: 760-431-9083 with a copy to:

Mintz Levin Chrysler Center 666 Third Avenue New York, NY 10017 Attention: Michael Fantozzi Facsimile: (212) 983-3115 Email: MLFantozzi@mintz.com

[Issuer Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

HEALTHPOINTCAPITAL PARTNERS, L.P.
BY:	HGP, LLC, its general partner

By:
Name:	John H. Foster
Title:	General Partner / Managing Director

ADDRESS FOR NOTICE:

505 Park Avenue 12th Floor New York, NY 10022 Attention: John H. Foster
Facsimile: (1) 212.935.6878 with a copy to:

Covington & Burling LLP 265 Strand London, WC2R 1BH Attention: Peter Laveran

Facsimile: (20) 7067 2222 Email: plaveran@cov.com

[HPC Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

HEALTHPOINTCAPITAL PARTNERS II, LP

BY:	HGP II, LLC, its general partner

By:
Name:	John H. Foster
Title:	General Partner / Managing Director

ADDRESS FOR NOTICE:

505 Park Avenue 12th Floor New York, NY 10022 Attention: John H. Foster
Facsimile: (1) 212.935.6878 with a copy to:

Covington & Burling LLP 265 Strand London, WC2R 1BH Attention: Peter Laveran

Facsimile: (20) 7067 2222 Email: plaveran@cov.com

[HPC II Signature Page to Registration Rights Agreement]

Exhibit A

Counterpart Signature Page

to Registration Rights Agreement dated as of [—], 2010

By executing this signature page, the undersigned hereby agrees to become party to and to be bound as a “Holder” by all of the terms and conditions of the Registration Rights Agreement, dated as of [—], 2010 (the “Agreement”), by and among Alphatec Holdings, Inc., a Delaware corporation (the “Issuer”), and the parties named therein and authorizes this signature page to be attached as a counterpart to such agreement. This counterpart signature page shall take effect and shall become an integral part of the Agreement immediately upon acceptance hereof by the Issuer.

EXECUTED this      day of                 .

Holder:
By:
Name:
Title:

Address for Notice:

ACCEPTED:

ALPHATEC HOLDINGS, INC.

By:
Name:
Title:

Exhibit B

Form of Notice and Questionnaire

Selling Shareholder Notice and Questionnaire

The undersigned beneficial holder of shares of common stock, par value $0.0001 per share (the “Registrable Securities”), of Alphatec Holdings, Inc. (the “Company”), understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”), for the registration and resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated [                     ], 2010 (the “Registration Rights Agreement”), between the Company, Healthpoint Capital Partners, L.P., Healthpoint Capital Partners II, L.P. and certain other shareholders of the Company. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling shareholder in the related Prospectus, deliver (or cause to be delivered) a Prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below).

Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling shareholders in the Prospectus and will not be permitted to sell any Registrable Securities pursuant to the Registration Statement. Beneficial owners are required to complete and deliver this Notice and Questionnaire on or before the third (3rd) day prior to the effectiveness of the Registration Statement so that such beneficial owners may be named as selling shareholders in the related Prospectus at the time the Registration Statement becomes effective.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

1

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, each of its directors, each of its officers, each underwriter (if any), each other selling Holder, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related Prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1. (a) Full legal name of Selling Shareholder:

(b) Full legal name of registered holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) are held:

(d) Taxpayer identification or social security number of Selling Shareholder:

(e) If the Selling Shareholder is an entity, please state the jurisdiction of formation of the entity, the name of the natural person or persons ultimately controlling the voting and disposition of the entity’s shares, the person’s or persons’ relationship with the entity (including direct and indirect ownership and/or control of the entity), and the name and position of the authorized signatory for the entity:

Type of Entity: ___________________________________________________________________

Jurisdiction of Formation: ___________________________________________________________

Natural Person’s or Persons’ Name(s) with control over voting of the shares:

Natural Person’s or Persons’ Name(s) with control over disposition of the shares:

2

Relationship of Natural Person or Persons with Entity:

Name/Position of Authorized Signatory: ______________________________________________________________

2. Address for notices to Selling Shareholder:

Telephone: ____________________________________________________________________________________

Fax: __________________________________________________________________________________________

Email: ________________________________________________________________________________________

Contact Person: _________________________________________________________________________________

3. Beneficial ownership of Registrable Securities:

(a) Number of Registrable Securities beneficially owned:

(b) Do you disclaim beneficial ownership of any Registrable Securities?

YES              NO

If “YES,” please identify below the securities of which you are disclaiming beneficial ownership, and provide the name(s) of the person(s) who should be shown as the beneficial owner of such securities and the relationship of such person(s) to you.

3

(c) Do you intend to register for resale all of your Registrable Securities in the Prospectus? NOTE: The Registration Rights Agreement contains limitations on the number of shares that you may include in the Registration Statement.

YES              NO

If you answered “NO” to Question 3(c) above, please indicate below the maximum number of Registrable Securities that you request to include in the Registration Statement and the number of shares of Registrable Securities that you would own following the completion of the offering, assuming that you sold the maximum number of shares being included in the Registration Statement.

                     shares to be included in the Registration Statement

                     shares beneficially owned following the offering

4. Beneficial ownership of other securities of the Company’s owned by the Selling Shareholder:

EXCEPT AS SET FORTH BELOW IN THIS ITEM (4), THE UNDERSIGNED IS NOT THE BENEFICIAL OR REGISTERED OWNER OF ANY SECURITIES OF THE COMPANY OTHER THAN THE REGISTRABLE SECURITIES LISTED ABOVE IN ITEM (3) (“OTHER SECURITIES”).

(a) Type and amount of Other Securities beneficially owned by the Selling Shareholder:

(b) CUSIP No(s). (if applicable) of such Other Securities beneficially owned:

(c) Do you disclaim beneficial ownership of any Other Securities?

YES              NO

If “YES,” please identify below the securities of which you are disclaiming beneficial ownership, and provide the name(s) of the person(s) who should be shown as the beneficial owner of such securities and the relationship of such person(s) to you.

4

5. Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or their predecessors or affiliates) during the past three years.

State any exceptions here:

6. Nature of the Selling Shareholder:

(a) Is the Selling Shareholder:

a reporting company under the Exchange Act?

Yes              No

a majority owned subsidiary of a reporting company under the Exchange Act?

Yes              No

or a registered investment company under the Investment Company Act?

Yes              No

If so, please state which one

If the entity is a majority owned subsidiary of a reporting company, identify the majority shareholder that is a reporting company.

If the entity is not any of the above, identify the natural person or persons having voting and investment control over the Company’s securities that the entity owns.

(b) Is the Selling Shareholder a registered broker-dealer?

Yes              No

If yes, state whether the Selling Shareholder received the Registrable Securities as compensation for underwriting activities and, if so, provide a brief description of the transaction(s) involved.

5

State whether the Selling Shareholder is an affiliate of a broker-dealer and if so, list the name(s) of the broker-dealer affiliate(s). For purposes of this Item 6(b), an “affiliate” of a broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such broker-dealer, and does not include individuals employed by any such broker-dealers or by any of their affiliates.

Yes              No

If the answer is “Yes,” you must answer the following:

If the Selling Shareholder is an affiliate of a registered broker-dealer, the Selling Shareholder purchased the Registrable Securities (i) in the ordinary course of business and (ii) at the time of the purchase of the Registrable Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities.

Yes              No

If the answer is “No,” state any exceptions here:

If the answer is “No,” this may affect your ability to be included in the Registration Statement.

[SIGNATURE PAGE FOLLOWS]

6

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Shareholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Shareholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:                      , 2010

Name of Beneficial Owner:

By:
Name:
Title:

Please return the completed and executed Notice and Questionnaire by [                     ], 2010 to:

Ebun S. Garner, Esq.

General Counsel and Vice President

Alphatec Spine, Inc.

5818 El Camino Real | Carlsbad, CA 92008

email: egarner@alphatecspine.com

phone: (760) 494.6748 | fax: (760) 431.9083

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